Exhibit 10.13

201 JONES ROAD
WALTHAM, MASSACHUSETTS
WALTHAM WESTON CORPORATE CENTER

Lease Dated March 9, 2011

THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in a certain building (the “Building”) known as, and with an address at, 201 Jones Road, Waltham, Massachusetts 02451.

The parties to this Indenture of Lease hereby agree with each other as follows:

ARTICLE I

Reference Data

1.1                   Subjects Referred To

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article:

Landlord:	STONY BROOK ASSOCIATES LLC, a Delaware limited liability company

Landlord’s Original Address	c/o Boston Properties Limited Partnership Prudential Center 800 Boylston Street, Suite 1900 Boston, Massachusetts 02199-8103

Landlord’s Construction Representative:	Michael Bowers

Tenant:	Care.com, Inc., a Delaware corporation

Tenant’s Original Address:	1400 Main Street Waltham, MA

Tenant’s Construction Representative:	Steven Boulanger

Commencement Date:	As defined in Section 2.4 of this Lease.

Estimated Commencement Date:	April 8, 2011

Outside Completion Date:	June 1, 2011

Term (Sometimes Called the “Original Term”):	Sixty two (62) calendar months (plus the partial month, if any, immediately following the Commencement Date), unless extended or sooner terminated as provided in this Lease.

Extension Option:	One (1) period of five (5) years as provided and on the terms set forth in Section 9.18 hereof.

The Site:

That certain parcel of land known as and numbered 201 Jones Road, Waltham, Middlesex County, Massachusetts, being more particularly described in Exhibit A attached hereto, together with any adjacent parcels owned by Landlord that may be subsequently incorporated into the Site.

The Building:	The Building known as and numbered 201 Jones Road, Waltham, Massachusetts.

The Complex:	The Building together with all common areas, parking areas, decks and structures and the Site.

Tenant’s Premises:	A portion of the fifth (5th) floor of the Building in accordance with the floor plan annexed hereto as Exhibit D and incorporated herein by reference.

Number of Parking Spaces:	Four (4) parking privileges for each 1,000 square feet of the Rentable Floor Area of the Premises.

Annual Fixed Rent:

During the Original Term of this Lease at the following annual rates of:

(a) For the period commencing on the Commencement Date and continuing through November 30, 2011 at the annual rate of $308,000.00 (calculated as the product of (i) $28.00 and (ii) 11,000 of the 26,999 square feet of “Rentable Floor Area of the Premises” (hereinafter defined in this Section 1.1); and

(b) For the period commencing on December 1, 2011 of the Original Term and continuing through the last day of the twelfth (12th) full calendar month of the Original Term, at the annual rate of $754,852.00 (being the product of (i) $28.00 and (ii) the 26,959 square feet of “Rentable Floor Area of the Premises” (hereinafter defined in this Section 1.1); and

(c) For the period commencing on the first day of the thirteenth (13th) full calendar month of the Original Term and continuing through the last day of the Original Term, at the annual rate of $849,208.50 (being the product of (i) $31.50 and (ii) the 26,959 square feet of “Rentable floor Area of the Premises.

(d) During the extension option period (if exercised), as determined pursuant to Section 9.18.

Base Operating Expenses:	Landlord’s Operating Expenses (as hereinafter defined in Section 2.6) for calendar year 2011, being January 1, 2011 through December 31, 2011.

Base Taxes:	Landlord’s Tax Expenses (as hereinafter defined in Section 2.7) for fiscal tax year 2012, being July 1, 2011 through June 30, 2012.

Tenant Electricity:	Initially as provided in Section 2.5 subject to adjustment as provided in Section 2.8.

Additional Rent:	All charges and other sums payable by Tenant as set forth in this Lease, in addition to Annual Fixed Rent.

Rentable Floor Area of the Premises:	26,959 square feet.

Total Rentable Floor Area of the Building:	302,069 square feet.

Permitted Use:

General office purposes and such accessory uses thereto as may from time to time be permitted as of right by the Zoning Ordinance for the City of Waltham and which are customarily ancillary to general office use.

Recognized Broker:	Newmark Knight Frank One Federal Street 21st Floor Boston, MA 02110

Security Deposit:	$251,617.00

1.2                   Exhibits

There are incorporated as part of this Lease:

Exhibit A	—	Description of Site

Exhibit B-1	—	Work Agreement

Exhibit B-2	—	Approved Fit Plan(s) and Approved Turnkey Matrix

Exhibit B-3	—	Tenant Plan Requirements

Exhibit C	—	Landlord’s Services

Exhibit D	—	Floor Plan

Exhibit E	—	Declaration Affixing the Commencement Date of Lease

Exhibit F	—	Form of Lien Waivers

Exhibit G	—	Form of Letter of Credit

Exhibit H	—	Form of Certificate of Insurance

Exhibit I	—	Site Plan

Exhibit J	—	Notice of Lease

Exhibit K	—	Broker Determination

Exhibit L	—	Existing Furniture and Equipment

1.3                   Table of Articles and Sections

ARTICLE I Reference Data		1
1.1	Subjects Referred To	1
1.2	Exhibits	4
1.3	Table of Articles and Sections	5

ARTICLE II Building, Premises, Term and Rent		7
2.1	The Premises	7
2.2	Rights to Use Common Facilities	7
2.3	Landlord’s Reservations	8
2.4	Habendum	8
2.5	Fixed Rent Payments	9
2.6	Operating Expenses	10
2.7	Real Estate Taxes	16
2.8	Tenant Electricity	18

ARTICLE III Condition of Premises		20
3.1	Preparation of Premises	20

ARTICLE IV Landlord’s Covenants; Interruptions and Delays		21
4.1	Landlord Covenants	21
4.2	Interruptions and Delays in Services and Repairs, Etc.	22

ARTICLE V Covenants of Landlord and Tenant		24
5.1	Payments	24
5.2	Repair and Yield Up	24
5.3	Use	24
5.4	Obstructions; Items Visible From Exterior; Rules and Regulations	25
5.5	Safety Appliances	25
5.6	Intentionally Omitted	26
5.7	Right of Entry	26
5.8	Floor Load; Prevention of Vibration and Noise	26
5.9	Personal Property Taxes	26
5.10	Compliance with Laws	26
5.11	Payment of Litigation Expenses	27
5.12	Alterations	27
5.13	Vendors	29
5.14	Patriot Act	29
5.15	Landlord Representations	31

ARTICLE V(A)		31

ARTICLE VI Casualty and Taking		37
6.1	Damage Resulting from Casualty	37
6.2	Uninsured Casualty	39

6.3	Rights of Termination for Taking	39
6.4	Award	40

ARTICLE VII Default		41
7.1	Tenant’s Default	41
7.2	Landlord’s Default	45

ARTICLE VIII Insurance and Indemnity		45
8.1	Indemnity	45
8.2	Tenant’s Risk	47
8.3	Tenant’s Commercial General Liability Insurance	48
8.4	Tenant’s Property Insurance	48
8.5	Tenant’s Other Insurance	49
8.6	Requirements for Tenant’s Insurance	49
8.7	Additional Insureds	50
8.8	Certificates of Insurance	50
8.9	Subtenants and Other Occupants	50
8.10	No Violation of Building Policies	51
8.11	Tenant to Pay Premium Increases	51
8.12	Landlord’s Insurance	51
8.13	Waiver of Subrogation	52
8.14	Tenant’s Work	52

ARTICLE IX Miscellaneous Provisions		53
9.1	Waiver	53
9.2	Cumulative Remedies	53
9.3	Quiet Enjoyment	54
9.4	Notice to Mortgagee and Ground Lessor	55
9.5	Assignment of Rents	55
9.6	Surrender	56
9.7	Brokerage	56
9.8	Invalidity of Particular Provisions	56
9.9	Provisions Binding, Etc.	57
9.10	Recording; Confidentiality	57
9.11	Notices	57
9.12	When Lease Becomes Binding and Authority	58
9.13	Section Headings	58
9.14	Rights of Mortgagee	58
9.15	Status Reports and Financial Statements	59
9.16	Self-Help	60
9.17	Holding Over	61
9.18	Extension Option	62
9.19	Security Deposit	63
9.20	Late Payment	65
9.21	Tenant’s Payments	65
9.22	Waiver of Trial By Jury	66
9.23	Use by Tenant of Furniture and Equipment	66

9.23	Governing Law	66

ARTICLE II

Building, Premises, Term and Rent

2.1                   The Premises

Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, Tenant’s Premises in the Building excluding exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building and if Tenant’s Premises includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobbies and toilets located on such floor.

Tenant’s Premises with such exclusions is hereinafter referred to as the “Premises.” The term “Building” means the Building identified on the first page, and which is the subject of this Lease; the term “Site” means all, and also any part of the Land described in Exhibit A, plus any additions or reductions thereto resulting from the acquisition of adjacent property by Landlord or from the change of any abutting street line and all parking areas and structures. The term “Property” means the Building and the Site.

2.2                   Rights to Use Common Facilities

Subject to Landlord’s right to change or alter any of the following in Landlord’s discretion as herein provided, Tenant shall have, as appurtenant to the Premises, the non- exclusive right to use in common with others, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice (a) the common lobbies, corridors, stairways, elevators and loading platform of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) common walkways and driveways necessary for access to the Building, (c) the cafeteria, conference center and fitness center (including lockers and showers) provided by Landlord for the use and enjoyment of tenants of the Building, and (d) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor. Notwithstanding anything to the contrary herein, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises except as may be required by applicable law. If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the service provider of fees assessed by Landlord in its sole discretion.

2.2.1                     Tenant’s Parking

In addition, Tenant shall have the right to use in the parking area the Number of Parking Spaces (referred to in Section 1.1) for the parking of automobiles, in common with use by other tenants from time to time of the Complex, provided, however, that Landlord shall not be obligated to furnish stalls or spaces on the Site specifically designated for Tenant’s use. In the event that the Rentable Floor Area of the Premises decreases at any time during the Lease Term, the Number of Parking Spaces provided to Tenant hereunder shall be reduced proportionately. Tenant covenants and agrees that it and all persons claiming by, through and under it, shall at all times abide by all reasonable rules and regulations promulgated by Landlord with respect to the use of the parking areas on the Site. The parking privileges granted herein are non-transferable except to a permitted assignee or subtenant as provided in Article VA hereof.  Further, Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked on the Site or to any personal property therein, however caused, and Tenant covenants and agrees, upon request from Landlord from time to time, to notify its officers, employees, agents and invitees of such limitation of liability. Tenant acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

2.3                   Landlord’s Reservations

Landlord reserves the right from time to time, without unreasonable interference with Tenant’s use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises.  Except in the case of emergencies or for normal cleaning and maintenance work, Landlord agrees to use its best efforts to give Tenant reasonable advance notice of any of the foregoing activities which require work in the Premises. In all cases, Landlord shall use commercially reasonable efforts to minimize or avoid inconvenience to Tenant in connection with its exercise of the rights granted herein (consistent with the nature of the rights being exercised).

2.4                   Habendum

Tenant shall have and hold the Premises for a period commencing on the date (the “Commencement Date”) that is the earlier of (a) that date on which the Premises have been delivered to Tenant broom clean and free of all personal property and occupants and claims of occupants and ready for occupancy as defined in Section 3.1 and Section 1.1.(B)(2) of Exhibit B-1 hereof, or (b) that date on which Tenant commences occupancy of any portion of the Premises for the Permitted Use, and continuing for the Term unless sooner terminated as provided in Article VI or Article VII or unless extended as provided in Section 9.18.

As soon as may be convenient after the date has been determined on which the Term commences as aforesaid, Landlord and Tenant agree to join with each other in the execution of a written Declaration, in the form of Exhibit E, in which the date on which the Term commences as aforesaid and the Term of this Lease shall be stated. If Tenant fails to execute such Declaration, the Commencement Date and Lease Term shall be as reasonably determined by Landlord in accordance with the terms of this Lease.

2.5                   Fixed Rent Payments

Tenant agrees to pay to Landlord, (1)(a) on the Commencement Date (defined in Section 1.1 hereof) and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, a sum equal to one twelfth (1/12th) of the Annual Fixed Rent (sometimes hereinafter referred to as “fixed rent”) and (1)(b) on the Commencement Date and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, an amount estimated by Landlord from time to time to cover Tenant’s monthly payments for electricity under Section 2.8 hereinbelow and (2) on the first day of each and every calendar month during the extension option period (if exercised), a sum equal to (a) one twelfth (1/12th) of the annual fixed rent as determined in Section 9.18 for the extension option period plus (b) then applicable monthly electricity charges (subject to escalation for electricity as provided in Section 2.8 hereof). Until notice of some other designation is given, fixed rent and all other charges for which provision is herein made shall be paid by remittance to or for the order of Boston Properties Limited Partnership either (i) by mail to P.O. Box 3557, Boston, Massachusetts 02241-3557, (ii) by wire transfer to Bank of America in Dallas, Texas, Bank Routing Number 0260-0959-3 or (iii) by ACH transfer to Bank of America in Dallas, Texas, Bank Routing Number 111 000 012, and in the case of (ii) or (iii) referencing Account Number 3756454460, Account Name of Boston Properties, LP, Tenant’s name and the Property address. All remittances received by Boston Properties Limited Partnership, as Agents as aforesaid, or by any subsequently designated recipient, shall be treated as payment to Landlord.

Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the Commencement Date is a day other than the first day of a calendar month, the first payment of Annual Fixed Rent which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the Commencement Date to the first day of the succeeding calendar month.

Additional Rent payable by Tenant on a monthly basis, as hereinafter provided, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion but shall commence on the Commencement Date; and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

The Annual Fixed Rent and all other charges for which provision is herein made shall be paid by Tenant to Landlord, without offset, deduction or abatement except as otherwise specifically set forth in this Lease.

2.6                   Operating Expenses

“Operating Expenses Allocable to the Premises” means the same proportion of Landlord’s Operating Expenses (as hereinafter defined) as the Rentable Floor Area of the Premises bears to 95% of the Total Rentable Floor Area of the Building. “Base Operating Expenses” means Landlord’s Operating Expenses for calendar year 2011 (that is, the period beginning on January 1, 2011 and ending on December 31, 2011). Base Operating Expenses shall not include (x) market-wide cost increases due to extraordinary circumstances, including but not limited to, Force Majeure (as defined in Section 14.1), boycotts, strikes, conservation surcharges, embargoes or shortages which apply only to the Base Year but no other year, other than the year immediately prior to the Base Year or the year immediately following the Base Year and (y) the cost of any Permitted Capital Expenditures (as hereinafter defined). “Base Operating Expenses Allocable to the Premises” means (i) the same proportion of Base Operating Expenses as the Rentable Floor Area of the Premises bears to 95% of the Total Rentable Floor Area of the Building.

“Landlord’s Operating Expenses” means the cost of operation of the Building and the Site incurred by Landlord, including those incurred in discharging Landlord’s obligations under Sections 4.12 and 4.13. Such costs shall exclude payments of debt service and any other mortgage or ground lease charges, brokerage commissions, real estate taxes (to the extent paid pursuant to Section 2.7 hereof) and costs of special services rendered to tenants (including Tenant) for which a separate charge is made, but shall include, without limitation:

(a)                                 compensation, wages and all fringe benefits, worker’s compensation insurance premiums and payroll taxes paid to, for or with respect to all persons for their services in the operating, maintaining or cleaning of the Building or the Site;

(b)                                 payments under service contracts with independent contractors for operating, maintaining or cleaning of the Building or the Site;

(c)                                  steam, water, sewer, gas, oil, electricity and telephone charges (excluding such utility charges separately chargeable to tenants for additional or separate services and electricity charges payable by Tenant pursuant to Section 2.8 above) and costs of maintaining letters of credit or other security as may be required by utility companies as a condition of providing such services;

(d)                                 cost of maintenance, cleaning and repairs (other than repairs not properly chargeable against income or reimbursed from contractors under guarantees);

(e)                                  cost of operating and maintaining a fitness center, conference center and food service facility in the Building, less any rent or other amounts received by Landlord from any third-party operators of such facilities;

(f)                                   cost of snow removal and care of landscaping;

(g)                                  cost of building and cleaning supplies and equipment;

(h)                                 premiums for insurance carried with respect to the Building and the Site (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and of monthly installments of Annual Fixed Rent and any Additional Rent which may be due under this Lease and other leases of space in the Building for not more than twelve (12) months in the case of both Annual Fixed Rent and Additional Rent and, if there be any first mortgage on the Property, including such insurance as may be required by the holder of such first mortgage);

(i)                                     management fees at reasonable rates for self managed buildings in the Central Suburban 128 Market consistent with the type of occupancy and the services rendered, which such management fees shall not exceed three and one-half percent (3.5%) of the total Gross Rents for the Building (“Gross Rents for the Building” for the purposes hereof being defined as all annual fixed rent, Landlord’s Operating Expenses, and Landlord’s Tax Expenses for the Complex for the relevant calendar year (but not including the aforesaid management fees)).

(j)                                    depreciation for capital expenditures made by Landlord during the Lease Term (x) to reduce Operating Expenses if Landlord reasonably shall have determined that the annual reduction in Operating Expenses shall exceed depreciation therefor or (y) to comply with Legal Requirements that first become applicable to the Building or the Property after Commencement Date (the capital expenditures described in subsections (x) and (y) being hereinafter referred to as “Permitted Capital Expenditures”) plus, in the case of (x) and (y), an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties in the Central Suburban 128 Market, and depreciation in the case of (x) and (y) shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired, which useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item;

(k)                                 the pro rata share allocable to the Building of imputed rental costs of maintaining a regional property management office of a reasonable size given the number and square footage of properties managed (and the fact that as of the date hereof, Landlord is a self-administered and self-managed real estate investment trust), which pro rata share shall be equal to a fraction, the numerator of which is the Total Rentable Floor Area of the Building and the denominator of which is the total rentable floor area of all buildings managed by the staff of such regional property management office; and

(l)                                     all other reasonable and necessary expenses paid in connection with the operating, cleaning and maintenance of the Building, the Site and said common areas and facilities and properly chargeable against income.

Notwithstanding the foregoing, the following shall be excluded from Landlord’s Operating Expenses:

(i)                                     All capital expenditures and depreciation, except as otherwise explicitly provided in this Section 2.6;

(ii)                                  Interest on indebtedness, debt amortization, ground rent, and refinancing costs for any mortgage or ground lease of the Building or the Site;

(iii)                               Legal, auditing, consulting and professional fees and other costs (other than those legal, auditing, consulting and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Complex), including, without limitation, those: (i) paid or incurred in connection with financings, refinancings or sales of any Landlord’s interest in the Building or the Site, (ii) relating to any special reporting required by securities laws, (iii) relating to disputes with tenants or (iv) relating to litigation;

(iv)                              The cost of any item or service to the extent reimbursed or reimbursable to Landlord by insurance required to be maintained under this Lease or by any third party;

(v)                                 The cost of repairs or replacements incurred by reason of fire or other casualty or condemnation other than costs not in excess of the deductible on any insurance maintained by Landlord which provides a recovery for such repair or replacement;

(vi)                              Any advertising, promotional or marketing expenses for the Buildings, including, without limitation, leasing commissions, attorneys’ fees, space planning costs and other costs and expenses incurred in connection with the lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(vii)                           The cost of any service or materials provided by any party related to Landlord (other than the management fee, which shall be subject to the terms and provisions of Section 2.6(i) above), to the extent such costs exceed the reasonable cost for such service or materials absent such relationship in buildings similar to the Building in the Central Suburban 128 Market;

(viii)                        Payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased to the extent that such payments exceed the amount which could have been included in Landlord’s Operating Expenses had Landlord purchased such equipment rather than leasing such equipment;

(ix)                              Penalties, damages, and interest for late payment or violations of any obligations of Landlord, including, without limitation, taxes, insurance, equipment leases and other past due amounts;

(x)                                 Costs arising from Landlord’s political or charitable contributions;

(xi)                              The cost of testing, remediation or removal of “Hazardous Materials” (as defined in Section 11.2) in the Building or on the Site required by “Hazardous Materials Laws” (as defined in Section 11.2), provided however, that with respect to the testing, remediation or removal of any material or substance which, as of the Commencement Date was not considered, as a matter of law, to be a Hazardous Material, but which is subsequently determined to be a Hazardous Material as a matter of law, the costs thereof shall be included in Landlord’s Operating Expenses;

(xii)                           Wages, salaries, or other compensation paid to any executive employees above the grade of Regional Property Manager;

(xiii)                        The net (i.e. net of the reasonable costs of collection) amount recovered by Landlord under any warranty or service agreement from any contractor or service provider shall be credited against Landlord’s Operating Expenses; and

(xiv)                       Landlord’s general corporate overhead and administrative services (except for property management services related to the operation of the Property, including, without limitation, risk management, accounting, security and energy management services).

Notwithstanding the foregoing, in determining the amount of Landlord’s Operating Expenses for any calendar year or portion thereof falling within the Lease Term (including, without limitation, any Base Year applicable to a Premises Component), if less than ninety-five percent (95%) of the Total Rentable Floor Area of the Building shall have been occupied by tenants at any time during the period in question, then those components of Landlord’s Operating Expenses that vary based on occupancy for such period shall be adjusted to equal the amount such components of Landlord’s Operating Expenses would have been for such period had occupancy been ninety-five percent (95%) throughout such period. The foregoing calculations shall not entitle Landlord to collect, collectively from all of the tenants in the Complex, an amount exceeding one hundred percent (100%) of the Landlord’s Operating Expenses incurred by Landlord with respect to the pertinent calendar year.

2.6.1                     Tenant’s Escalation Payments

(A)                               If with respect to any calendar year falling within the Lease Term, or fraction of a calendar year falling within the Lease Term at the beginning or end thereof, the Operating Expenses Allocable to the Premises (as defined in Section 2.6) for a full calendar year exceed Base Operating Expenses Allocable to the Premises (as defined in Section 2.6) or for any such fraction of a calendar year exceed the corresponding fraction of Base Operating Expenses Allocable to the Premises (such amount being hereinafter referred to as the “Operating Cost Excess”), then Tenant shall pay to Landlord, as Additional Rent, on or before the thirtieth (30th) day following receipt by Tenant of the statement referred to below in this Section 2.6.1, the amount of such excess. Base Operating Expenses (as defined in Section 2.6) do not include the tenant electricity to be paid by Tenant as part of the Annual Fixed Rent.

(B)                               Payments by Tenant on account of the Operating Cost Excess shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to the Operating Cost Excess for each calendar year during the Lease Term.

(C)                               No later than one hundred twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Lease Term or fraction thereof at the end of the Lease Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, the Landlord’s Operating Expenses and the Operating Expenses Allocable to the Premises. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amounts already paid by Tenant on account of Operating Cost Excess and the amount of Operating Cost Excess remaining due from, or overpaid by, Tenant for the year or other period covered by the statement.

If such statement shows a balance remaining due to Landlord, Tenant shall pay same to Landlord on or before the thirtieth (30th) day following receipt by Tenant of said statement. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord.

Any payment by Tenant for the Operating Cost Excess shall not be deemed to waive any rights of Tenant to claim that the amount thereof was not determined in accordance with the provisions of this Lease.

(D)                               Subject to the provisions of this paragraph and provided no uncured monetary Event of Default of Tenant exists, Tenant shall have the right, at Tenant’s cost and expense, to examine all documentation and calculations prepared in the determination of the Tax Excess, Operating Cost Excess and Tenant’s proportionate share of electricity costs, as determined pursuant to Section 2.8 (the “Electricity Excess”):

(1)                                 Such documentation and calculations shall be made available to Tenant at the offices where Landlord keeps such records during normal business hours within a reasonable time after Landlord receives a written request from Tenant to make such examination.

(2)                                 Tenant shall have the right to make such examination no more than once in respect of any period for which Landlord has given Tenant a statement of the actual amount of Landlord’s Tax Expenses, Landlord’s Operating Expenses or the Electricity Excess, as applicable.

(3)                                 Except as provided by the last sentence of this Section 2.6.1(D), any request for examination in respect of any Tax Year or calendar year, as applicable, may be made no more than one hundred eighty (180) days after Landlord advises Tenant in writing of the actual amount of Landlord’s Tax Expenses, Landlord’s Operating Expenses or the Electricity Excess, as applicable in respect of such period and provides to Tenant the appropriate year-end statement required under Section 2.6, Section 2.7 or Section 2.8, as applicable (provided, however, that if after any audit is performed hereunder, it is finally determined that Tenant has been overcharged on account of Landlord’s Tax Expenses Allocable to the Premises, Operating Expenses Allocable to the Premises and/or the Electricity Excess by more than three percent (3%) for the Tax Year or calendar year in question, Tenant may request to examine the documentation and calculations for the overcharged item for the immediately preceding Tax Year or calendar year, as applicable).

(4)                                 In no event shall Tenant utilize the services of any examiner who is being paid by Tenant on a contingent fee basis, unless such examiner is being retained by Tenant on a national basis to examine payments under Tenant’s other leases of space.

(5)                                 As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form reasonably acceptable to Landlord, agreeing to keep confidential any information which it discovers about Landlord or the Buildings in connection with such examination, provided however, that Tenant shall be permitted to share such information with each of its permitted subtenants so long as such subtenants execute and deliver to Landlord similar confidentiality agreements.

(6)                                 If, after the audit by Tenant of Landlord’s books and records pursuant to this Section 2.6.1 with respect to any calendar year, it is finally determined that: (i) Tenant has made an overpayment on account of Landlord’s Tax Expenses Allocable to the Premises, Operating Expenses Allocable to the Premises and/or the Electricity Excess, as applicable, Landlord shall credit any such overpayment against the next installment(s) of Annual Fixed Rent thereafter payable by Tenant, except that if such overpayment is determined after the termination or expiration of the term of this Lease, Landlord shall promptly refund to Tenant the amount of any such overpayment less any amounts then due from Tenant to Landlord; and (ii) Tenant has made an underpayment on account of Landlord’s Tax Expenses Allocable to the Premises, Operating Expenses Allocable to the Premises and/or the Electricity Excess, as applicable, Tenant shall, within forty-five (45) days of such determination, pay any such underpayment to Landlord.

(7)                                 If, after any such audit is performed, it is finally determined that Tenant has been overcharged on account of Landlord’s Tax Expenses Allocable to the Premises, Operating Expenses Allocable to the Premises and/or the Electricity Excess by more than three percent (3%) for the Tax Year or calendar year in question, Landlord shall reimburse Tenant for the reasonable third-party costs incurred by Tenant in performing such audit.

Landlord shall have no right to correct any year end statement with respect to any Tax Year or calendar year after the date one (1) year after the end of the period in question. Notwithstanding any provision hereof to the contrary, if Landlord provides Tenant with any such corrected statement, then Tenant shall have one hundred eighty (180) days from the receipt of any such corrected statement to request an examination as set forth in Section 2.6.1(D)(3) hereof (subject to the proviso set forth at the end of subsection (3) above regarding Tenant’s ability to request examinations for prior years).

2.7                   Real Estate Taxes

If with respect to any full Tax Year or fraction of a Tax Year falling within the Term, Landlord’s Tax Expenses Allocable to the Premises as hereinafter defined for a full Tax Year exceed Base Taxes Allocable to the Premises, or for any such fraction of a Tax Year exceed the corresponding fraction of Base Taxes Allocable to the Premises (such amount being hereinafter referred to as the “Tax Excess”) then, on or before the thirtieth (30th) day following receipt by Tenant of the certified statement referred to below in this Section 2.7, then Tenant shall pay to Landlord, as Additional Rent, the amount of such Tax Excess. Not later than ninety (90) days after Landlord’s Tax Expenses Allocable to the Premises are determined for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Building and the Site, abatements and refunds of any taxes and assessments, expenditures incurred in seeking such abatement or refund, the amount of the Tax Excess, the amount thereof already paid by Tenant, the amount thereof overpaid by Tenant (if any) for the period covered by such statement, and the amount thereof remaining due from Tenant (if any)

for the period covered by such statement. Expenditures for legal fees and for other expenses incurred in seeking the tax refund or abatement may be charged against the tax refund or abatement before the adjustments are made for the Tax Year. Within thirty (30) days after the date of delivery of the foregoing statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.7 with respect to the preceding Tax Year or fraction thereof.  Any balance shown as due to Tenant shall be credited against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease (or refunded to Tenant if the Term has ended and Tenant has no further obligation to Landlord).

In addition, payments by Tenant on account of increases in real estate taxes anticipated for the then current year shall be made monthly at the time and in the fashion herein provided for the payment of fixed rent. The amount so to be paid to Landlord shall be an amount reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to Tenant’s share of such increases, at least ten (10) days before the day on which such payments by Landlord would become delinquent.

To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the foregoing statement shall be rendered and payments made on account of such installments.

Terms used herein are defined as follows:

(i)                                     “Tax Year” means the twelve-month period beginning July 1 each year during the Term or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.

(ii)                                  “Landlord’s Tax Expenses Allocable to the Premises” shall mean the same proportion of Landlord’s Tax Expenses for and pertaining to the Building and the Site as the Rentable Floor Area of the Premises bears to 95% of the Total Rentable Floor Area of the Building.

(iii)                               “Landlord’s Tax Expenses” with respect to any Tax Year means the aggregate real estate taxes on the Building and Site with respect to that Tax Year, reduced by any net abatement receipts with respect to that Tax Year.

(iv)                              “Base Taxes” is hereinbefore defined in Section 1.1.

(v)                                 “Base Taxes Allocable to the Premises” means the same proportion of Base Taxes for and pertaining to the Building and the Site as the Rentable Floor Area of the Premises bears to 95% of the Total Rentable Floor Area of the Building.

(vi)                              “Real estate taxes” means all taxes and special assessments of every kind and nature and user fees and other like fees assessed by any governmental authority on the Building or Site which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Site, the Building and the Property (including without limitation, if applicable, the excise prescribed by Massachusetts General Laws (Ter Ed) Chapter 121A, Section 10 and amounts in excess thereof paid to the City of Waltham pursuant to agreement between Landlord and the City) and reasonable expenses of and fees for any formal or informal proceedings for negotiation or abatement of taxes (collectively, “Abatement Expenses”), which Abatement Expenses shall be excluded from Base Taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Site or Building or Property, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term “real estate taxes” but only to the extent that the same would be payable if the Site and Buildings were the only property of Landlord.

(vii)                           If during the Lease Term the Tax Year is changed by applicable law to less than a full 12-month period, the Base Taxes and Base Taxes Allocable to the Premises shall each be proportionately reduced.

Nothing contained in this Section 2.7 shall entitle Landlord to collect, collectively from all of the tenants of the Complex, an amount exceeding 100% of Landlord’s Tax Expenses with respect to the pertinent Tax Year.

2.8                   Tenant Electricity

(A)                               As of the date of this Lease, there are two (2) separate check meters (“Main Check Meters”) installed to measure tenant electric usage on the floor of the Building where the Premises are located (i.e. the Fifth Floor West of the Building (being a multi-tenant floor)). If the Main Check Meters serve only the Premises, it (they) is (are) herein referred to as a “dedicated” Main Check Meter; if it (they) serves the Premises in common with other premises, it (they) is (are) herein referred to as a “shared” Main Check Meter. Such Main Check Meter shall only measure electricity used for lights and electrical equipment utilized in the Premises, and fan-powered and variable air volume boxes which are part of the HVAC system serving the Premises. Any further equipment (including supplemental HVAC equipment) installed by or for Tenant shall have separate check meter(s) (“Supplemental Check Meters”) installed at Tenant’s expense. On the Fifth FloorWest there shall be one or more Main Check Meter(s) serving all of that section of the floor, and on Fifth Floor West Landlord may require that the tenants (at their sole cost and expense) install Main Check Meters relating to their premises (to the extent there are no Main Check Meters already installed serving only such premises) and Supplemental Check Meters to separately meter special usage within tenant premises such as computer rooms. With respect to any portion of the Premises that may in the future not be separately check metered on a dedicated Main Check Meter, Landlord will not unreasonably withhold its consent to Tenant to install dedicated Main Check Meter(s) serving solely such portion of the Premises at Tenant’s sole cost and expense.

(B)                               Tenant’s share of the costs of electricity shall be determined by Landlord on the following basis:

(i)                                     Landlord will cause the check meters serving the Premises to be read periodically, but not less often than once every six (6) months during the first two (2) years of the Term and once every twelve (12) months thereafter. Tenant shall have reasonable access to such check meters to read the same.

(ii)                                  For portions of the Premises served by dedicated Main Check Meter(s), and for all Supplemental Check Meter(s) serving the Premises, Tenant’s allocable share of electricity costs for the period (“Tenant’s Electricity Payment”) shall be determined by multiplying the actual average cost per kilowatt hour by the number of kilowatt hours utilized by Tenant for such period as indicated by the dedicated Main Check Meter(s) and Supplemental Check Meter(s) for Tenant’s Premises.

(iii)                               For portions of the Premises served by shared Main Check Meter(s), if any, the Tenant’s Electricity Payment shall be determined by multiplying the cost per kilowatt hour by the number of kilowatt hours utilized as indicated by such shared Main Check Meter(s), and multiplying such total cost by a fraction, the numerator of which is the rentable area leased to Tenant and the denominator of which is the total rentable area under lease to tenants (inclusive of any vacant spaces where electricity is being used on a regular basis) served by such shared Main Check Meter(s); provided, however, that if Landlord shall reasonably determine that the cost of electricity furnished to the Tenant at such portion of the Premises exceeds the amount being paid by Tenant, then Landlord shall deliver to Tenant written documentation establishing Landlord’s basis for such determination and Landlord may charge Tenant for such excess and Tenant shall promptly pay the same upon billing therefor as Additional Rent under the Lease, subject to Tenant’s right to challenge such determination pursuant to Section 2.6.1.

(iv)                              Where part or all of the rentable area on a floor has been occupied for less than all of the period for which adjustments are being made, appropriate and equitable modifications shall be made to the allocation formula so that each tenant’s allocable share of costs equitably reflects its period of occupancy, provided that in no event shall the total of all costs as allocated to tenants (or to unoccupied space) be less than the total cost of electricity for such floor for said period.

(C)                               Tenant shall make estimated payments on account of Tenant’s Electricity Payment, as reasonably estimated by Landlord, on a monthly basis in accordance with Section 2.5 above. No later than one hundred twenty (120) days after the end of each calendar year falling within the Lease Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord, showing for the preceding calendar year the Tenant’s Electricity Payment. Said statement to be rendered to Tenant also shall show for such period the amounts already paid by Tenant on account of Tenant’s Electricity Payment and the amount of Tenant’s Electricity Payment remaining due from, or overpaid by, Tenant for the period covered by the statement. If such statement shows a balance remaining due to Landlord, Tenant shall pay same to Landlord on or before the thirtieth (30th) day following receipt by Tenant of said statement. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord. All payments by Tenant on account of Tenant’s Electricity Payment shall be deemed Additional Rent and shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. Tenant shall have the right to examine Landlord’s records relating to Tenant’s Electricity Payment and to dispute the amounts claimed to be owed by Landlord in accordance with the provisions of Section 2.6.1 of this Lease.

(D)                               All costs of electricity billed to Landlord, other than the costs of tenant electricity allocated pursuant to the procedures established herein, shall be treated as part of Landlord’s Operating Expenses for purposes of determining the allocation of those costs. Taxes imposed upon the electricity furnished to the Building shall be included in the calculation of electricity charges payable under this Lease, however, there shall not be included in such electricity charges any tax imposed upon Landlord on account of Landlord’s sale, use or resale of electrical energy to Tenant or other tenants in the Building (i.e., no double taxation due to the fact that Landlord is not a licensed reseller of electricity).

(E)                                Landlord shall be responsible for the maintenance of the Main Check Meter(s) and Tenant shall be responsible for the maintenance of the Supplemental Check Meter(s).

ARTICLE III

Condition of Premises

3.1                   Preparation of Premises

The condition of the Premises upon Landlord’s delivery along with any work to be performed by either Landlord or Tenant shall be as set forth in the Work Agreement attached hereto as Exhibit B-1 and made a part hereof.

ARTICLE IV

Landlord’s Covenants; Interruptions and Delays

4.1                   Landlord Covenants

4.1.1                     Services Furnished by Landlord

To furnish services, utilities, facilities and supplies set forth in Exhibit C equal to those customarily provided by landlords in high quality buildings in the Central Suburban 128 Market subject to escalation reimbursement in accordance with Section 2.6.

4.1.2                     Additional Services Available to Tenant

To furnish, at Tenant’s expense, reasonable additional Building operation services which are usual and customary in similar office buildings in the Central Suburban 128 Market, and such additional special services as may be mutually agreed upon by Landlord and Tenant, upon reasonable advance request of Tenant at reasonable and equitable rates from time to time established by Landlord. Tenant agrees to pay to Landlord, as Additional Rent, the cost of any such additional Building services requested by Tenant and for the cost of any additions, alterations, improvements or other work performed by Landlord in the Premises at the request of Tenant within thirty (30) days after being billed therefor.

4.1.3                     Roof, Exterior Wall, Floor Slab and Common Facility Repairs

Except for (a) normal and reasonable wear and use and (b) damage caused by fire and casualty and by eminent domain, and except as otherwise provided in Article VI and subject to the escalation provisions of Section 2.6, (i) to make such repairs to the roof, exterior walls, floor slabs and common areas and facilities as may be necessary to keep them in first class condition and (ii) to maintain the Building (exclusive of Tenant’s responsibilities under this Lease) in a first class manner comparable to the maintenance of similar properties in the Central Suburban 128 Market.

4.1.4                     Signage

(a)                                 Premises Signage.  To provide and install, at Landlord’s expense, letters or numerals on exterior doors in the Premises to identify Tenant’s official name and Building address; all such letters and numerals shall be in the building standard graphics and no others shall be used or permitted on the Premises.

(b)                                 Lobby Signage.  Landlord shall provide and install at Landlord’s expense, Tenant’s name on all tenant directory (or directories) in the main lobby of the Building serving the Premises, and on the tenant directory (if any) in the elevator lobby of the portion of the floor on which the Premises are located in elevator lobbies of the Building, and, at Tenant’s request, the name of Tenant’s subtenants, which shall not exceed three (3) subtenants.

4.2                   Interruptions and Delays in Services and Repairs, Etc

(a)                                 Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord’s part, by reason of any cause reasonably beyond Landlord’s control, including without limitation by reason of Force Majeure (as defined in Section 6.1 hereof), Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Article VI, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, or right to terminate this Lease, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises, but Landlord shall nonetheless use commercially reasonably efforts to mitigate the adverse impact of any such event on Tenant’s use and enjoyment of the Premises to the extent it is within Landlord’s reasonable ability to do so under the circumstances.

(b)                                 Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

(c)                                  Notwithstanding anything to the contrary in this Lease contained, if due to (i) any repairs, alterations, replacements, or improvements made by Landlord, (ii) Landlord’s failure to make any repairs, alterations, or improvements required to be made by Landlord hereunder, or to provide any service required to be provided by Landlord hereunder, or (iii) failure of electric supply, any portion of the Premises becomes untenantable so that for the Premises Untenantability Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant’s business is materially adversely affected, then, provided that Tenant ceases to use the affected portion of the Premises during the entirety of the Premises Untenantability Cure Period by reason of such untenantability, and that such untenantability and Landlord’s inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant’s agents, employees or contractors, Annual Fixed Rent, Tax Excess and Operating Cost Excess shall thereafter be abated in proportion to such untenantability and its impact on the continued operation in the ordinary course of Tenant’s business until the day such condition no longer has the material adverse effect referred to above. For the purposes hereof, the “Premises Untenantability Cure Period” shall be defined as five (5) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the Premises, provided however, that the Premises Untenantability Cure Period shall be ten (10) consecutive business days after Landlord’s receipt of written notice from Tenant of such condition causing untenantability in the Premises if either the condition was caused by causes beyond Landlord’s control or Landlord is unable to cure such condition as the result of causes beyond Landlord’s control.

In addition, if due to (i) any repairs, alterations, replacements, or improvements made by Landlord, (ii) Landlord’s failure to make any repairs, alterations, or improvements required to be made by Landlord hereunder, or to provide any service required to be provided by Landlord hereunder, or (iii) failure of electric supply, the operation of Tenant’s business in the Premises in the normal course is materially adversely affected for a period of five (5) consecutive months after Landlord’s receipt of written notice of such condition from Tenant, then, provided that Tenant ceases to use the affected portion of the Premises for the period of such untenantability and such untenantability and Landlord’s inability to cure such condition is not caused by the fault or neglect of Tenant, or Tenant’s agents, employees or contractors, then Tenant may terminate this Lease by giving Landlord written notice as follows:

(i)            Said notice shall be given after said five (5) month period.

(ii)           Said notice shall set forth an effective date which is not earlier than thirty (30) days after Landlord receives said notice.

(iii)          If said condition is remedied on or before the date thirty (30) days after the receipt of such notice, said notice shall have no further force and effect.

(iv)          If said condition is not remedied on or before the date thirty (30) days after the receipt of such notice for any reason other then Tenant’s fault, as aforesaid, the Lease shall terminate as of said effective date, and the Annual Fixed Rent and Additional Rent due under the Lease shall be apportioned as of said effective date.

The remedies set forth in this Section 4.2 shall be Tenant’s sole remedies for the events described herein. The provisions of this subsection (C) shall not apply in the event of untenantability caused by fire or other casualty, or taking (which shall be subject to the terms and conditions of Article VI below).

ARTICLE V

Covenants of Landlord and Tenant

Tenant covenants and agrees to the following during the Term and such further time as Tenant occupies any part of the Premises:

5.1                   Payments

To pay when due all fixed rent and Additional Rent and all charges for utility services rendered to the Premises (except as otherwise provided in Exhibit C) and, as further Additional Rent, all charges for additional services rendered pursuant to Section 4.1.2.

5.2                   Repair and Yield Up

Except as otherwise provided in Article VI and Section 4.1.3 to keep the Premises in good order, repair and condition, reasonable wear and tear only excepted, and all glass in windows (except glass in exterior walls unless the damage thereto is attributable to Tenant’s negligence or misuse) and doors of the Premises whole and in good condition with glass of the same type and quality as that injured or broken, damage by fire or taking under the power of eminent domain only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises all construction, work, improvements, and all alterations and additions thereto in good order, repair and condition, reasonable wear and tear only excepted, first removing all goods and effects of Tenant and, to the extent specified by Landlord by notice to Tenant given at least ten (10) days before such expiration or termination, the wiring for Tenant’s computer, telephone and other communication systems and equipment whether located in the Premises or in any other portion of the Building, including all risers and all alterations and additions made by Tenant and all partitions, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to common areas in the Building, to the Site or to the other buildings caused by Tenant, Tenant’s agents, contractors, employees, sublessees, licensees, concessionaires or invitees.

5.3                   Use

To use and occupy the Premises for the Permitted Use only, and not to injure or deface the Premises, Building, the Site or any other part of the Complex nor to permit in the Premises or on the Site any auction sale, vending machine (other than vending machines within the Premises for use by Tenant’s employees and business invitees), or flammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to permit in the Premises anything which would in any way result in the leakage of fluid or the growth of mold, and not to use or devote the Premises or any part thereof for any purpose other than the Permitted Use, nor any use thereof which is inconsistent with the maintenance of the Building as an office building of the first class in the quality of its maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building. Further, (i) Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to, keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise) or engage in any activity which might produce or generate any substance which is or may hereafter be classified as a hazardous material, waste or substance (collectively “Hazardous Materials”), under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively “Hazardous Materials Laws”), (ii) Tenant shall promptly notify Landlord of any incident in, on or about the Premises, the Building or the Site that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing and (iv) Landlord shall have the right to make such inspections (including testing) as Landlord shall elect from time to time to determine that Tenant is complying with the foregoing (provided that, except in cases of emergency, Landlord provides Tenant at least two (2) business days’ prior written notice of any such inspection). Notwithstanding the foregoing, Tenant may use normal amounts and types of substances typically used for Tenant’s business operations, provided that Tenant uses such substances in the manner which they are normally used, and in compliance with all Hazardous Materials Laws and other applicable laws, ordinances, bylaws, rules and regulations, and Tenant obtains and complies with all permits required by Hazardous Materials Laws or any other laws, ordinances, bylaws, rules or regulations prior to the use or presence of any such substances in the Premises.

5.4                   Obstructions; Items Visible From Exterior; Rules and Regulations

Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Site used by Tenant in common with others; not without prior consent of Landlord (or as otherwise provided in this Lease) to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable rules and regulations now or hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and Site and their facilities and approaches; Landlord shall not be liable to Tenant for the failure of other occupants of the Buildings to conform to such rules and regulations.  Landlord shall not enforce such rules and regulations other than in a non-discriminatory manner.

5.5                   Safety Appliances

To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant’s Permitted Use.

5.6                   Intentionally Omitted

5.7                   Right of Entry

To permit Landlord and its agents, upon reasonable prior notice (except in the case of emergency in which event no such notice shall be required), (i) to examine the Premises at reasonable times, (ii) if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary if Tenant fails to do so as required hereunder, (iii) to remove, at Tenant’s expense, any alterations, addition, signs, curtains, blinds, shades, awnings, aerials or flagpoles, not consented to by Landlord in accordance with this Lease, and (iv) to show the Premises to prospective tenants during the eleven (11) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times.

5.8                   Floor Load; Prevention of Vibration and Noise

Not to place a load upon the Premises exceeding an average rate of 70 pounds of live load per square foot of floor area (partitions shall be considered as part of the live load); and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize; Tenant’s business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant so as to minimize such vibration or noise so that there shall be no interference with other tenants in the Building.

5.9                   Personal Property Taxes

To pay promptly when due all taxes which may be imposed upon “Tenant’s Property” (as defined in Section 8.4 hereof) in the Premises to whomever assessed.

5.10            Compliance with Laws

To comply with all applicable Legal Requirements now or hereafter in force which shall impose a duty on Landlord or Tenant relating to or as a result of the use or occupancy of the Premises; provided that Tenant shall not be required (i) to make any alterations or additions to the base building systems or the structure, roof, exterior and load bearing walls, foundation, structural floor slabs and other structural elements of the Building, or (ii) to perform or satisfy any other obligation of Landlord under this Lease, unless the same are required by such Legal Requirements as a result of or in connection with Tenant’s use or occupancy of the Premises beyond normal use of space of this kind. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 5.10.

5.11            Payment of Litigation Expenses

As Additional Rent, to pay all reasonable out-of-pocket costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease or in connection with any bankruptcy case involving Tenant or any guarantor (Landlord hereby similarly agreeing to reimburse Tenant for all reasonable out-of-pocket costs, counsel and other fees incurred by Tenant in connection with the successful enforcement by Tenant of any obligations of Landlord under this Lease or in connection with any bankruptcy case involving a bankruptcy proceeding of Landlord).

5.12            Alterations

Tenant shall not make alterations and additions to Tenant’s Premises except in accordance with plans and specifications therefor first approved by Landlord, which approval shall not be unreasonably withheld. However, Landlord’s determination of matters relating to aesthetic issues relating to alterations, additions or improvements which are visible outside the Premises shall be in Landlord’s sole discretion. Without limiting such standard Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions (including, without limitation, any alterations or additions to be performed by Tenant under Article III) which (a) in Landlord’s opinion would reasonably be expected to adversely affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility or base building mechanical system serving any area of the Building outside of the Premises, or (b) involve or affect the exterior design, size, height, or other exterior dimensions of the Building or (c) will require unusual expense to readapt the Premises to normal office use on Lease termination or expiration or increase the cost of construction or of insurance or taxes on the Building or of the services called for by Section 4.1 unless Tenant first gives assurance acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination or expiration without expense to Landlord, (d) enlarge the Rentable Floor Area of the Premises, or (e) are inconsistent in any material respect, in Landlord’s reasonable judgment, with alterations satisfying Landlord’s standards for new alterations in the Building. Landlord’s review and approval of any such plans and specifications and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and requirements of insurers of the Building and the other requirements of this Lease with respect to Tenant’s insurance obligations (herein called “Insurance Requirements”) nor deemed a waiver of Tenant’s obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements nor give right to any other parties. Further, Tenant acknowledges that Tenant is acting for its own benefit and account, and that Tenant shall not be acting as Landlord’s agent in performing any work in the Premises, accordingly, no contractor, subcontractor or supplier shall have a right to lien Landlord’s interest in the Property in connection with any such work. Within thirty (30) days after receipt of an invoice from Landlord (together with reasonable supporting back up documentation), Tenant shall pay to Landlord as a fee for Landlord’s review of any work or plans (excluding any review respecting initial improvements performed pursuant to Article III hereof for which a fee has previously been paid but including any review of plans or work relating to any assignment or subletting), as Additional Rent, an amount equal to the sum of: (i) $150.00 per hour for time spent by senior staff, and $100 per hour for time spent by junior staff, plus (ii) reasonable third party expenses incurred by Landlord to review Tenant’s plans and Tenant’s work. All alterations and additions shall be part of the Building unless and until Landlord shall specify the same for removal pursuant to Section 5.2. All of Tenant’s alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Buildings or Site or interfere with construction or operation of the Buildings and other improvements to the Site and, except for installation of furnishings, shall be performed by Landlord’s general contractor or by contractors or workers first approved by Landlord. Except for work by Landlord’s general contractor, Tenant, before its work is started, shall secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them and security satisfactory to Landlord protecting Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor to carry insurance in accordance with Section 8.14 herein and to deliver to Landlord certificates of all such insurance. Tenant shall also prepare and submit to Landlord a set of as-built plans, in both print and electronic forms, showing such work performed by Tenant to the Premises promptly after any such alterations, improvements or installations are substantially complete and promptly after any wiring or cabling for Tenant’s computer, telephone and other communications systems is installed by Tenant or Tenant’s contractor. Without limiting any of Tenant’s obligations hereunder, Tenant shall be responsible, as Additional Rent, for the costs of any alterations, additions or improvements in or to the Building that are required in order to comply with Legal Requirements as a result of any work performed by Tenant. Landlord shall have the right to provide such rules and regulations relative to the performance of any alterations, additions, improvements and installations hereunder (which shall be applied in a non-discriminatory manner) and Tenant shall abide by all such reasonable rules and regulations and shall cause all of its contractors to so abide including, without limitation, payment for the costs of using Building services. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Buildings or the Site and immediately to discharge any such liens which may so attach. Tenant shall pay, as Additional Rent, 100% of any real estate taxes on the Complex which shall, at any time after commencement of the Term, result from any alteration, addition or improvement to the Premises made by Tenant. Tenant acknowledges and agrees that Landlord shall be the owner of any additions, alterations and improvements in the Premises or the Building to the extent paid for by Landlord.

Notwithstanding the terms of this Section 5.12, Tenant shall have the right, without obtaining the prior consent of Landlord but upon notice to Landlord given ten (10) days prior to the commencement of any work (which notice shall specify the nature of the work in reasonable detail), to make alterations, additions or improvements to the Premises where:

(a)                                 the same are within the interior of the Premises within the Building, and do not affect the exterior of the Premises and the Building (including no signs on windows);

(b)                                 the same do not affect the roof, any structural element of the Building, the mechanical, electrical, plumbing, heating, ventilating, air-conditioning and fire protection systems of the Building;

(c)                                  with the exception of painting and carpeting (which shall not be subject to the dollar limits set forth in this subsection (iii)), the cost of any individual alteration, addition or improvement shall not exceed $30,000.00 and the aggregate cost of said alterations, additions or improvements made by Tenant during the Lease Term shall not exceed $200,000.00 in cost; and

(d)                                 Tenant shall comply with the provisions of this Lease and if such work increases the cost of insurance or taxes or of services, Tenant shall pay for any such increase in cost;

provided, however, that Tenant shall, within thirty (30) days after the making of such changes, send to Landlord plans and specifications describing the same in reasonable detail and provided further that Landlord, by notice to Tenant given at least thirty (30) days prior to the expiration or earlier termination of the Lease Term, may require Tenant to restore the Premises to its condition prior to construction of such improvements (reasonable wear and tear excepted) at the expiration or earlier termination of the Lease Term.

5.13            Vendors

Any vendors engaged by Tenant to perform services in or to the Premises including, without limitation, janitorial contractors and moving contractors shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or the Property or unreasonably interfere with Building construction or operation and shall be performed by vendors first approved by Landlord.  Notwithstanding the foregoing, the following vendors do not require Landlord’s approval: brokerage, legal, employment staffing, office and other supplies, furniture providers (but not installers), construction consultants not performing any physical work in the Building (but not architects) and food catering.

5.14            Patriot Act

(a)                                 As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned, controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Tenant (and any person, group, or entity which Tenant controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed an immediate Event of Default by Tenant under Section 7.1 of this Lease (without the benefit of notice or grace) and shall be covered by the indemnity provisions of Section 8.1 below, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

(b)                                 As an inducement to Tenant to enter into this Lease, Landlord hereby represents and warrants that, to Landlord’s knowledge: (i) Landlord is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or by any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Landlord is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Landlord (and any person, group, or entity which Landlord controls, directly or indirectly) has not knowingly conducted nor will knowingly conduct business nor has knowingly engaged nor will knowingly engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, is expressly understood and agreed that the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, for the purposes of this subsection (B) the phrase “owned or controlled directly or indirectly by any person, group, entity or nation” and all similar such phrases shall not include (x) any shareholder of Boston Properties, Inc., (y) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange or (z) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Boston Properties Limited Partnership or the holder of any direct or indirect interest in Boston Properties Limited Partnership.

5.15            Landlord Representations

Landlord represents to the Tenant that (a) the Permitted Use is permitted as of right at the Site under the Zoning Ordinance for the City of Waltham (and/or pursuant to special permit granted by the City of Waltham) and complies with the requirements of all easement and encumbrance documents; (b) Landlord holds fee simple title to the Site subject to title matters of record but the Site is not subject to any mortgage; (c) Landlord has full power and authority to enter into this Lease and has obtained all consents and taken all actions necessary in connection therewith; (d) no other party has any possessory right to the Premises or has claimed the same; and (e) to the best of Landlord’s actual knowledge the base building core, shell, and surrounding site work comply with all laws, regulations, and building codes, including without limitation, all laws governing nondiscrimination in public accommodations and commercial facilities, including without limitation, the requirements of the Americans with Disabilities Act (ADA) and all regulations thereunder, applicable to the Building and the Site at the time of construction and Landlord covenants to keep the same in compliance throughout the Term (provided, however, that notwithstanding the foregoing, in no event shall Landlord be liable to Tenant to the extent such non-compliance is caused by parties other than Landlord, its agents, employees or contractors, Landlord hereby agreeing to use reasonable efforts to enforce lease provisions regarding compliance with laws against tenants of the Building as applicable).

ARTICLE V(A)

5A.1                      Restrictions on Transfer

Except as otherwise expressly provided herein, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant’s interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under this Article V(A) shall be void, ab initio; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof.

5A.2                      Exceptions

Notwithstanding the foregoing provisions of Section 5A.1 above and the provisions of Section 5A.3 and 5A.4 below, but subject to the provisions of Sections 5A.5 and 5A.6,

Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) (i) to any controlling entity of Tenant or to any entity controlled by Tenant or to any entity under common control with Tenant (such parent or subsidiary entity or entity under common control with Tenant being hereinafter called a “Tenant Affiliate”) or (ii) to any entity into which Tenant may be converted or with which it may merge, or to any entity purchasing all or substantially all of Tenant’s assets (each, a “Permitted Tenant Successor”), provided that in the case of a Permitted Tenant Successor, the entity to which this Lease is so assigned or which so sublets the Premises has a credit worthiness (e.g. assets on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) which is the same or better than the Tenant as of the date of this Lease.

Except in the case of a statutory merger, in which case the surviving entity in the merger shall be liable under this Lease, Tenant shall continue to remain fully liable under this Lease, on a joint and several basis with the Tenant Affiliate or Permitted Tenant Successor. If any Tenant Affiliate to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such a Tenant Affiliate, and if such cessation was contemplated at the time of the assignment or subletting, such cessation shall be considered an assignment or subletting requiring Landlord’s consent.

5A.3                      Landlord’s Termination Right

Notwithstanding the provisions of Section 5A.1 above, in the event Tenant desires:

(a)                                 to assign this Lease; or

(b)                                 to sublet such portion (the “Sublease Portion”) of the Premises as (x) contains by itself at least fifty percent (50%) of the Rentable Floor Area of the Premises or (y) would bring the total amount of the Premises then subleased (exclusive of any subleases under Section 5A.2 above) to fifty percent (50%) or more of the Rentable Floor Area of the Premises; or

(c)                                  to sublet any Sublease Portion consisting of 10,000 square feet of rentable floor area or more for a term equal to all or substantially all of the remaining Lease Term hereof (any such sublease under this subparagraph (c) or subparagraph (b) above being hereinafter referred to as a “Major Sublease”), then Tenant shall notify Landlord thereof in writing and Landlord shall have the right at its sole option, to be exercised within ten (10) business days after receipt of Tenant’s notice (the “Acceptance Period”), to terminate this Lease as of a date specified in a notice to Tenant, which date shall not be earlier than sixty (60) days nor later than one hundred and twenty (120) days after Landlord’s notice to Tenant; provided, however, that upon the termination date as set forth in Landlord’s notice, all obligations relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and promptly upon being billed therefor by Landlord, Tenant shall make final payment of all rent and additional rent due from Tenant through the termination date.

Notwithstanding the foregoing, in the event of a Major Sublease:

(i)                                     Landlord shall only have the right to so terminate this Lease with respect to the Sublease Portion and from and after the termination date the Rentable Floor Area of the Premises shall be reduced to the rentable floor area of the remainder of the Premises and the definition of Rentable Floor Area of the Premises shall be so amended and after such termination all references in this Lease to the “Premises” or the “Rentable Floor Area of the Premises” shall be deemed to be references to the remainder of the Premises and accordingly Tenant’s payments for Annual Fixed Rent, operating costs, real estate taxes and electricity shall be reduced on a pro rata basis to reflect the size of the remainder of the Premises;

(ii)                                  in the case of Major Sublease for less than all or substantially all of the then-remaining Lease Term, Landlord shall only have the right to suspend the term of this Lease pro tanto for the term of the proposed sublease (i.e. the Term of the Lease in respect of the Sublease Portion shall be terminated for the term of the proposed sublease and then reinstated upon the expiration or earlier termination of such sublease term); and

(iii)                               in the case of a proposed Major Sublease which, when combined with other subleases of the Premises then in effect (exclusive of any subleases under Section 5A.2. above) reaches the fifty percent (50%) of the Premises threshold set forth above for Landlord to recapture, Landlord may only exercise its recapture rights with respect to the proposed Major Sublease, but may not exercise its recapture rights or terminate this Lease as to any subleases of the Premises previously entered into by Tenant.

In the event that Landlord shall not exercise its termination rights as aforesaid, or shall fail to give any or timely notice pursuant to this Section the provisions of Sections 5A.4-5A.7 shall be applicable. In the case of a partial subletting where Landlord has exercised its termination right pursuant to this Section 5A.3, Landlord shall be responsible, at its sole cost and expense, for all work necessary to separately physically demise that portion of the Premises which are being terminated from the remainder of the Premises.

This Section 5A.3 shall not be applicable to an assignment or sublease pursuant to Section 5A.2.

5A.4                      Consent of Landlord

Notwithstanding the provisions of Section 5A.1 above, but subject to the provisions of this Section 5A.4 and the provisions of Sections 5A.5, 5A.6 and 5A.7 below, in the event that Landlord shall not have exercised the termination right as set forth in Section 5A.3, or shall have failed to give any or timely notice under Section 5A.3, then for a period of one hundred eighty (180) days (i) after the receipt of Landlord’s notice stating that Landlord does not elect the termination right, or (ii) after the expiration of the Acceptance Period, in the event Landlord shall not give any or timely notice under Section 5A.3 as the case may be, Tenant shall have the right to assign this Lease or sublet the Premises in accordance with the Proposed Transfer Notice provided that, in each instance, Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. It is understood and agreed that Landlord’s consent shall be deemed given hereunder if Landlord shall fail to respond to a Proposed Transfer Notice meeting the requirements of Section 5A.5 below within ten (10) business days after receipt thereof from Tenant.

Without limiting the foregoing standard, Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

(a)                                 the proposed assignee or subtenant is a tenant in the Building or is in active negotiation with Landlord and Landlord has existing space that satisfies such party’s needs, or

(b)                                 the proposed assignee or subtenant is not of a character consistent with the operation of a first class office building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental or quasi-governmental agency), or

(c)                                  giving appropriate weight, if applicable, to the fact that Tenant will nevertheless remain liable under this Lease, the proposed assignee or subtenant does not possess adequate financial capability to assure the performance of the Tenant obligations as and when due or required, or

(d)                                 the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section 1.1 hereof, or

(e)                                  the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to materially increase Landlord’s Operating Expenses beyond that which Landlord now incurs for use by Tenant; (ii) be likely to materially increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting or assignment; or (iii) materially violate or be likely to materially violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or

(f)                                   there shall be existing a monetary or material non-monetary Event of Default (defined in Section 7.1), or

(g)                                  any part of the rent payable under the proposed assignment or sublease shall be based in whole or in part on the income or profits derived from the Premises or if any proposed assignment or sublease shall potentially have any adverse effect on the real estate investment trust qualification requirements applicable to Landlord and its affiliates.

5A.5                      Tenant’s Notice

Tenant shall give Landlord notice (the “Proposed Transfer Notice”) of any proposed sublease or assignment, and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting pursuant to Section 5A.4, such information as to the proposed assignee’s or proposed subtenant’s net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in Section 5A.4 above (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made, (d) in the case of a proposed assignment or subletting pursuant to Section 5A.4, all other information reasonably necessary to make the determination referred to in Section 5A.4 above and (e) in the case of a proposed assignment or subletting pursuant to Section 5A.2 above, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 5A.2.

If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease or assign pursuant to Tenant’s notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within one hundred eighty (180) days after the date of Landlord’s consent, the consent shall be deemed null and void and the provisions of Section 5A.3 shall be applicable.

5A.6                      Profit on Subleasing or Assignment

In addition, in the case of any assignment or subleasing as to which Landlord may consent (other than an assignment or subletting permitted under Section 5A.2 hereof) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, Additional Rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the “Assignment/Sublease Profits” (hereinafter defined), if any shall be paid to Landlord.

The “Assignment/Sublease Profits” shall be the excess, if any, of (a) the “Assignment/Sublease Net Revenues” as hereinafter defined over (b) the Annual Fixed Rent, Additional Rent and other charges provided in this Lease (provided, however, that for the purpose of calculating the Assignment/Sublease Profits in the case of a sublease, appropriate proportions in the applicable Annual Fixed Rent, Additional Rent and other charges under this Lease shall be made based on the percentage of the Premises subleased and on the terms of the sublease). The “Assignment/Sublease Net Revenues” shall be the fixed rent, Additional Rent and all other charges and sums payable either initially or over the term of the sublease or assignment, less the reasonable costs of Tenant incurred in such subleasing or assignment (the definition of which shall be limited to brokerage commissions, advertising and marketing costs, rent concessions, attorneys’ fees, architect and construction management fees, and alteration allowances, in each case actually paid), as set forth in a statement certified by an appropriate officer of Tenant and delivered to Landlord within thirty (30) days of the full execution of the sublease or assignment document, amortized over the term of the sublease or assignment.

All payments of the Assignment/Sublease Profits due Landlord shall be made within ten (10) days of receipt of same by Tenant.

5A.7                      Additional Conditions

(A)                               It shall be a condition of the validity of any assignment or subletting of right under Section 5A.2 above, or consented to under Section 5A.4 above, that both Tenant and the assignee or sublessee enter into a separate written instrument directly with Landlord in a form and containing terms and provisions reasonably required by Landlord, including, without limitation, the agreement of the assignee or sublessee to be bound by all the obligations of the Tenant hereunder, including, without limitation, the obligation (a) to pay the Annual Fixed Rent, Additional Rent, and other amounts provided for under this Lease (but in the case of a partial subletting, such subtenant shall agree on a pro rata basis to be so bound) and (b) to comply with the provisions of Sections 5A.1 through 5A.7 hereof. Such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder and Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the sublease or the subtenant thereunder, and at Landlord’s option, upon the termination or expiration of the Lease (whether such termination is based upon a cause beyond Tenant’s control, a default of Tenant, the agreement of Tenant and Landlord or any other reason), the sublease shall be terminated.

(B)                               As Additional Rent, Tenant shall pay to Landlord as a fee for Landlord’s review of any proposed assignment or sublease requested by Tenant and the preparation of any associated documentation in connection therewith, within thirty (30) days after receipt of an invoice from Landlord, an amount equal to the sum of (i) $1,000.00 and/or (ii) reasonable out of pocket legal fees or other expenses incurred by Landlord in connection with such request.

(C)                               If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time and from time to time, collect Annual Fixed Rent, Additional Rent, and other charges from the assignee, sublessee or occupant and apply the net amount collected to the Annual Fixed Rent, Additional Rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Sections 5A.1 through 5A.7 hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

(D)                               The consent by Landlord to an assignment or subletting under any of the provisions of Sections 5A.2 or 5A.4 shall in no way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

(E)                                Without limiting Tenant’s obligations under Article IX, Tenant shall be responsible, at Tenant’s sole cost and expense, for performing all work necessary to comply with Legal Requirements and Insurance Requirements in connection with any assignment or subletting hereunder including, without limitation, any work in connection with such assignment or subletting.

(F)                                 In addition to the other requirements set forth in this Lease and notwithstanding any other provision of this Lease, partial sublettings of the Premises shall only be permitted under the following terms and conditions: (i) the layout of both the subleased premises and the remainder of the Premises must comply with applicable laws, ordinances, rules and/or regulations and be reasonably approved by Landlord, including, without limitation, all requirements concerning access and egress; (ii) in the event the subleased premises are separately physically demised from the remainder of the Premises, and except as provided in Section 5A.3, Tenant shall pay all costs of separately physically demising the subleased premises; and (iii) at any given time, there shall be no more than two (2) subleases in effect.

(G)                               Notwithstanding anything to the contrary provided in Section 5A.6 above, Landlord shall be entitled to one hundred percent (100%) of any Assignment/Sublease Profits reasonably allocable (in Landlord’s reasonable determination consistent with Section 5A.6) to any calendar month of the Term during which there is or was subsisting, at any time during said calendar month, a monetary or material non-monetary Event of Default (as defined in Section 15.1).

ARTICLE VI

Casualty and Taking

6.1                   Damage Resulting from Casualty

In case during the Lease Term the Building or the Site are damaged by fire or casualty and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred twenty (120) days from the date of such fire or casualty, Landlord may, at its election, terminate this Lease by notice given to Tenant within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

In case during the last eighteen (18) months of the Lease Term (as the same may be extended), the Building is damaged by fire or casualty and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred fifty (150) days from the date of such fire or casualty, Tenant may, at its election, terminate this Lease by notice given to Landlord within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Tenant shall be not less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.

If the Building or the Site or any part thereof are damaged by fire or other casualty and this Lease is not so terminated, or Landlord or Tenant have no right to terminate this Lease, and in any such case the holder of any mortgage which includes the Building as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net insurance proceeds to be applied to the restoration of the Building (and/or the Site), Landlord promptly after such damage and the determination of the net amount of insurance proceeds available shall use due diligence to restore the Premises and the Building in the event of damage thereto (excluding Tenant’s Property) into proper condition for use and occupation and a just proportion of the Annual Fixed Rent, Tenant’s share of Operating Costs and Tenant’s share of real estate taxes according to the nature and extent of the injury to the Premises shall be abated from the date of such fire or casualty until the Premises shall have been put by Landlord substantially into such condition and are made available for occupancy by Tenant.  If such net insurance proceeds are not allowed by such mortgagee or ground lessor to be applied to, or are otherwise insufficient for, the restoration of the Building (and/or the Site) and if Landlord does not otherwise elect to spend the additional funds necessary to fully restore the Building (and/or the Site), then Landlord shall give notice (“Landlord’s Insufficient Insurance Proceeds Notice”) to Tenant that Landlord does not elect to fund the amount of the insufficiency and Tenant shall thereafter have the right to terminate this Lease by providing Landlord with a notice of termination within thirty (30) days after Tenant’s receipt of Landlord’s Insufficient Insurance Proceeds Notice (the effective date of which termination shall not be less than sixty (60) days after the date of such notice of such termination).

Unless such restoration is completed within one (1) year from the date of the casualty or taking, such period to be subject, however, to extension where the delay in completion of such work is due to Force Majeure, as defined hereinbelow, (but in no event beyond eighteen (18) months from the date of the casualty or taking), Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease at any time after the expiration of such one-year (as extended) period until the restoration is substantially completed, such termination to take effect as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant’s notice, with the same force and effect as if such date were the date originally established as the expiration date hereof unless, within thirty (30) days after Landlord’s receipt of Tenant’s notice, such restoration is substantially completed, in which case Tenant’s notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect. When used herein, “Force Majeure” shall mean any prevention, delay or stoppage due to governmental regulation, strikes, lockouts, acts of God, acts of war, terrorists acts, civil commotions, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord’s control or attributable to Tenant’s action or inaction.  A party shall have the right to invoke the benefit of the Force Majeure provisions of this Article XI only if (a) it advises the other party of the occurrence of the Force Majeure event within three (3) business days after it becomes aware thereof and (b) such party uses commercially reasonable efforts to mitigate the impact of such Force Majeure event to the extent it within such party’s reasonable ability to do so under the circumstances).

6.2                   Uninsured Casualty

Notwithstanding anything to the contrary contained in this Lease, if the Building or the Premises shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of casualty insurance at the time required to be maintained by Landlord pursuant to this Lease and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred fifty (150) days from the date of such fire or casualty, Landlord may, at its election, terminate the Term of this Lease by notice to the Tenant given within sixty (60) days after such loss. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

6.3                   Rights of Termination for Taking

If the entire Building, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant’s purposes, shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

Further, if so much of the Building shall be so taken that continued operation of the Building would be uneconomic, as determined by Landlord in its reasonable discretion, as a result of the taking, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord’s desire to do so not later than thirty (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken).  Landlord agrees not to exercise such termination right in a discriminatory manner insofar as any election Landlord makes, or refrains from making, pursuant to any termination right Landlord may have with respect to other tenants of the Building whose premises are similarly affected.  If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net condemnation proceeds to be applied to the restoration of the Building, Landlord agrees that after the determination of the net amount of condemnation proceeds available to Landlord, Landlord shall use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding Tenant’s Property).  If such net condemnation proceeds are not allowed by such mortgagee or ground lessor to be applied to, or are otherwise insufficient for, the restoration of the Building (and/or the Site) and if Landlord does not otherwise elect to spend the additional funds necessary to fully restore the Building (and/or the Site), then Landlord shall give notice (“Landlord’s Insufficient Condemnation Proceeds Notice”) to Tenant that Landlord does not elect to fund the amount of the insufficiency and Tenant shall thereafter have the right to terminate this Lease by providing Landlord with a notice of termination within thirty (30) days after Tenant’s receipt of Landlord’s Insufficient Condemnation Proceeds Notice (the effective date of which termination shall not be less than sixty (60) days after the date of such notice of such termination).

If the Premises shall be affected by any exercise of the power of eminent domain and neither Landlord nor Tenant shall terminate this Lease as provided above, then the Annual Fixed Rent, Tenant’s share of operating costs and Tenant’s share of real estate taxes shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, Tenant’s share of operating costs and Tenant’s share of real estate taxes shall be abated for the remainder of the Lease Term.

6.4                   Award

Landlord shall have and hereby reserves to itself any and all rights to receive awards made for damages to the Premises, the Buildings, the Complex and the Site and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby grants, releases and assigns to Landlord all Tenant’s rights to such awards, and covenants to execute and deliver such further assignments and assurances thereof as Landlord may from time to time request, and if Tenant shall fail to execute and deliver the same within fifteen (15) days after notice from Landlord, Tenant hereby covenants and agrees that Landlord shall be irrevocably designated and appointed as its attorney-in-fact to execute and deliver in Tenant’s name and behalf all such further assignments thereof which conform with the provisions hereof.

Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceeding a claim for the value of any of Tenant’s usual trade fixtures installed in the Premises by Tenant at Tenant’s expense and so taken and for relocation and moving expenses.

ARTICLE VII

Default

7.1                   Tenant’s Default

(a)                                 If at any time subsequent to the date of this Lease any one or more of the following events (herein sometimes called an “Event of Default”) shall occur:

(i)                                     Tenant shall fail to pay the Annual Fixed Rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable, and the same continues for five (5) days after written notice from Landlord thereof; or

(ii)                                  Landlord having rightfully given the notice specified in subdivision (i) above twice in any calendar year, Tenant shall thereafter in the same calendar year fail to pay the Annual Fixed Rent, Additional Rent or other charges on or before the date on which the same become due and payable; or

(iii)                               Tenant shall assign its interest in this Lease or sublet any portion of the Premises in violation of the requirements of Sections 5.6 through 5.6.5 of this Lease; or

(iv)                              Tenant shall fail to perform or observe some term or condition of this Lease which, because of its character, would immediately and materially jeopardize Landlord’s interest (such as, but without limitation, failure to maintain general liability insurance, and such failure continues for three (3) business days after written notice from Landlord to Tenant thereof; or

(v)                                 Tenant shall fail to perform or observe any other covenant herein contained on Tenant’s part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after written notice to Tenant specifying such failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence within thirty (30) days after written notice thereof to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

(vi)                              Tenant’s leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

(vii)                           Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

(viii)                        A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive) then, and in any of said cases (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance).

Landlord lawfully may, immediately or at any time thereafter, and without demand or further notice terminate this Lease by notice to Tenant, specifying a date not less than ten (10) days after the giving of such notice on which this Lease shall terminate, and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term (Tenant hereby waiving any rights of redemption), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

(b)                                 If this Lease shall have been terminated as provided in this Article, then Landlord may, without notice, re- enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

(c)                                  In the event that this Lease is terminated under any of the provisions contained in Section 7.1 (a) or shall be otherwise terminated by breach of any obligation of Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Term, and for the whole thereof, but in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all reasonable expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

Amounts received by Landlord after reletting shall first be applied against such Landlord’s reasonable expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant’s liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant’s obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, amounts received by Landlord from such reletting for any period shall be credited only against obligations of Tenant allocable to such period, and shall not be credited against obligations of Tenant hereunder accruing subsequent or prior to such period; nor shall any credit of any kind be due for any period after the date when the term of this Lease is scheduled to expire according to its terms.

Landlord agrees to use reasonable efforts to relet the Premises after Tenant vacates the same in the event this Lease is terminated based upon an Event of Default by Tenant hereunder. The marketing of the Premises in a manner similar to the manner in which Landlord markets other premises within Landlord’s control within the Building shall be deemed to have satisfied Landlord’s obligation to use “reasonable efforts” hereunder. In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises (including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant), (ii) relet the Premises before leasing other vacant space in the Building, or (iii) lease the Premises for a rental less than the current fair market rent then prevailing for similar office space in the Building.

(d)                                 (i)                                     Landlord may elect, as an alternative, to have Tenant pay liquidated damages, which election may be made by notice given to Tenant at any time after such termination and whether or not Landlord shall have collected any damages as aforesaid, as liquidated final damages and in lieu of all other damages beyond the date of such notice. Upon such notice, Tenant shall promptly pay to Landlord, as liquidated damages, in addition to any damages collected or due from Tenant for any period prior to such notice, such a sum as at the time of the giving of such notice represents the amount of the excess, if any, of (a) the discounted present value, at a discount rate of eight percent (8%) of the Annual Fixed Rent, Additional Rent and other charges which would have been payable by Tenant under this Lease from the date of such notice for what would be the then unexpired Lease Term if the Lease terms had been fully complied with by Tenant over and above, (b) the discounted present value, at a discount rate of eight percent (8%), of the Annual Fixed Rent, Additional Rent and other charges that would be received by Landlord if the Premises were re- leased at the time of such notice for the remainder of the Lease Term at the fair market value (including provisions regarding periodic increases in Annual Fixed Rent if such are applicable) prevailing at the time of such notice.

(ii)                                  For the purposes of this Article, if Landlord elects to require Tenant to pay damages in accordance with the immediately preceding paragraph, the total rent shall be computed by assuming that Tenant’s share of excess taxes, Tenant’s share of excess operating costs and Tenant’s share of excess electrical costs would be, for the balance of the unexpired Term from the date of such notice, the amount thereof (if any) for the immediately preceding annual period payable by Tenant to Landlord.

(e)                                  In case of any Event of Default, re-entry, dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions, abatements or free rent to the extent that Landlord considers advisable or necessary to re-let the same and (ii) may make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

(f)                                   The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for. Further, nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

(g)                                  In lieu of any other damages or indemnity and in lieu of the recovery by Landlord of all sums payable under all the foregoing provisions of this Section 7.1, Landlord may elect to collect from Tenant, by notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in this Article VII or otherwise terminated by breach of any obligation of Tenant and before full recovery under such foregoing provisions, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the sum of the Annual Fixed Rent and all Additional Rent payable for the twelve (12) months ended next prior to such termination plus the amount of Annual Fixed Rent and Additional Rent of any kind accrued and unpaid at the time of such election plus any and all expenses which the Landlord may have incurred for and with respect of the collection of any of such rent.

7.2                   Landlord’s Default

Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. The Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against the Landlord from rent thereafter due and payable, but shall look solely to the Landlord for satisfaction of such claim.

ARTICLE VIII

Insurance and Indemnity

8.1                   Indemnity

(a)                                 Indemnity. To the fullest extent permitted by law, but subject to the limitations in Section 9.3(B) hereof, and to the extent not resulting from any act, omission, negligence or willful misconduct of the Landlord Parties (as hereinafter defined), Tenant agrees to indemnify and save harmless the Landlord Parties from and against all claims by third parties of whatever nature to the extent arising from or claimed to have arisen from (i) any act, omission or negligence of the Tenant Parties (as hereinafter defined) occurring in the Premises, the Building or Complex; (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Premises from the earlier of (A) the date on which any Tenant Party first enters the Premises in accordance with the provisions of Exhibit B-1 attached hereto or (B) the Commencement

Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long after the end of the Lease Term as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereof; (iii) any accident, injury or damage whatsoever occurring outside the Premises but within the Building, or the Complex, where such accident, injury or damage results, or is claimed to have resulted, from any act, omission or negligence on the part of any of the Tenant Parties; or (iv) any breach of this Lease by Tenant (but only to the extent a specific remedy for such breach is not otherwise provided for pursuant to the terms of this Lease); provided, however, that in no event shall Tenant be liable for any indirect or consequential damages except as provided in Section 9.17 below.  Tenant shall pay such indemnified amounts as they are incurred by the Landlord Parties. This indemnification shall not be construed to deny or reduce any other rights or obligations of indemnity that any of the Landlord Parties may have under this Lease or the common law.

(b)                                 No limitation. The indemnification obligations under this Section 8.1 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant or any subtenant or other occupant of the Premises under workers’ compensation acts, disability benefit acts, or other employee benefit acts. Tenant waives any immunity from or limitation on its indemnity or contribution liability to the Landlord Parties based upon such acts.

(c)                                  Subtenants and other occupants. Tenant shall require its subtenants and other occupants of the Premises to provide similar indemnities to the Landlord Parties in a form acceptable to Landlord.

(d)                                 Survival. The terms of this Section 8.1 shall survive any termination or expiration of this Lease.

(e)                                  Landlord’s Indemnity.  To the maximum extent permitted by law, but subject to the limitations in Section 9.3(B) and in Sections 8.2 and 8.13 of this Article, and to the extent not resulting from any act, omission, fault, negligence or willful misconduct of Tenant or its contractors, licensees, invitees, agents, servants or employees, Landlord agrees to indemnify and save harmless Tenant from and against any claim by a third party arising from any injury to any person occurring in the Premises, the Building or the Complex after the date that possession of the Premises is first delivered to Tenant and until the expiration or earlier termination of the Lease Term, to the extent such injury results from the negligent act or omission or willful misconduct of Landlord or Landlord’s contractors, agents or employees, or from any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease (but only to the extent a specific remedy for such breach or default is not otherwise provided for pursuant to the terms of this Lease); provided, however, that in no event shall the aforesaid indemnity render Landlord responsible or liable for any loss or damage to fixtures, personal property or other property of Tenant, and Landlord shall in no event be liable for any indirect or consequential damages.  Tenant shall provide notice of any such third party claim to Landlord as soon as practicable.  Landlord shall have the right, but not the duty, to defend the claim.  The provisions of this Section 8.1(e) shall not be applicable to the holder of any mortgage now or hereafter on the Building or the Site (whether or not such holder shall be a mortgagee in possession of or shall have exercised any rights under a conditional, collateral or other assignment of leases and/or rents respecting the Building or the Site, except to the extent of liability insurance maintained by such holder).

(f)                                   Costs. The foregoing indemnity and hold harmless agreement shall include indemnity for all costs, expenses and liabilities (including, without limitation, attorneys’ fees and disbursements) incurred by the Landlord Parties in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against one or more Landlord Parties by reason of any such claim, Tenant, upon request from the Landlord Party, shall resist and defend such action or proceeding on behalf of the Landlord Party by counsel appointed by Tenant’s insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to the Landlord Party. The Landlord Parties shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such Landlord Parties.

8.2                   Tenant’s Risk

Tenant agrees to use and occupy the Premises, and to use such other portions of the Building and the Complex as Tenant is given the right to use by this Lease at Tenant’s own risk. The Landlord Parties shall not be liable to the Tenant Parties for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to a Tenant Party’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Building or the Complex, any fire, robbery, theft, mysterious disappearance, or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building or the Complex, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building or the Complex, or from drains, pipes or plumbing fixtures in the Building or the Complex. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of the Tenant Party, and neither the Landlord Parties nor their insurers shall in any manner be held responsible therefor. The Landlord Parties shall not be responsible or liable to a Tenant Party, or to those claiming by, through or under a Tenant Party, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building or otherwise. The provisions of this section shall be applicable to the fullest extent permitted by law, and until the expiration or earlier termination of the Lease Term, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

8.3                   Tenant’s Commercial General Liability Insurance

Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereafter, a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office (“ISO”) Commercial General Liability Coverage “occurrence” form CG 00 01 10 01 or another Commercial General Liability “occurrence” form providing equivalent coverage. Such insurance shall include broad form contractual liability coverage, specifically covering but not limited to the indemnification obligations undertaken by Tenant in this Lease. The minimum limits of liability of such insurance shall be Five Million Dollars ($5,000,000.00) per occurrence (which insurance limits may be satisfied through a combination of primary and umbrella coverage). In addition, in the event Tenant hosts a function in the Premises, Tenant agrees to obtain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as may be reasonably determined by Landlord (including liquor liability coverage, if applicable) and provide Landlord with evidence of the same upon request.

8.4                   Tenant’s Property Insurance

Tenant shall maintain at all times during the Term of the Lease, and during such earlier time as Tenant may be performing work in or to the Premises or have property, fixtures, furniture, equipment, machinery, goods, supplies, wares or merchandise on the Premises, and containing thereafter so long as Tenant is in occupancy of any part of the Premises, business interruption insurance and insurance against loss or damage covered by the so-called “all risk” type insurance coverage with respect to Tenant’s property, fixtures, furniture, equipment, machinery, goods, supplies, wares and merchandise, and all alterations, improvements and other modifications made by or on behalf of the Tenant in the Premises, and other property of Tenant located at the Premises, which are permitted to be removed by Tenant at the expiration or earlier termination of the Lease Term except to the extent paid for by Landlord (collectively “Tenant’s Property”). The business interruption insurance required by this Section 8.4 shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Annual Fixed Rent then in effect during any year during the Term, plus any Additional Rent due and payable for the immediately preceding year during the Term. The “all risk” insurance required by this section shall be in an amount at least equal to the full replacement cost of Tenant’s Property. In addition, during such time as Tenant is performing work in or to the Premises, Tenant, at Tenant’s expense, shall also maintain, or shall cause its contractor(s) to maintain, builder’s risk insurance for the full insurable value of such work. Landlord and such additional persons or entities as Landlord may reasonably request shall be named as loss payees, as their interests may appear, on the policy or policies required by this Lease. In the event of loss or damage covered by the “all risk” insurance required by this Lease, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with Article

VI. To the extent that Landlord is obligated to pay for the repair or restoration of the loss or damage covered by the policy, Landlord shall be paid the proceeds of the “all risk” insurance covering the loss or damage. To the extent Tenant is obligated to pay for the repair or restoration of the loss or damage, covered by the policy, Tenant shall be paid the proceeds of the “all risk” insurance covering the loss or damage. If both Landlord and Tenant are obligated to pay for the repair or restoration of the loss or damage covered by the policy, the insurance proceeds shall be paid to each of them in the pro rata proportion of their obligations to repair or restore the loss or damage. If the loss or damage is not repaired or restored (for example, if the Lease is terminated pursuant to Article VI), the insurance proceeds shall be paid to Landlord and Tenant in the pro rata proportion of their relative contributions to the cost of the leasehold improvements covered by the policy.

8.5                   Tenant’s Other Insurance

Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, and thereafter throughout the end of the Term, and after the end of the Term for so long after the end of the Term as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereafter, (1) comprehensive automobile liability insurance (covering any automobiles owned or operated by Tenant) issued on a form at least as broad as ISO Business Auto Coverage form CA 00 01 07 97 or other form providing equivalent coverage; (2) worker’s compensation insurance; and (3) employer’s liability insurance. Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker’s compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Premises are located (as the same may be amended from time to time). Such employer’s liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

8.6                   Requirements for Tenant’s Insurance

All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies that are admitted to do business, and are in good standing in the Commonwealth of Massachusetts and that have a rating of at least “A” and are within a financial size category of not less than “Class X” in the most current Best’s Key Rating Guide or such similar rating as may be reasonably selected by Landlord. All such insurance shall: (1) be acceptable in form and content to Landlord; (2) be primary and noncontributory; and (3) contain an endorsement providing that the insurer shall provide Landlord at least thirty (30) days’ prior written notice (by certified or registered mail, return receipt requested, or by fax or email) of any cancellation, failure to renew, reduction of amount of insurance or material change in coverage. No such policy shall contain any deductible or self-insured retention greater than (i) Twenty Five Thousand Dollars ($25,000.00) in the case of Tenant’s liability insurance, and (ii) One Hundred Thousand Dollars ($100,000.00) in the case of Tenant’s property insurance. Such deductibles and self-insured retentions shall be deemed to be “insurance” for purposes of the waiver in Section 8.13 below. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts of insurance based on such limits as are customarily carried with respect to similar properties in the area in which the Premises are located. The minimum amounts of insurance required by this Lease shall not be reduced by the payment of claims or for any other reason. In the event Tenant shall fail to obtain or maintain any insurance meeting the requirements of this Article, or to deliver such policies or certificates as required by this Article, Landlord may, at its option, on five (5) days notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

8.7                   Additional Insureds

To the fullest extent permitted by law, the commercial general liability and auto insurance carried by Tenant pursuant to this Lease, and any additional liability insurance carried by Tenant pursuant to Section 8.3 of this Lease, shall name Landlord, Landlord’s managing agent, and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to this Lease or the operations of Tenant (collectively “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured.

8.8                   Certificates of Insurance

On or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, Tenant shall furnish Landlord with certificates evidencing the insurance coverage required by this Lease, and renewal certificates shall be furnished to Landlord at least annually thereafter, and at renewal of each policy for which a certificate was furnished (acceptable forms of such certificates for liability and property insurance, respectively, are attached as Exhibit H). Failure by the Tenant to provide the certificates or letters required by this Section 8.8 shall not be deemed to be a waiver of the requirements in this Section 8.8. Upon request by Landlord, a true and complete copy of any insurance policy required by this Lease shall be delivered to Landlord within ten (10) days following Landlord’s request.

8.9                   Subtenants and Other Occupants

Tenant shall require its subtenants and other occupants of the Premises to provide written documentation evidencing the obligation of such subtenant or other occupant to indemnify the Landlord Parties to the same extent that Tenant is required to indemnify the Landlord Parties pursuant to Section 8.1 above, and to maintain insurance that meets the requirements of this Article, and otherwise to comply with the requirements of this Article. Tenant shall require all such subtenants and occupants to supply certificates of insurance evidencing that the insurance requirements of this Article have been met and shall forward such certificates to Landlord on or before the earlier of (i) the date on which the subtenant or other occupant or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives first enters the Premises or (ii) the commencement of the sublease. Tenant shall be responsible for identifying and remedying any deficiencies in such certificates or policy provisions.

8.10            No Violation of Building Policies

Tenant shall not commit or permit any violation of the policies of fire, boiler, sprinkler, water damage or other insurance covering the Complex and/or the fixtures, equipment and property therein carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing (i) would result in termination of any such policies, (ii) would adversely affect Landlord’s right of recovery under any of such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Complex or the property of Landlord in amounts reasonably satisfactory to Landlord.

8.11            Tenant to Pay Premium Increases

If and solely to the extent that, because of anything done, caused or permitted to be done, or omitted by Tenant (or its subtenant or other occupants of the Premises), the rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Complex and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than they otherwise would be, Tenant shall reimburse Landlord and/or the other tenants and subtenants in the Building for the additional insurance premiums thereafter paid by Landlord or by any of the other tenants and subtenants in the Building which shall have been charged because of the aforesaid reasons, such reimbursement to be made from time to time on Landlord’s demand.

8.12            Landlord’s Insurance

(a)                                 Required insurance. Landlord shall maintain insurance against loss or damage with respect to the Building on an “all risk” type insurance form, with customary exceptions, subject to such deductibles as Landlord may reasonably determine, in an amount equal to at least the replacement value of the Building. Landlord shall also maintain such insurance with respect to any improvements, alterations, and fixtures of Tenant located at the Premises to the extent paid for by Landlord. The cost of such insurance shall be treated as a part of Landlord’s Operating Expenses. Such insurance shall be maintained with an insurance company selected by Landlord. Payment for losses thereunder shall be made solely to Landlord.

(b)                                 Optional insurance. Landlord may maintain such additional insurance with respect to the Building and the Complex, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. Landlord may also maintain such other insurance as may from time to time be required by the holder of any mortgage on the Building or Property. The cost of all such additional insurance shall also be part of the Landlord’s Operating Expenses.

(c)                                  Blanket and self-insurance. Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by Landlord or any affiliate of Landlord under a program of self-insurance, and in such event Landlord’s Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Building.

(d)                                 No obligation. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, Tenant’s Property, including any such property or work of Tenant’s subtenants or occupants. Landlord will also have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant’s or any subtenant’s or occupant’s business.

8.13            Waiver of Subrogation

To the fullest extent permitted by law, the parties hereto waive and release any and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, and in the case of Landlord, against all “Tenant Parties” (hereinafter defined), and in the case of Tenant, against all “Landlord Parties” (hereinafter defined), for any loss or damage incurred by the waiving/releasing party to the extent such loss or damage is insured under any insurance policy required by this Lease or which would have been so insured had the party carried the insurance it was required to carry hereunder. Tenant shall obtain from its subtenants and other occupants of the Premises a similar waiver and release of claims against any or all of Tenant or Landlord. In addition, the parties hereto (and in the case of Tenant, its subtenants and other occupants of the Premises) shall procure an appropriate clause in, or endorsement on, any insurance policy required by this Lease pursuant to which the insurance company waives subrogation. The insurance policies required by this Lease shall contain no provision that would invalidate or restrict the parties’ waiver and release of the rights of recovery in this section. The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy.

The term “Landlord Party” or “Landlord Parties” shall mean Landlord, any affiliate of Landlord, Landlord’s managing agents for the Building, each mortgagee (if any), each ground lessor (if any), and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives. For the purposes of this Lease, the term “Tenant Party” or “Tenant Parties” shall mean Tenant, any affiliate of Tenant, any permitted subtenant or any other permitted occupant of the Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives.

8.14            Tenant’s Work

During such times as Tenant is performing work or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer’s liability, builder’s risk, and equipment/property insurance in such amounts and on such terms as are customarily required of such contractors and subcontractors on similar projects. The amounts and terms of all such insurance are subject to Landlord’s written approval, which approval shall not be unreasonably withheld. The commercial general liability and auto insurance carried by Tenant’s contractors and their subcontractors of all tiers pursuant to this section shall name Landlord, Landlord’s managing agent, and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to their work or services (collectively “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. Tenant shall obtain and submit to Landlord, prior to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this section.

ARTICLE IX

Miscellaneous Provisions

9.1                   Waiver

Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.

No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

9.2                   Cumulative Remedies

Except as expressly provided in this Lease, the specific remedies to which Landlord and Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress which they may be lawfully entitled to seek in case of any breach or threatened breach of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions, provided, however, that the foregoing shall not be construed as a confession of judgment by Tenant.

9.3                   Quiet Enjoyment

(a)                                 This Lease is subject and subordinate to all matters of record. Tenant, subject to the terms and provisions of this Lease on payment of the rent and observing, keeping and performing all of the terms and provisions of this Lease on Tenant’s part to be observed, kept and performed, shall and may lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term (exclusive of any period during which Tenant is holding over after the expiration or termination of this Lease without the consent of Landlord), without interruption, disturbance, hindrance or ejection by Landlord or any persons claiming through or under Landlord, subject, however, to the terms of this Lease; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied; and it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord’s successors, including ground or master lessees, only with respect to breaches occurring during Landlord’s or Landlord’s successors’ respective ownership of Landlord’s interest hereunder, as the case may be.

(b)                                 Further, Tenant specifically agrees to look solely to Landlord’s then equity interest in the Building at the time owned, or in which Landlord holds an interest as ground lessee, for recovery of any judgment from Landlord; it being specifically agreed that neither Landlord (original or successor), nor any beneficiary of any trust of which any person holding Landlord’s interest is trustee, nor any member, manager, partner, director or stockholder, nor Landlord’s managing agent, shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors in interest, or any action not involving the personal liability of Landlord (original or successor), any successor trustee to the persons named herein as Landlord, or any beneficiary of any trust of which any person holding Landlord’s interest is trustee, or of any manager, member, partner, director or stockholder of Landlord or of Landlord’s managing agent to respond in monetary damages from Landlord’s assets other than Landlord’s equity interest aforesaid in the Building, but in no event shall Tenant have the right to terminate or cancel this Lease or to withhold rent or to set-off any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the demised premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same. In no event shall either party hereto ever be liable for any indirect or consequential damages or loss of profits or the like, provided that the foregoing limitation of liability shall be inapplicable to Tenant’s obligations pursuant to Section 9.17 hereof (subject to the limitations set forth in Section 9.17(B) thereof). In the event that Landlord shall be determined to have acted unreasonably in withholding any consent or approval under this Lease, the sole recourse and remedy of Tenant in respect thereof shall be to specifically enforce Landlord’s obligation to grant such consent or approval, and in no event shall the Landlord be responsible for any damages of whatever nature in respect of its failure to give such consent or approval nor shall the same otherwise affect the obligations of Tenant under this Lease or act as any termination of this Lease.

9.4                   Notice to Mortgagee and Ground Lessor

After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as a part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord’s defaults by such holder or ground lessor within a reasonable time thereafter (including a reasonable time to obtain possession of the premises if the mortgagee or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Section 9.4 or Section 9.14, the term “mortgage” includes a mortgage on a leasehold interest of Landlord (but not one on Tenant’s leasehold interest).

9.5                   Assignment of Rents

With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

(a)                                 That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect; and

(b)                                 That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord’s position hereunder by such ground lessor.

In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption by such purchaser-lessor, by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder subject to the provisions of Section 9.3 hereof. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations hereunder and provided that Tenant agrees to attorn to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

9.6                   Surrender

No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Premises.

9.7                   Brokerage

(a)                                 Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm, if any, designated in Section 1.1 hereof; and in the event any claim is made against the Landlord relative to dealings by Tenant with brokers other than the Brokers, if any, designated in Section 1.1 hereof, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(b)                                 Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm, if any, designated in Section 1.1 hereof; and in the event any claim is made against the Tenant relative to dealings by Landlord with brokers other than the Brokers, if any, designated in Section 1.1 hereof, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Broker for the Original Term of this Lease, if any, designated in Section 1.1 hereof.

9.8                   Invalidity of Particular Provisions

If any term or provision of this Lease, including but not limited to any waiver of contribution or claims, indemnity, obligation, or limitation of liability or of damages, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

9.9                   Provisions Binding, Etc

The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to subletting or assignment by Tenant.

9.10            Recording; Confidentiality

Each of Landlord and Tenant agree not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease in the form attached hereto as Exhibit J.

Tenant agrees that this Lease and the terms contained herein will be treated as strictly confidential and except as required by law (or except with the written consent of Landlord) Tenant shall not disclose the same to any third party except for Tenant’s partners, lenders, accountants and attorneys who have been advised of the confidentiality provisions contained herein and agree to be bound by the same.

9.11            Notices

Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by overnight commercial courier or by registered or certified mail postage or delivery charges prepaid, as the case may be:

If intended for Landlord, addressed to Landlord at the address set forth in Article I of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice) with a copy to Landlord, Attention: Regional General Counsel.

If intended for Tenant, addressed to Tenant at the address set forth in Article I of this Lease except that from and after the Commencement Date the address of Tenant shall be the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused, (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted, (iii) if the notice address is a post office box number, notice shall be effective the day after such notice is sent as provided hereinabove or (iv) if the notice is to a foreign address, notice shall be effective two (2) days after such notice is sent as provided hereinabove.

Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

Any notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective.

Time is of the essence with respect to any and all notices and periods for giving notice or taking any action thereto under this Lease.

9.12            When Lease Becomes Binding and Authority

Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof. Each of Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this Lease and that the person signing this Lease on behalf of each of Landlord and Tenant has been duly authorized to do so.

9.13            Section Headings

The titles of the Articles throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

9.14            Rights of Mortgagee

This Lease shall be subject and subordinate to any mortgage now or hereafter placed on the Site or the Building, or both, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor, provided that the holder of such mortgage agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations hereunder. In confirmation of such subordination and recognition, Tenant shall execute and deliver promptly such instruments of subordination as such mortgagee may reasonably request, subject to receipt of such instruments of non disturbance from such mortgagee as Tenant may reasonably request (Landlord hereby agreeing (a) to use best efforts to obtain such subordination instruments from such mortgagee and (b) to pay any legal or other fees charged by the mortgagee in connection with providing the same). In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord.

If in connection with obtaining financing a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or condition its consent thereto, provided that (i) such modifications do not increase the monetary obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s rights hereunder and (ii) Landlord shall be responsible for the payment of all reasonable costs incurred by Tenant in complying with such request such as, for example, attorneys’ fees.

Landlord hereby represents and warrants that there is no mortgage currently encumbering the Building or the Site.

9.15            Status Reports and Financial Statements

Recognizing that the parties hereto may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, each party (the “Non Requesting Party”) on the request of the other party (the “Requesting Party”) made from time to time, will promptly furnish to the Requesting Party, addressed to any existing or potential holder of any mortgage encumbering the Premises, the Buildings, the Site and/or the Complex or any potential purchaser of the Premises, the Buildings, the Site and/or the Complex (each an “Interested Party”) a statement of the status of any reasonable matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease; provided, however, that in the event that either party is requested to provide more than one (1) such statement in any twelve (12) month period, the Requesting Party shall be responsible for the payment of all reasonable costs incurred by the Non-Requesting Party in providing such statements, including, without limitation, attorneys’ fees

In addition, unless and for so long as Tenant is not a publicly traded entity with financial statements that are freely available to the public which are certified to the governmental regulatory authorities, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, financial statements of Tenant, as reasonably requested by Landlord including, but not limited to, financial statements for the past three (3) years, provided, however, that Landlord, or such Interested Party, as the case may be, executes and delivers to Tenant a confidentiality agreement in form and substance satisfactory to Tenant.

Any such status statement or non-publicly available financial statement delivered by Tenant pursuant to this Section 9.15 may be relied upon by any Interested Party.

9.16            Self-Help

9.16.1              If Tenant shall at any time fail to make any payment or perform any act which Tenant is obligated to make or perform under this Lease and (except in the case of emergency) if the same continues unpaid or unperformed beyond applicable grace periods, then Landlord may, but shall not be obligated so to do, after ten (10) business days’ written notice to and demand upon Tenant, or without notice to or demand upon Tenant in the case of any emergency, and without waiving, or releasing Tenant from, any obligations of Tenant in this Lease contained, make such payment or perform such act which Tenant is obligated to perform under this Lease in such manner and to such extent as may be reasonably necessary, and, in exercising any such rights, pay any costs and expenses, employ counsel and incur and pay reasonable attorneys’ fees. All sums so paid by Landlord and all reasonable and necessary costs and expenses of Landlord incidental thereto, together with interest thereon at the annual rate equal to the sum of (a) the Base Rate from time to time announced by Bank of America, N.A (or its successor) as its Base Rate and (b) two percent (2%) (but in no event greater than the maximum rate permitted by applicable law), from the date of the making of such expenditures by Landlord, shall be deemed to be Additional Rent and, except as otherwise in this Lease expressly provided, shall be payable to the Landlord on demand, and if not promptly paid shall be added to any rent then due or thereafter becoming due under this Lease, and Tenant covenants to pay any such sum or sums with interest as aforesaid, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Annual Fixed Rent.

9.16.2              If Landlord shall at any time be in default pursuant to the terms and conditions of this Lease attributable to its failure to perform any act which Landlord is obligated to perform under this Lease, and (except in the case of emergency) should such failure continue beyond applicable grace periods, Tenant may, but shall not be obligated so to do, after ten (10) business days’ written notice to and demand upon Landlord explicitly setting forth the basis for Tenant’s claim of default and specifying that Tenant intends to invoke Tenant’s rights under this Section 9.16.2 (or without notice to or demand upon Landlord in the case of any emergency) (“Tenant’s Self Help Notice”), and without waiving, or releasing Landlord from, any obligations of Landlord in this Lease contained, perform such act which Landlord is obligated to perform under this Lease in such manner and to such extent as may be reasonably necessary. All sums reasonably so incurred and paid by Tenant and all reasonable and necessary costs and expenses of Tenant incidental to Tenant’s proper exercise of self help rights pursuant to this Section 9.16.2, together with interest thereon at the annual rate equal to the sum of (a) the Base Rate from time to time announced by Bank of America, N.A (or its successor) as its Base Rate and (b) two percent (2%) (but in no event greater than the maximum rate permitted by applicable law), from the date of the making of such expenditures by Tenant, shall be payable to the Tenant within thirty (30) days of Tenant’s furnishing Landlord an invoice therefor, accompanied by reasonable substantiation, and Landlord covenants to pay any such sum or sums with interest as aforesaid if not timely paid. If Landlord fails to reimburse Tenant for the sums paid by Tenant within thirty (30) days of Tenant’s invoice (together with supporting documentation), and Landlord has not, within ten (10) business days of its receipt of such invoice, given written notice to Tenant objecting to such demand and stating that Landlord has filed suit in a court of competent jurisdiction to determine whether or not Tenant had validly exercised its self-help right hereunder (or if Landlord has timely disputed Tenant’s invoice, has filed suit and has thereafter failed to pay Tenant the amount of any final, unappealable award against Landlord within thirty (30) days after the issuance thereof) then subject to the last sentence of this paragraph, Tenant shall have the right to offset the amount of such sums demanded by Tenant against the Annual Fixed Rent and Additional Rent payable under this Lease until offset in full. Notwithstanding the foregoing, Tenant shall have no right to reduce any monthly installment of Annual Fixed Rent by more than fifteen percent (15%) of the amount of Annual Fixed Rent which would otherwise have been due and payable by Tenant to Landlord, unless the aggregate amount of such deductions over the remainder of the Lease Term (as the same may have been extended) will be insufficient to fully reimburse Tenant for the amount demanded by Tenant, in which event Tenant may effect such offset by making deductions from each monthly installment of Annual Fixed Rent in equal monthly amounts over the balance of the remainder of the Lease Term.

9.17            Holding Over

9.17.1              Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to the greater of (x) 200% of the Annual Fixed Rent and Additional Rent calculated (on a daily basis) at the rate payable under the terms of this Lease immediately prior to the commencement of such holding over, or (y) the fair market rental value of the Premises, in each case for the period measured from the day on which Tenant’s hold-over commences and terminating on the day on which Tenant vacates the Premises. Notwithstanding the foregoing, for the first sixty (60) days of any holding over, the percentage figure set forth above shall instead be 150%.

9.17.2              In addition, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of Tenant’s hold-over in the Premises after the expiration or prior termination of the term of this Lease. Notwithstanding the foregoing, however, Tenant shall not be liable for indirect or consequential damages incurred by Landlord during the first thirty (30) days of any holding over by Tenant.

9.17.3              Nothing in the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term. All property which remains in the Building or the Premises after the expiration or termination of this Lease shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

9.18            Extension Option

(a)                                 On the conditions (which conditions Landlord may waive by written notice to Tenant) that both at the time of exercise of the herein described option to extend and as of the commencement of the “Extended Term” (hereinafter defined) (i) there exists no Event of Default (defined in Section 7.1), (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet more than fifty percent (50%) of the Rentable Floor Area of the Premises (except for an assignment or subletting permitted without Landlord’s consent under Section 5A.2 hereof), Tenant shall have the right to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the Annual Fixed Rent which shall be adjusted during the option period as hereinbelow set forth) for one (1) period of five (5) years as hereinafter set forth. Such option period is sometimes herein referred to as the “Extended Term.” Notwithstanding any implication to the contrary Landlord has no obligation to make any additional payment to Tenant in respect of any construction allowance or the like or to perform any work to the Premises as a result of the exercise by Tenant of such option.

(b)                                 If Tenant desires to exercise the option to extend the Term, then Tenant shall give notice (the “Extension Term Exercise Notice”) to Landlord, not earlier than fifteen (15) months nor later than twelve (12) months prior to the expiration of the Original Term, exercising such option to extend. Within thirty (30) days after Landlord’s receipt of the Extension Term Exercise Notice, Landlord shall provide Landlord’s quotation to Tenant of a proposed annual rent for the Extended Term (“Landlord’s Extension Term Rent Quotation”). If at the expiration of thirty (30) days after Tenant’s receipt of Landlord’s Extension Term Rent Quotation (the “Extension Term Negotiation Period”), Landlord and Tenant have not reached agreement on a determination of an annual rental for the Extended Term and executed a written instrument extending the Term of this Lease pursuant to such agreement, then Tenant shall have the right, for thirty (30) days following the expiration of the Extension Term Negotiation Period, to make a request to Landlord for a broker determination (the “Broker Determination”) of the Prevailing Market Rent (as defined in Exhibit K) for the Extended Term, which Broker Determination shall be made in the manner set forth in Exhibit K. If Tenant timely shall have requested the Broker Determination, then the Annual Fixed Rent for the Extended Term shall be an amount equal to ninety-five percent (95%) of the Prevailing Market Rent as determined by the Broker Determination. If Tenant does not timely request the Broker Determination, then Tenant shall be deemed to have elected to have accepted Landlord’s Extension Term Rent Quotation (“Tenant’s Deemed Acceptance of Landlord’s Quotation”).

(c)                                  Upon the first to occur of (i) the agreement by Landlord and Tenant during the Extension Term Negotiation Period on an Annual Fixed Rent for the Extended Term, (ii) the timely request by Tenant for a Broker Determination in accordance with the provisions of subsection (b) above or (iii) the occurrence of Tenant’s Deemed Acceptance of Landlord’s Quotation in accordance with the provisions of subsection (b) above, then this Lease and the Lease Term hereof shall automatically be deemed extended, for the Extended Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the Extended Term as determined in the relevant manner set forth in this Section 9.18; and in such event all references herein to the Lease Term or the term of this Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires, and except that there shall be no further option to extend the Lease Term. Notwithstanding anything contained herein to the contrary, in no event shall the Lease Term hereof be extended for more than five (5) years after the expiration of the Original Lease Term hereof.

(d)                                 Time is of the essence with respect to the provisions of this Section 9.18.

9.19            Security Deposit

9.19.1              Concurrently with the execution of this Lease, Tenant shall pay to Landlord a security deposit in the amount of Two Hundred Fifty One Thousand Six Hundred Seventeen and 00/100 Dollars ($251,617.00) and Landlord shall hold the same, throughout the Term of this Lease (including the Extended Term, if applicable), unless sooner returned to Tenant as provided in this Section 9.19, as security for the performance by Tenant of all obligations on the part of Tenant to be performed under this Lease. Such deposit shall be in the form of an irrevocable, unconditional, negotiable letter of credit (the “Letter of Credit”). The Letter of Credit shall (i) be issued by and drawn on a bank reasonably approved by Landlord and at a minimum having a long term issuer credit rating from Standard and Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service, (ii) be substantially in the form attached hereto as Exhibit G, (iii) permit one or more draws thereunder to be made accompanied only by certification by Landlord or Landlord’s managing agent that pursuant to the terms of this Lease, Landlord is entitled to draw upon such Letter of Credit, (iv) permit transfers at any time without charge, (v) permit presentment in Boston, Massachusetts and (vi) provide that any notices to Landlord be sent to the notice address provided for Landlord in this Lease. If the credit rating for the issuer of such Letter of Credit falls below the standard set forth in (i) above or if the financial condition of such issuer changes in any other material adverse way, or if any trustee, receiver or liquidator shall be appointed for the issuer, Landlord shall have the right to require that Tenant provide a substitute letter of credit that complies in all respects with the requirements of this Section, and Tenant’s failure to provide the same within thirty (30) days following Landlord’s written demand therefor shall entitle Landlord to immediately draw upon the Letter of Credit. Any such Letter of Credit shall be for a term of two (2) years (or for one (1) year if the issuer thereof regularly and customarily only issues letters of credit for a maximum term of one (1) year) and shall in either case provide for automatic renewals through the date which is ninety (90) days subsequent to the scheduled expiration of this Lease (as the same may be extended). Any failure or refusal to honor the Letter of Credit shall be at Tenant’s sole risk and shall not relieve Tenant of its obligation hereunder with regard to the security deposit. Upon the occurrence of any Event of Default, Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to draw on all or any portion of such deposit held as a Letter of Credit and to apply the proceeds of such Letter of Credit or any cash held as such deposit, or any part thereof, to Landlord’s damages arising from such Event of Default on the part of Tenant under the terms of this Lease. If Landlord so applies all or any portion of such deposit, Tenant shall within seven (7) days after notice from Landlord deposit cash with Landlord in an amount sufficient to restore such deposit to the full amount stated in this Section 9.19. While Landlord holds any cash deposit Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds. Neither the holder of a mortgage nor the Landlord in a ground lease on property which includes the Premises shall ever be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder or ground Landlord.

9.19.2              Landlord shall return a Sixty Two Thousand Nine Hundred Four and 00/100 Dollar ($62,904.00) portion of such deposit to Tenant so that the remainder of such deposit shall be One Hundred Eighty Eight Thousand Seven Hundred Thirteen Dollars ($188,713.00) (or if such deposit is in the form of a Letter of Credit, Landlord shall exchange the Letter of Credit for a Letter of Credit delivered by Tenant which reduces the amount secured by the Letter of Credit by the amount stated hereinabove and otherwise in strict conformity with the requirements herein) at the beginning of the thirty-seventh (37th) full calendar month immediately following the Commencement Date (the “Scheduled Reduction Date”) if (i) Tenant is not then in default under the terms of this Lease without the benefit of notice or grace, (ii) Landlord has not applied such deposit or any portion thereof to Landlord’s damages arising from any default on the part of Tenant, whether or not Tenant has restored the amount so applied by Landlord, (iii) there have not been more than three (3) monetary or material non-monetary Events of Default that occurred during the Term, even if later cured and (iv) Tenant has not declared bankruptcy at any point during the Term. In the event that Tenant does not meet all of the foregoing conditions set forth in clauses (i) through (iv) of the immediately preceding sentence at the beginning of the thirty-seventh (37th) full calendar month immediately following the Commencement Date, then Tenant shall not be entitled to any reduction in the amount of such deposit.

9.19.3              If Tenant believes that it has satisfied all the conditions precedent to a reduction in the amount of the security deposit, then it shall request such reduction in writing to Landlord, which request shall certify to Landlord that all such conditions have been satisfied. If Landlord agrees, in its reasonable determination, that all of the aforesaid conditions are met, the security deposit shall be so reduced in accordance with this Section 9.19. No Letter of Credit shall automatically reduce, but any reduction in the amount thereof shall require Landlord’s prior written notice to the issuer of the Letter of Credit of the reduced amount. Promptly after Landlord’s receipt of Tenant’s request for a reduction as described above, Landlord shall determine whether such a reduction is permitted in accordance with this Section 9.19, and if it is, Landlord shall notify the issuer of the Letter of Credit of the amount to which the Letter of Credit shall be reduced.

9.19.4             Tenant not then being in monetary or material non-monetary default and having performed all of its monetary or material non-monetary obligations under this Lease, including the payment of all Annual Fixed Rent, Landlord shall promptly return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 9.19, to Tenant on the expiration or earlier termination of the term of this Lease (as the same may have been extended) and surrender possession of the Premises by Tenant to Landlord in the condition required in the Lease at such time.

9.20            Late Payment

If Landlord shall not have received any payment or installment of Annual Fixed Rent or Additional Rent (the “Outstanding Amount”) on or before the date on which the same first becomes payable under this Lease (the “Due Date”), the amount of such payment or installment shall incur a late charge equal to the sum of: (a) five percent (5%) of the Outstanding Amount for administration and bookkeeping costs associated with the late payment and (b) interest on the Outstanding Amount from the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by Bank of America, N.A. (or its successor) from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. Such interest shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand.

9.21            Tenant’s Payments

Each and every payment and expenditure, other than Annual Fixed Rent, shall be deemed to be Additional Rent or additional rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, within ten (10) days after written demand by Landlord, and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annual Fixed Rent. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant shall be at Tenant’s sole cost and expense.  Except as otherwise expressly provided in Section 2.6, if Tenant has not objected to any statement of Additional Rent which is rendered by Landlord to Tenant within one hundred fifty (150) days after Landlord has rendered the same to Tenant, then the same shall be deemed to be a final account between Landlord and Tenant not subject to any further dispute. In the event that Tenant shall seek Landlord’s consent or approval under this Lease, then Tenant shall reimburse Landlord, upon demand (accompanied by reasonable supporting documentation), as Additional Rent, for all reasonable costs and expenses, including legal and architectural costs and expenses, reasonably incurred by Landlord in processing such request, whether or not such consent or approval shall be given.

9.22            Waiver of Trial By Jury

To induce Landlord to enter into this Lease, Tenant hereby waives any right to trial by jury in any action, proceeding or counterclaim brought by either Landlord or Tenant on any matters whatsoever arising out of or any way connected with this Lease, the relationship of the Landlord and the Tenant, the Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, including but not limited to, any summary process eviction action.

9.23            Use by Tenant of Existing Furniture Equipment

Landlord agrees that during the Lease Term as it may be extended, Tenant shall have the right to use the furniture and equipment described in Exhibit L (collectively the “F&E”) but only in conjunction with the Permitted Uses.  Tenant acknowledges (i) that this is an accommodation by Landlord; (ii) that Landlord makes no representation or warranty of any kind, whether express or implied, as to the condition, fitness, merchantability, or usability of the F&E; (iii) that Tenant accepts the F&E in the condition existing on the Date of this Lease; (iv) that under no circumstances (including fire or casualty) shall Landlord have any obligation to replace, repair, renew or substitute any of the F&E.  At the expiration or earlier termination of the Lease Term, Tenant shall leave the F&E in the Premises unless Landlord shall advise Tenant to remove it, in which case Tenant shall remove the F&E from the Premises.

9.24            Governing Law

This Lease shall be governed exclusively by the provisions hereof and by the law of the Commonwealth of Massachusetts, as the same may from time to time exist.

(page ends here)

EXECUTED as a sealed instrument in two or more counterparts each of which shall be deemed to be an original.

LANDLORD:

STONY BROOK ASSOCIATES LLC,
A Delaware limited liability company

By:	Jones Road Development Associates LLC,
a managing member

By:	Boston Properties Limited Partnership, a managing member

	By:	Boston Properties, Inc.,
its general partner

		By:	/s/ David C. Provost
		Name:	David C. Provost
		Title:	Senior Vice President

TENANT:

CARE.COM, INC., a Delaware corporation

By:	/s/ Sheila Marcelo
Name:	Sheila Marcelo
Title:	President
Hereto duly authorized

By:	/s/ Steven D. Boulanger
Name:	Steven D. Boulanger
Title:	Treasurer
Hereto duly authorized

(CORPORATE SEAL)

EXHIBIT A

DESCRIPTION OF SITE

Five parcels of land in Waltham and Weston, Middlesex County, Commonwealth of Massachusetts, of which Parcel I and Parcel II are shown on a plan entitled “Plan of Land in Waltham, Massachusetts, Prepared For Boston Properties,” by Bradford Saivetz + Associates, Inc., Engineers and Architects, Scale 1” — 80’, dated August 4, 1998, and recorded with Middlesex South Registry of Deeds as Plan #863 of 1998 in Book 28950, Page 76; being further described as follows:

PARCEL I:

The land in Waltham shown as “Parcel One” on said plan, and being further described as follows:

Beginning at a stone bound on the northerly sideline of the land formerly of The Boston and Maine Railroad Central Mass. Div., now of the Massachusetts Bay Transportation Authority (MBTA) said bound being at the southeasterly corner of the herein described premises;

thence running by a curve to the right having a radius of 1122.13 feet and an arc length of 253.63 feet;

thence turning and running N 67° 04’ 17” W by land now or formerly of Abigail Hemenway a distance of 97.00 feet to a point;

thence turning and running S 15° 48’ 39” W by land of said Hemenway a distance of 15.00 feet;

thence running by said MBTA land by a curve to the right having a radius of 1122.13 feet and an arc length of 367.75 feet to a point;

thence turning and running N 54° 43’ 37” W by said MBTA land 162.84 feet to a point;

thence running by said MBTA land by a curve to the left having a radius of 1183.68 feet and an arc length of 293.42 feet to a point on a stone wall;

thence turning and running by said wall and by land now or formerly of the Robinson/Waltham Company the following eight courses:

N 16° 49’ 21” E, 62.97 feet;

N 34° 45’ 37” E, 18.58 feet to a drill hole;

N 51° 21’ 13” E, 11.21 feet;

N 62° 49’ 54” E, 28.58 feet;

N 80° 23’ 22” E, 13.70 feet:

N 84° 13’ 51” E, 77.28 feet to a drill hole;

S 64° 16’ 21” E, 43.21 feet to a drill hole;

S 35° 57’ 50” E, 26.95 feet.

Thence turning and running by land now or formerly of Ethel V. Slawsby, land of Rob, Paul & James McGinty, Jones Road, and land of Greenwall Associates, S 69° 49’ 03” E a distance of 877.27 feet to a point;

thence turning and running by land now or formerly of Philip Pagliazzo and by said MBTA land S 09° 42’ 43” E a distance of 203.18 feet to the point of beginning.

The above described parcel contains 5.25 acres, more or less, according to said plan.

Said Parcel I is also shown as three parcels known as “Lot 17A, 121,699 S.F. (2.79 AC.),” “Lot 17B, 85,950 S.F. (1.97 AC.),” and “Jones Road Extension (Private) (50’ Wide)” on a plan entitled “Lot Layout Plan I, Jones Road Extension, Waltham, Massachusetts, Issued for Definitive Subdivision Plan Approval, Drawing C-4 of 15,” and prepared by Vanasse Hangen Brustlin, Inc., last dated revision August 12, 1998, which plan was recorded with Middlesex South Registry of Deeds as Plan #162 of 1999, in Book 29826, Page 353.

PARCEL II:

The land in Waltham and Weston shown as “Parcel Two” on said plan, and being further described as follows:

Beginning at a stone bound at the southeasterly corner of the above-described Parcel One;

thence running S 01° 22’ 22” E a distance of 82.50 feet across land of the MBTA to a point on the southerly layout line of said MBTA land;

thence running by a curve to the right having a radius of 1204.63 feet and an arc length of 374.70 feet to the true point of beginning;

thence turning and running S 15° 48’ 39” W a distance of 98.17 feet to a point;

thence turning and running S 86° 00’ 21” E a distance of 96.94 feet to a point;

thence turning and running S 24° 00’ 59” W, partly by a wall, 488.49 feet to a drill hole;

thence turning and running by a wall S 33° 31’ 30” W a distance of 91.45 feet to a drill hole;

thence turning and running by a wall N 51° 00’ 53” W a distance of 49.01 feet to a drill hole;

thence turning and running by a wall N 57° 39’ 25” W a distance of 108.53 feet to a drill hole;

thence turning and running by a wall N 53° 23’ 23” W a distance of 46.45 feet to a drill hole;

thence turning and running by a wall N 34° 40’ 17” W a distance of 87.60 feet to a drill hole;

thence turning and running by a wall N 68° 31’ 10” W a distance of 143.69 feet to a drill hole;

thence turning and running S 60° 25’ 39” W a distance of 70 feet more or less to a point in the centerline of Stony Brook;

then turning and running by the centerline of Stony Brook, approximately 590± feet to a point on the northerly side of the land formerly of The Boston & Maine Railroad, Fitchburg Div., now of the Massachusetts Bay Transportation Authority (MBTA);

thence running by said MBTA land, by a curve to the left having a radius of 1959.37 feet and an arc length of 42 feet, more or less, to a point of compound curvature;

thence running by said MBTA land, by a curve to the left having a radius of 1923.21 feet and an arc length of 212.96 feet to a point;

thence turning and running by said MBTA land N 53° 58’ 14” W a distance of 272.68 feet to a point on the Town Line dividing the City of Waltham and Town of Weston;

thence turning and running by said Town Line N 22° 22’ 15” E a distance of 52.90 feet to a point;

thence continuing by said Town Line N 22° 22’ 16” E a distance of 147.63 feet to a point on the southerly sideline of land now of the Massachusetts Bay Transportation Authority (MBTA) land, formerly of the Boston & Maine Railroad Central Mass. Division;

thence running by said MBTA land by a curve to the right having a radius of 1101.18 feet and an arc length of 898.10 feet to a point;

thence turning and running by said MBTA land S 54° 43’ 37” E a distance of 162.84 feet to a point;

thence running by said MBTA land by a curve to the left having a radius of 1204.63 feet and an arc length of 395.77 feet to the true point and place of beginning.

The above described premises contain 17.5± acres, according to said plan.

So much of said Parcel II as is located in Waltham is also shown as “Lot 1A, 760,126 S.F. (17.5 AC.)” on a plan entitled “Lot Layout Plan I, Jones Road Extension, Waltham, Massachusetts, Issued for Definitive Subdivision Plan Approval, Drawing C-4 of 15,” and prepared by Vanasse Hangen Brustlin, Inc., last dated revision August 12, 1998, which plan was recorded with Middlesex South Registry of Deeds as Plan #162 of 1999, in Book 29826, Page 353.

PARCEL III:

A parcel of land in Weston shown as “Samuel Philip Miller” on a plan entitled “Plan of Lands in Waltham, Massachusetts” by Rowland H. Barnes & Co. - Civil Engineers, dated May 1952, and recorded as Plan No. 2231 of 1952 in Book 8010, Page 143.

Said parcel is also shown on a Survey entitled “ALTA/ACSM Land Title Survey, Waltham/Weston Corporate Center, 50 Jones Road, Waltham, Massachusetts,” prepared by Cubellis Saivetz Associates, Zero Campanelli Drive, Braintree, Mass., 02184, dated January 17, 2001, and bounded and described as follows:

Beginning at a point on the northerly sideline of land formerly of the Boston & Maine Railroad, Fitchburg, Div., now of the Massachusetts Bay Transportation Authority (MBTA), at its intersection with the southerly sideline of land formerly of the Boston & Maine Railroad Central Mass. Div., now of the MBTA;

thence running by said MBTA land by a curve to the right having a radius of 1101.18 feet and an arc length of 228.90 feet to a point intersecting said southerly line of said MBTA land and the approximate town line dividing the Town of Weston and the City of Waltham;

thence turning and running S 22 º 22’ 16” W by Parcel Two a distance of 147.63 feet to a point;

thence turning and running N 67º 09’ 45” W by said MBTA land, in part by a wall, a distance of 175.59 feet to the point of beginning.

PARCEL  IV:

A parcel of land in Weston being shown as lot “5A, 0.8 acres, Alfred Jones,” on a plan entitled “Plan of Lands in Waltham, Massachusetts” by Rowland H. Barnes & Co. - Civil Engineers, dated May 1952, and recorded as Plan No. 2231 of 1952 in Book 8010, Page 143.

The above described parcel contains 0.8 acres, more or less, according to said plan.

Said parcel is also shown on a Survey entitled “ALTA/ACSM Land Title Survey, Waltham/Weston Corporate Center, 50 Jones Road, Waltham, Massachusetts,” prepared by Cubellis Saivetz Associates, Zero Campanelli Drive, Braintree, Mass., 02184, dated January 17, 2001, and bounded and described as follows:

Beginning at the southeasterly corner of the herein described premises;

thence running by land of the MBTA by a curve to the left having a radius of 1959.37 feet and an arc length of 519 feet, more or less, to a point in the centerline of the Stony Brook;

thence turning and running by the centerline of the Stony Brook and by Parcel Two a distance of 590 feet, more or less, to a point;

thence running by land now or formerly of the Massachusetts Broken Stone Company S 60 º 25’ 39” W a distance of 100 feet, more or less, to the point of beginning.

PARCEL V (Easement Parcel):

Crossing Easement from Massachusetts Bay Transportation Authority as recited in Easement Agreement dated February 11, 1999, recorded February 22, 1999, in Book 29826, Page 393, and shown on Easement Plan recorded as Plan #163 of 1999, in Book 29826, Page 392; also shown as “Crossing Easement A” over land in Waltham on a plan entitled “Lot Layout Plan I, Jones Road Extension, Waltham, Massachusetts, Issued for Definitive Subdivision Plan Approval, Drawing C-4 of 15,” and prepared by Vanasse Hangen Brustlin, Inc., last dated revision August 12, 1998, which plan was recorded with Middlesex South Registry of Deeds as Plan #162 of 1999, in Book 29826, Page 353.

EXHIBIT B-1

WORK AGREEMENT

1.1	Substantial Completion	2
1.2	Outside Completion Date	5
1.3	Quality and Performance of Work	6
1.4	Intentionally Omitted	7
1.5	Tenant Plan Excess Costs	7

B-1-1

1.1                               Substantial Completion

(A)                               Plans and Construction Process.

(1)                                 Landlord’s Work. Attached to this Lease as Exhibit B-2 are: (i) a Landlord and Tenant approved “Fit Plans” (the “Approved Fit Plans”), and (ii) a turnkey matrix also approved by Landlord and Tenant (the “Approved Turnkey Matrix”).  The Approved Fit Plans and Approved Turnkey Matrix together show and describe the work to be performed by Landlord, at Landlord’s sole cost and expense, in order to prepare the Premises for Tenant’s occupancy (such work being hereinafter referred to as “Landlord’s Work”).  Landlord shall prepare or cause to be prepared such construction plans as shall be necessary or required reflecting, in more detail, the Landlord’s Work as shown on and described in the Approved Fit Plans and Turnkey Matrix (the “Construction Plans”).  For purposes of this Lease, the term “Landlord’s Work” shall mean all labor, materials and other work necessary for the construction of the improvements shown and described in the Approved Fit Plans, the Approved Turnkey Matrix and the Construction Plans.  The Approved Fit Plans, the Approved Turnkey Matrix and such Construction Plans, if any, are herein sometimes collectively called the “Plans”.  However, and notwithstanding anything contained in this Lease to the contrary, Landlord shall have no responsibility for the installation or connection of Tenant’s computer, telephone, other communication equipment, systems or wiring.  Any items of work requested by Tenant and not shown on the Plans shall be deemed to be Change Proposal(s) (as defined below) and shall be subject to the terms and provisions of subsection (2) below.

(2)                                 Change Orders. Tenant shall have the right, in accordance herewith, to submit for Landlord’s approval change proposals with respect to items of work not shown on the Plans (each, a “Change Proposal”). Landlord agrees to respond to any such Change Proposal within five (5) business days after the submission thereof by Tenant, advising Tenant of any anticipated increase in costs, which costs shall include a construction management fee equal to four percent (4%) of the Change Proposal  (“Change Order Costs”) associated with such Change Proposal, as well as an estimate of any delay which would likely result in the completion of the Landlord’s Work if a Change Proposal is made pursuant thereto (“Landlord’s Change Order Response”).  With respect to Change Proposals for which a response cannot reasonably be developed within five (5) business days, Landlord shall within the five business-day response period advise Tenant of the steps necessary in order for Landlord to evaluate the Change Order Proposal and the date upon which Landlord’s Change Order Response will be delivered.  Tenant shall have the right to then approve or withdraw such Change Proposal within five (5) days after receipt of Landlord’s Change Order Response (or Landlord’s

B-1-2

notice that a Change Proposal could not be evaluated within the five business-day response period set forth above). If Tenant fails to respond to Landlord’s Change Order Response within such five (5) day period, such Change Proposal shall be deemed withdrawn. If Tenant approves Landlord’s Change Order Response, then such Change Proposal shall be deemed a “Change Order” hereunder and if the Change Order is made, then the Change Order Costs associated with the Change Order shall be deemed additions to the Tenant Plan Excess Costs and shall be paid in the same manner as Tenant Plan Excess Costs are paid as set forth in Section 1.5 of this Work Agreement.

(3)                                 Tenant Response to Requests for Information and Approvals. Except to the extent that another time period is expressly herein set forth, each of Landlord and Tenant shall respond to any written request from the other, for approvals or information in connection with Landlord’s Work, within three (3) business days of the responding party’s receipt of such request. In addition, Tenant shall, within three (3) business days after receipt thereof from Landlord, execute and deliver to Landlord any affidavits and documentation required in order to obtain all permits and approvals necessary for Landlord to commence and complete Landlord’s Work on a timely basis (“Permit Documentation”).

(4)                                 Time of the Essence. Time is of the essence in connection with Landlord’s and Tenant’s obligations under this Section 1.1.

(B)                               Substantial Completion; Tenant Delay.

(1)                                 Landlord’s Obligations. Subject to delays due to Tenant Delays (as hereinafter defined) and delays due to Force Majeure, as defined in Section 6.1 of the Lease, Landlord shall use reasonable speed and diligence to have the Landlord’s Work substantially completed on or before the Estimated Commencement Date, but Tenant shall have no claim against Landlord for failure so to complete construction of Landlord’s Work in the Premises, except in accordance with the provisions hereinafter specified in Section 1.2 of this Work Agreement.

(2)                                 Definition of Substantial Completion. The Premises shall be treated as having been substantially completed and be deemed ready for Tenant’s occupancy on the later of:

(a)                                 The date on which Landlord’s Work, together with common facilities for access and services to the Premises, has been completed (or would have been completed except for Tenant Delay) except for items of work and adjustment of equipment and fixtures which can be completed after occupancy has been taken without causing substantial interference with Tenant’s use of the Premises (i.e. so-called “punch list” items), or

B-1-3

(b)                                 The date when permission has been obtained from the applicable governmental authority, to the extent required by law, for occupancy by Tenant of the Premises for the Permitted Use, unless the failure to obtain such permission is due to a Tenant Delay.

In the event of any dispute as to the date on which Landlord’s Work has been completed, the reasonable determination of Landlord’s architect as to such date shall be deemed conclusive and binding on both Landlord and Tenant.

(3)                                 Incomplete Work. Landlord shall complete as soon as conditions practically permit any incomplete items of Landlord’s Work, and Tenant shall cooperate with Landlord in providing access as may be required to complete such work in a normal manner.

(4)                                 Early Access by Tenant. Landlord shall permit Tenant access for installing Tenant’s trade fixtures in portions of the Premises prior to substantial completion when it can be done without material interference with remaining work or with the maintenance of harmonious labor relations. Any such access by Tenant shall be upon all of the terms and conditions of the Lease (other than the payment of Annual Fixed Rent) and shall be at Tenant’s sole risk, and Landlord shall not be responsible for any injury to persons or damage to property resulting from such early access by Tenant.

(5)                                 Prohibition on Access by Tenant Prior to Actual Substantial Completion. If, prior to the date that the Premises are in fact actually substantially complete, the Premises are deemed to be substantially complete pursuant to the provisions of this Section 1.1 (i.e. and the Commencement Date has therefore occurred), Tenant shall not (except with Landlord’s consent) be entitled to take possession of the Premises for the Permitted Use until the Premises are in fact actually substantially complete.

(C)                               Tenant Delay.

(1)                                 A “Tenant Delay” shall be defined as the following:

(a)                                 Tenant’s failure timely to respond to any written request from Landlord, Landlord’s architect, Landlord’s contractor and/or Landlord’s Construction Representative or to timely provide all required Permit Documentation to Landlord within the applicable time periods set forth in this Work Agreement;

(b)                                 Tenant’s failure to pay the Tenant Plan Excess Costs in accordance with Section 1.5 hereinbelow;

(c)                                  Any delay due to items of work approved by Tenant for which there is long lead time in obtaining the materials therefor or which are specially or specifically manufactured, produced or milled for

B-1-4

the work in or to the Premises and require additional time for receipt or installation;

(d)                                 Any delay due to Change Orders; or

(e)                                  Except to the extent caused by a Landlord Delay, any other delays caused by Tenant, Tenant’s contractors, architects, engineers, or anyone else engaged by Tenant in connection with the preparation of the Premises for Tenant’s occupancy, including, without limitation, utility companies and other entities furnishing communications, data processing or other service, equipment, or furniture.

In order to invoke a Tenant Delay, Landlord must advise Tenant in writing of the alleged Tenant Delay within three (3) business days after Landlord becomes aware thereof.

(2)                                 Tenant Obligations with Respect to Tenant Delays.

(a)                                 Tenant covenants that no Tenant Delay shall delay commencement of the Term or the obligation to pay Annual Fixed Rent or Additional Rent, regardless of the reason for such Tenant Delay or whether or not it is within the control of Tenant or any such employee. Landlord’s Work shall be deemed substantially completed as of the date when Landlord’s Work would have been substantially completed but for any Tenant Delays, as determined by Landlord in the exercise of its good faith business judgment.

(b)                                 Tenant shall reimburse Landlord the amount, if any, by which the cost of Landlord’s Work is increased as the result of any Tenant Delay.

(c)                                  Any amounts due from Tenant to Landlord under this Section 1.1(C)(2) shall be due and payable within thirty (30) days of billing therefore (except that amounts due in connection with Change Orders shall be paid as provided in Section 1.5), and shall be considered to be Additional Rent. Nothing contained in this Section 1.1(C)(2) shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in the Lease.

(3)                                 Landlord Delay.

A “Landlord Delay” shall mean Landlord’s failure timely to respond to any written request from Tenant within the time period specified therefor under this Exhibit B-1. In order to invoke a Landlord Delay, Tenant must advise Landlord in writing of the alleged Landlord Delay within three (3) business days after Tenant becomes aware thereof.

B-1-5

1.2                               Outside Completion Date

(1)                                 If Landlord shall have failed substantially to complete Landlord’s Work in the Premises described in the Plans on or before the Outside Completion Date as defined in Section 1.1 of the Lease (which date shall be extended automatically for such periods of time as Landlord is prevented from proceeding with or completing the same by reason of Landlord’s Force Majeure as defined in Section 6.1 of the Lease or any Tenant Delay, without limiting Landlord’s other rights on account thereof), Tenant shall have the right to terminate the Lease by giving notice to Landlord of Tenant’s desire to do so before such completion and within the time period from the Outside Completion Date (as so extended) until the date which is thirty (30) days subsequent to the Outside Completion Date (as so extended); and, upon the giving of such notice, the term of the Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within thirty (30) days after receipt of such notice, Landlord substantially completes Landlord’s Work. Each day of Tenant Delay shall be deemed conclusively to cause an equivalent day of delay by Landlord in substantially completing Landlord’s Work pursuant to Section 1.1 of this Work Agreement, and thereby automatically extend for each such equivalent day of delay the date of the Outside Completion Date.

(2)                                 Each day of Tenant Delay shall be deemed conclusively to cause an equivalent day of delay by Landlord in substantially completing Landlord’s Work pursuant to Section 1.1 of this Work Agreement, and thereby automatically extend for each such equivalent day of delay the date of the Outside Completion Date.

(3)                                 The foregoing right of termination shall be Tenant’s sole and exclusive remedy at law or in equity or otherwise for the failure of Landlord to substantially complete Landlord’s Work within the time periods set forth above.

1.3                               Quality and Performance of Work

All construction work required or permitted by the Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities (“Legal Requirements”) and all Insurance Requirements (as defined in Section 5.12 of the Lease). All of Tenant’s work shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party’s behalf by any Construction Representative of the party named in Section 1.1 of the Lease or any person hereafter designated in substitution or addition by notice to the party relying. Except to the extent to which Tenant shall have given Landlord notice of respects in which Landlord has not performed Landlord’s construction obligations under this

B-1-6

Work Agreement (if any) (i) not later than the end of the eleventh (11th) full calendar month next beginning after the Commencement Date with respect to the heating, ventilating and air conditioning systems servicing the Premises, and (ii) not later than the sixth (6th) full calendar month next beginning after the Commencement Date with respect to Landlord’s construction obligations under this Work Agreement not referenced in (i) above, Tenant shall be deemed conclusively to have approved Landlord’s construction and shall have no claim that Landlord has failed to perform any of Landlord’s obligations under this Work Agreement (if any). Landlord agrees to correct or repair at its expense items which are then incomplete or do not conform to the work contemplated under the Plans and as to which, in either case, Tenant shall have given notice to Landlord, as aforesaid.

1.4                               Intentionally Omitted

1.5                               Tenant Plan Excess Costs

Notwithstanding anything contained in this Work Agreement to the contrary, it is understood and agreed that Tenant shall be fully responsible for the costs of any items of work not shown on Exhibit B-2 attached to the Lease (the “Tenant Plan Excess Costs”) and for the costs of any Change Orders (the “Change Order Costs”).

To the extent, if any, that there are Tenant Plan Excess Costs, Tenant shall reimburse Landlord, as Additional Rent, within ten (10) business days of billing therefore, from time to time during the performance of Landlord’s Work, the Tenant Plan Excess Costs (but no more often than one (1) time per thirty (30) day period), the Tenant Plan Excess Costs in the proportion that the Tenant Plan Excess Costs bear to the total cost of the Landlord’s Work; provided, however, that in the event that the Tenant Plan Excess Costs exceed Ten Thousand Dollars ($10,000.00) (the “Maximum Amount”), then Tenant shall pay to Landlord, as Additional Rent, at the time that Tenant approves any single Change Order that causes the Tenant Plan Excess Costs to exceed the Maximum Amount, all such Tenant Plan Excess Costs in excess of the Maximum Amount, provided, however, that if the Tenant Plan Excess Costs exceed the Maximum Amount, then Tenant shall pay to Landlord, as Additional Rent, all such Tenant Plan Excess Costs in excess of the Maximum Amount.  In the event there are any Change Orders, then with respect to each Change Order, Tenant shall pay to Landlord (i) at the time of Landlord’s approval of such Change Order Fifty Percent (50%) of the Change Order Costs for such Change Order and (ii) at the time of Substantial Completion of each Change Order Fifty Percent (50%) of the Change Order Costs for such, provided, however, if any individual Change Order exceeds Ten Thousand Dollars ($10,000.00), Tenant shall pay to Landlord (a) Fifty Percent (50%) of the Change Order Costs for such Change Order and the amount of the entire Change Order Costs in excess of Ten Thousand Dollars ($10,000.00) at the time Landlord approves such Change Order, and (b) at the time of substantial completion of the Change Order Tenant shall pay to Landlord the balance of the Change Order Costs for such Change Order.

B-1-7

EXHIBIT B-2

Approved Fit Plan

and

Approved Turnkey Matrix

B-2-1

## DEMOLITION PLAN

## WILSON ARCHITECTURAL SERVICES

B-2-2

FLOOR PLAN

## PARTITION SCHEDULE

## DOOR SCHEDULE

## FINISH SCHEDULE

WILSON ARCHITECTURAL SERVICES

FLOOR PLAN

B-2-3

ELECTRICAL PLAN

## WALL & FLOOR FIXTURE SCHEDULE

LVR CORPORATION

CONSULTING ENGINEERS

WILSON ARCHITECTURAL SERVICES

ELECTRICAL PLAN

B-2-4

(ETR)
(ETR)
(ETR)
(ETR)

## REFLECTED CEILING PLAN

ELEVATIONS

## CEILING FIXTURE SCHEDULE

LVR CORPORATION

CONSULTING ENGINEERS

WILSON ARCHITECTURAL SERVICES

REFLECTED CEILING PLAN

B-2-5

DETAIL (1) @ 1 1/2"=1'-0"

DETAIL (2) @ 1 1/2"=1'-0"

DETAIL (3) @ 1 1/2"=1'-0"

DETAIL (4) @ 1 1/2"=1'-0"

DETAIL (5) @ 1 1/2"=1'-0"

DETAIL (6) @ 1 1/2"=1'-0"

WILSON ARCHITECTURAL SERVICES

DETAILS

B-2-6

# ALTERATIONS for CARE.COM

**PROJECT LOCATION :**
201 JONES ROAD (5TH FLOOR)
WALTHAM, MASS.

**LANDLORD :**
BOSTON PROPERTIES, INC.
800 BOYLSTON STREET
BOSTON MASS. 02199
(617) 236-3300

**ARCHITECT :**
WILSON ARCHITECTURAL SERVICES
91 GRAPEVINE ROAD
WENHAM, MASS. 01984
(978) 468-5400

**FIRE PROTECTION ENGINEER :**
LVR CORP.
66 FOUNDRY STREET
WAKEFIELD , MA. 01880
(781) 245-9888

## GENERAL NOTES AND SPECIFICATIONS :

5TH FLOOR KEY PLAN

B-2-7

DELINEATION OF TENANT IMPROVEMENT TURN-KEY SCOPE

2/8/11

Element	Description	Turn - Key Scope	Not Included in Turn-Key

Demolition	Misc. Demo as required to accommodate Fit Plan	X

Finish Carpentry	Relocate existing shelving from adjacent suite to copyroom1	X
	Coat closet rod & shelf		X

	Adjustable Wall Shelves		X

Doors & Frames	Relocate/Add doors as shown on fitplan	X

	Building Standard Frame & Wood Door	X

	Passage Sets	X

	Lock Sets and Closers		X

Glass/Glazing	Double glass doors from CEO office to Conf Rm	X

	Glass wall on each side of kitchenette	X

	Glass wall at call center	X

	Glass walls and single glass door at CEO office	X

	Sidelites and glass doors as shown on plan	X

Drywall	Drywall partitions 6” above ceiling	X

	Full height partitions at demising walls	X

	Full height walls at conference room walls	X

	Blocking for millwork not shown on plan		X

	Drywall Ceilings / Soffits		X

Acoustic Ceilings	Patch and match at areas where walls are relocated to match existing.	X

Flooring	New carpet in new and effected offices, reception.	X

B-2-8

Element	Description	Turn - Key Scope	Not Included in Turn-Key

	VCT in copy room/kitchenette	X

	Vinyl base at new areas	X

	Other Flooring and Base		X
(wood, tile, stone, raised, epoxy, etc.)

Wall Finishes	Paint new and affected walls, plus core wall	X

	Paint new frames	X

	Clear Finish on new doors	X

	Wall Coverings, Specialty Paints, etc.		X

Equipment/ Specialties	Fire Extinguishers	X

	Appliances, Marker Boards, Screens, Equip., etc.		X

	Signage (interior)		X

Fire Protection	Add/Relocate Sprinkler Heads to accommodate Fit Plan	X

	Pre-Action System and other special systems		X

Plumbing	Kitchenette Sink	X

	Point of use water heater for Kitchenette	X

HVAC	Interior HVAC distribution and Controls at affected areas	X

	Furnish, Install and Program Thermostats	X

	All diffusers will be building standard in tenant space	X

	Supplemental Cooling		X

B-2-9

Element	Description	Turn - Key Scope	Not Included in Turn-Key

	Testing and Balancing of HVAC System	X

Electrical	Building Standard 2x4 lights new and relocate for new layout	X

	Additional / Specialty Lighting		X

	One switch per office or conference room	X

	Dimmer Switches		X

	Occupancy Sensors per code	X

	Outlets as shown on plan	X

	Relocate existing UPS into new server room	X

	Floor outlets/cores		X

	1” liquidtight to be surface mounted on floor where existing furniture spines are located. Non-recessed floor outlets will be terminated along the spine for each workstation	X

	Final furniture connections		X

	Exit Signs/Fire Alarm Devices Per Code	X

	Cable TV		X

	Anything in Data Room		X

	Additional electrical check meters		X

Telecom/Security	Tel/Data outlets as shown on plan	X

	Tel/data equip., cabling and final connections		X

	Card Readers, Magnetic Locks, etc. not shown on plan		X

	Tenant Space Security System		X

B-2-10

Element	Description	Turn - Key Scope	Not Included in Turn-Key

Design Services	Architectural Design for Turnkey scope	X

	Engineering Design for Turnkey Scope	X

	Sprinkler Design for Turnkey Scope	X

	Furniture Design and Selection Services		X

	Signage Design		X

	Additional Design Services		X

B-2-11

EXHIBIT B-3

TENANT PLAN AND WORKING DRAWING REQUIREMENTS

1.                                      Floor plan indicating location of partitions and doors (details required of partition and door types).

2.                                      Location of standard electrical convenience outlets and telephone outlets.

3.                                      Location and details of special electrical outlets; (e.g. Xerox), including voltage, amperage, phase and NEMA configuration of outlets.

4.                                      Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

5.                                      Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

6.                                      Location and heat load in BTU/Hr. of all special air conditioning and ventilating requirements and all necessary HVAC mechanical drawings.

7.                                      Location and details of special structural requirements, e.g., slab penetrations and areas with floor loadings exceeding a live load of 70 lbs./s.f.

8.                                      Locations and details of all plumbing fixtures; sinks, drinking fountains, etc.

9.                                      Location and specifications of floor coverings, e.g., vinyl tile, carpet, ceramic tile, etc.

10.                               Finish schedule plan indicating wall covering, paint or paneling with paint colors referenced to standard color system.

11.                               Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

12.                               Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

13.                               Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.).

14.                               Location of any special soundproofing requirements.

15.                               Location of utility submeters.

16.                               All drawings to be uniform size (30” X 42”) and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8” = 1’ or larger.

17.                               Drawing submittal shall include the appropriate quantity required for Landlord to file for permit along with four half size sets and one full size set for Landlord’s review and use.

B-3-1

18.                               Provide all other information necessary to obtain all permits and approvals for Landlord’s Work.

19                                  Upon completion of the work, Tenant shall provide Landlord with two hard copies and one electronic CAD file of updated architectural and mechanical drawings to reflect all project sketches and changes.

B-3-2

EXHIBIT C

LANDLORD SERVICES

I.                                        CLEANING

Cleaning and janitorial services shall be provided as needed Monday through Friday, exclusive of holidays observed by the cleaning company and Saturdays and Sundays.

A.                                    OFFICE AREAS

Cleaning and janitorial services to be provided in the office areas shall include:

1.                                      Vacuuming, damp mopping of resilient floors and trash removal.

2.                                      Dusting of horizontal surfaces within normal reach (tenant equipment to remain in place).

3.                                      High dusting and dusting of vertical blinds to be rendered as needed.

B.                                    LAVATORIES

Cleaning and janitorial services to be provided in the common area lavatories of the building shall include:

1.                                      Dusting, damp mopping of resilient floors, trash removal, sanitizing of basins, bowls and urinals as well as cleaning of mirrors and bright work.

2.                                      Refilling of soap, towel, tissue and sanitary dispensers to be rendered as necessary.

3.                                      High dusting to be rendered as needed.

C.                                    MAIN LOBBIES, ELEVATORS, STAIRWELLS AND COMMON CORRIDORS

Cleaning and janitorial services to be provided in the common areas of the building shall include:

1.                                      Trash removal, vacuuming, dusting and damp mopping of resilient floors and cleaning and sanitizing of water fountains.

2.                                      High dusting to be rendered as needed.

D.                                    WINDOW CLEANING

All exterior windows shall be washed on the inside and outside surfaces at frequency necessary to maintain a first class appearance.

II.                                   HVAC

A.                                    Heating, ventilating and air conditioning equipment will be provided with sufficient capacity to accommodate a maximum population density of one (1) person per one hundred fifty (150) square feet of useable floor area served, and a combined lighting and standard electrical load of 3.0 watts per square foot of useable floor area. In the event Tenant introduces into the Premises personnel or equipment which overloads the system’s ability to adequately perform its proper functions, Landlord shall so notify Tenant in writing and supplementary system(s) may be required and installed by Landlord at Tenant’s expense, if within fifteen (15) days Tenant has not modified its use so as not to cause such overload.

Operating criteria of the basic system are in accordance with the Massachusetts Energy Code and shall not be less than the following:

(i)                                     Cooling season indoor temperatures of not in excess of 73 - 79 degrees Fahrenheit when outdoor temperatures are 91 degrees Fahrenheit ambient.

(ii)                                  Heating season minimum room temperature of 68 - 75 degrees Fahrenheit when outdoor temperatures are 6 degrees Fahrenheit ambient.

B.                                    Landlord shall provide heating, ventilating and air conditioning as normal seasonal changes may require during the hours of 8:00 a.m. to 6:00 p.m. Monday through Friday (legal holidays in all cases excepted).

If Tenant shall require air conditioning (during the air conditioning season) or heating or ventilating during any other time period, Landlord shall use landlord’s best efforts to furnish such services for the area or areas specified by written request of Tenant delivered to the Building Superintendent or the Landlord before 3:00 p.m. of the business day preceding the extra usage. Landlord shall charge Tenant for such extra-hours usage at reasonable rates customary for first class office buildings in the Central Suburban 128 Market, and Tenant shall pay Landlord, as Additional Rent, upon receipt of billing therefor.

III.                              ELECTRICAL SERVICES

A.                                    Landlord shall provide electric power for a combined load of 3.0 watts per square foot of useable area for lighting and for office machines through standard receptacles for the typical office space.

B.                                    In the event that Tenant has special equipment (such as computers and reproduction equipment) that requires either 3-phase electric power or any voltage other than 120 volts, or for any other usage in excess of 3.0 watts per square foot, Landlord may at its option require the installation of separate metering (Tenant being solely responsible for the costs of any such separate meter and the installation thereof) and direct billing to Tenant for the electric power required for any such special equipment.

C.                                    Landlord will furnish and install, at Tenant’s expense, all replacement lighting tubes, lamps and ballasts required by Tenant. Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant’s expense.

IV.                               ELEVATORS

Provide passenger elevator service.

V.                                    WATER

Provide hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

VI.                               CARD ACCESS SYSTEM

Landlord will provide a card access system at one entry door of the building.

EXHIBIT D

FLOOR PLAN

# ALTERATIONS for CARE.COM

PROJECT LOCATION :
201 JONES ROAD (5TH FLOOR)
WALTHAM, MASS.

LANDLORD :
BOSTON PROPERTIES, INC.
800 BOYLSTON STREET
BOSTON MASS. 02199
(617) 236-3300

ARCHITECT :
WILSON ARCHITECTURAL SERVICES
91 GRAPEVINE ROAD
WENHAM, MASS. 01984
(978) 468-5400

FIRE PROTECTION ENGINEER :
LVR CORP.
66 FOUNDRY STREET
WAKEFIELD , MA. 01880
(781) 245-6688

## GENERAL NOTES AND SPECIFICATIONS :

5TH FLOOR KEY PLAN

EXHIBIT E

DECLARATION AFFIXING THE COMMENCEMENT DATE OF LEASE

THIS AGREEMENT made this          day of                          , 200      , by and between [LANDLORD] (hereinafter “Landlord”) and [TENANT] (hereinafter “Tenant”).

W I T N E S S E T H  T H A T:

1.                                      This Agreement is made pursuant to Section [2.4] of that certain Lease dated [date], between Landlord and Tenant (the “Lease”).

2.                                      It is hereby stipulated that the Lease Term commenced on [commencement date], (being the “Commencement Date” under the Lease), and shall end and expire on [expiration date], unless sooner terminated or extended, as provided for in the Lease.

WITNESS the execution hereof under seal by persons hereunto duly authorized, the date first above written.

LANDLORD:

[INSERT LL SIGNATURE BLOCK]

By:
Name:
Title:

TENANT:

ATTEST:	[TENANT]

By:	By:
Name:	Name:
Title:	Title:
Hereunto duly authorized

E-1

EXHIBIT F

FORMS OF LIEN WAIVERS

CONTRACTOR’S PARTIAL WAIVER AND SUBORDINATION OF LIEN

STATE OF		Date:

	COUNTY	Application for Payment No.:

OWNER:

CONTRACTOR:

LENDER / MORTGAGEE:	None

1.	Original Contract Amount:	$

2.	Approved Change Orders:	$

3.	Adjusted Contract Amount:	$
(line 1 plus line 2)

4.	Completed to Date:	$

5.	Less Retainage:	$

6.	Total Payable to Date:	$
(line 4 less line 5)

7.	Less Previous Payments:	$

8.	Current Amount Due:	$
(line 6 less line 7)

9.	Pending Change Orders:	$

10.	Disputed Claims:	$

The undersigned who has a contract with                                                    for furnishing labor or materials or both labor and materials or rental equipment, appliances or tools for the erection, alteration, repair or removal of a building or structure or other improvement of real property known and identified as located in                          (city or town),                    County,

                                                   and owned by                                   , upon receipt of                      ($                    ) in payment of an invoice/requisition/application for payment dated                                      does hereby:

(a)                                 waive any and all liens and right of lien on such real property for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished through the following date                                  (payment period), except for retainage, unpaid agreed or pending change orders, and disputed claims as stated above;

(b)                                 subordinate any and all liens and right of lien to secure payment for such unpaid, agreed or pending change orders and disputed claims, and such further labor or materials, or both labor and materials, or rental equipment, appliances or tools, except for retainage, performed or furnished at any time through the twenty-fifth day after the end of the above payment period, to the extent of the amount actually advanced by the above lender/mortgagee through such twenty-fifth day.

Signed under the penalties of perjury this                    day of                   , 20    .

WITNESS:	CONTRACTOR:

Name:	Name:
Title:	Title:

SUBCONTRACTOR’S LIEN WAIVER

General Contractor:

Subcontractor:

Owner:

Project:

Total Amount Previously Paid:	$

Amount Paid This Date:	$

Retainage (Including This Payment) Held to Date:	$

In consideration of the receipt of the amount of payment set forth above and any and all past payments received from the Contractor in connection with the Project, the undersigned acknowledges and agrees that it has been paid all sums due for all labor, materials and/or equipment furnished by the undersigned to or in connection with the Project and the undersigned hereby releases, discharges, relinquishes and waives any and all claims, suits, liens and rights under any Notice of Identification, Notice of Contract or statement of account with respect to the Owner, the Project and/or against the Contractor on account of any labor, materials and/or equipment furnished through the date hereof.

The undersigned individual represents and warrants that he is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned and that this document binds the undersigned to the extent that the payment referred to herein is received.

The undersigned represents and warrants that it has paid in full each and every sub-subcontractor, laborer and labor and/or material supplier with whom undersigned has dealt in connection with the Project and the undersigned agrees at its sole cost and expense to defend, indemnify and hold harmless the Contractor against any claims, demands, suits, disputes, damages, costs, expenses (including attorneys’ fees), liens and/or claims of lien made by such sub-subcontractors, laborers and labor and/or material suppliers arising out of or in any way related to the Project. This document is to take effect as a sealed instrument.

Signed under the penalties of perjury as of this              day of                             , 20    .

SUBCONTRACTOR:	Signature and Printed Name of Individual
Signing this Lien Waiver

WITNESS:

Name:
Title:

Dated:

CONTRACTOR’S WAIVER OF CLAIMS AGAINST OWNER AND ACKNOWLEDGMENT OF FINAL PAYMENT

Commonwealth of Massachusetts	Date:

COUNTY OF	Invoice No.:

OWNER:

CONTRACTOR:

PROJECT:

1.	Original Contract Amount:	$

2.	Approved Change Orders:	$

3.	Adjusted Contract Amount:	$

4.	Sums Paid on Account of Contract Amount:	$

5.	Less Final Payment Due:	$

The undersigned being duly sworn hereby attests that when the Final Payment

Due as set forth above is paid in full by Owner, such payment shall constitute payment in full for all labor, materials, equipment and work in place furnished by the undersigned in connection with the aforesaid contract and that no further payment is or will be due to the undersigned.

The undersigned hereby attests that it has satisfied all claims against it for items, including by way of illustration but not by way of limitation, items of: labor, materials, insurance, taxes, union benefits, equipment, etc. employed in the prosecution of the work of said contract, and acknowledges that satisfaction of such claims serves as an inducement for the Owner to release the Final Payment Due.

The undersigned hereby agrees to indemnify and hold harmless the Owner from and against all claims arising in connection with its Contract with respect to claims for the furnishing of labor, materials and equipment by others. Said indemnification and hold harmless shall include the reimbursement of all actual attorney’s fees and all costs and expenses of every nature, and shall be to the fullest extent permitted by law.

The undersigned hereby irrevocably waives and releases any and all liens and right of lien on such real property and other property of the Owner for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished by the undersigned, and anyone claiming by, through, or under the undersigned, in connection with the Project.

The undersigned hereby releases, remises and discharges the Owner, any agent of the Owner and their respective predecessors, successors, assigns, employees, officers, shareholders, directors, and principals, whether disclosed or undisclosed (collectively “Releasees”) from and against any and all claims, losses, damages, actions and causes of action (collectively “Claims”) which the undersigned and anyone claiming by, through or under the undersigned has or may have against the Releasees, including, without limitation, any claims arising in connection with the Contract and the work performed thereunder.

Notwithstanding anything to the contrary herein, payment to the undersigned of the Final Payment Due sum as set forth above, shall not constitute a waiver by the Owner of any of its rights under the contract including by way of illustration but not by way of limitation guarantees and/or warranties. Payment will not be made until a signed waiver is returned to Owner.

The undersigned individual represents and warrants that he/she is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned.

Signed under the penalties of perjury as a sealed instrument as of this        day of                                 ,           .

Corporation

By:
Name:
Title:
Hereunto duly authorized

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFOLK

On this        day of                     , 20      , before me, the undersigned notary public, personally appeared                                                           , proved to me through satisfactory evidence of identification, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it as                              for                             , a corporation/partnership voluntarily for its stated purpose.

NOTARY PUBLIC
My Commission Expires:

EXHIBIT G

FORM OF LETTER OF CREDIT

[Letterhead of a money center bank acceptable to the Owner]

[Please note the tenant on this Letter of Credit must match the exact tenant entity in the Lease]

[date]

[Landlord]

c/o Boston Properties LP

800 Boylston Street, Suite 1900

Boston, Massachusetts 02199-8103

Attn: Lease Administration, Legal Dept.

Gentlemen:

We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the account of [Tenant] (“Applicant”), the aggregate amount of [spell out dollar amount] and [    ]/100 Dollars [($             )]. You shall have the right to make partial draws against this Letter of Credit from time to time.

Funds under this Letter of Credit are available to the beneficiary hereof as follows:

Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by [Landlord] (“Beneficiary”) when accompanied by this Letter of Credit and a written statement signed by an individual purporting to be an authorized agent of Beneficiary, certifying that such moneys are due and owing to Beneficiary, and a sight draft executed and endorsed by such individual.

This Letter of Credit is transferable in its entirety to any successor in interest to Beneficiary as owner of [Property, Address, City/Town, State]. Should a transfer be desired, such transfer will be subject to the return to us of this advice, together with written instructions. Any fees related to such transfer shall be for the account of the Applicant.

The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.

This Letter of Credit shall expire on [Final Expiration Date].

G-1

Notwithstanding the above expiration date of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at least sixty (60) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed.

If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to your account with another bank, we will only effect such payment by fed wire to a U.S. regulated bank, and we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500.

Very truly yours,

[Name of Issuing Bank]

By:
Name:
Title:

G-2

EXHIBIT H

FORM OF CERTIFICATE OF INSURANCE

ACORD. CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YY)

PRODUCER	THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.
	COMPANIES AFFORDING COVERAGE
109722-ALL-GL-06-07	COMPANY A
INSURED	COMPANY B
	COMPANY C
	COMPANY D

COVERAGES This certificate supersedes and replaces any previously issued certificate.

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO LTR	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS	
	GENERAL LIABILITY COMMERCIAL GENERAL LIABILITY CLAIMS MADE / OCCUR OWNER'S & CONTRACTOR'S PROT				GENERAL AGGREGATE	$
					PRODUCTS - COMP/OP AGG	$
					PERSONAL & ADV INJURY	$
					EACH OCCURRENCE	$
					FIRE DAMAGE (Any one fire)	$
					MED EXP (Any one person)	$
	AUTOMOBILE LIABILITY ANY AUTO ALL OWNED AUTOS SCHEDULED AUTOS HIRED AUTOS NON-OWNED AUTOS				COMBINED SINGLE LIMIT	$
					BODILY INJURY (Per person)	$
					BODILY INJURY (Per accident)	$
					PROPERTY DAMAGE	$
	GARAGE LIABILITY ANY AUTO				AUTO ONLY - EA ACCIDENT	$
					OTHER THAN AUTO ONLY: EACH ACCIDENT	$
					AGGREGATE	$
	EXCESS LIABILITY UMBRELLA FORM OTHER THAN UMBRELLA FORM				EACH OCCURRENCE	$
					AGGREGATE	$
						$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY THE PROPRIETOR/PARTNERS/EXECUTIVE OFFICERS ARE: INCL / EXCL				X WC STATUTORY LIMITS / OTHER	
					EACH ACCIDENT	$
					DISEASE - POLICY LIMIT	$
					DISEASE - EACH EMPLOYEE	$
	OTHER					

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

CERTIFICATE HOLDER NYC-002611111-01

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE INSURANCE COMPANY WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE
Nancy Bartolino
Nancy Bartolino

ACORD 25 (11/95)
© ACORD CORPORATION 1988

H-1

ACORD

# EVIDENCE OF PROPERTY INSURANCE

DATE (MM/DD/YYYY)

THIS EVIDENCE OF PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE OF PROPERTY INSURANCE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

| | |
|---|---|
| AGENCY — PHONE (A/C, No, Ext): | COMPANY |
| FAX (A/C, No): — E-MAIL ADDRESS: | |
| CODE: — SUB CODE: | |
| AGENCY CUSTOMER ID #: | |
| INSURED | LOAN NUMBER — POLICY NUMBER |
| | EFFECTIVE DATE — EXPIRATION DATE — CONTINUED UNTIL TERMINATED IF CHECKED |
| | THIS REPLACES PRIOR EVIDENCE DATED: |

## PROPERTY INFORMATION

LOCATION/DESCRIPTION

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

## COVERAGE INFORMATION

| COVERAGE / PERILS / FORMS | AMOUNT OF INSURANCE | DEDUCTIBLE |
|---|---|---|
| | | |

## REMARKS (Including Special Conditions)

## CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL ________ DAYS WRITTEN NOTICE TO THE ADDITIONAL INTEREST NAMED BELOW, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

## ADDITIONAL INTEREST

| | |
|---|---|
| NAME AND ADDRESS | ☐ MORTGAGEE ☐ ADDITIONAL INSURED<br>☐ LOSS PAYEE |
| | LOAN # |
| | AUTHORIZED REPRESENTATIVE |

ACORD 27 (2006/07)

© ACORD CORPORATION 1993-2006. All rights reserved.

The ACORD name and logo are registered marks of ACORD

H-2

EXHIBIT I

Intentionally Omitted

EXHIBIT J

NOTICE OF LEASE

Pursuant to Massachusetts General Laws, Chapter 183, Section 4, notice is hereby given of the following described Lease:

Landlord:	Stony Brook Associates, LLC, a Delaware limited liability company

Tenant:	Care.com, Inc., a Delaware corporation

Date of Lease:	March , 2011

Landlord’s Property:	The Building known and numbered 201 Jones Road, Waltham, Middlesex County, Massachusetts, located on land more particularly described in Exhibit A attached hereto.

Lessor’s Title Reference:	Middlesex South District Registry of Deeds, Book 29826 Page 308.

Leased Premises:	A portion of the fifth (5th) floor of the Building in accordance with the floor plan annexed to the Lease as Exhibit D.

Term:

Sixty two calendar months (plus the partial month, if any, immediately following the Commencement Date), unless extended or sooner terminated as provided in this Lease, plus one extension option of one period of five years.

This Notice may be executed in counterparts which shall together constitute a single instrument. In the event of any conflict between the terms of the Lease and the terms of this Notice, the terms of the Lease shall control.

EXECUTED as a sealed instrument as of March      , 2011.

J-1

EXHIBIT K

BROKER DETERMINATION OF PREVAILING MARKET RENT

Where in the Lease to which this Exhibit is attached provision is made for a Broker Determination of Prevailing Market Rent, the following procedures and requirements shall apply:

1.                                      Tenant’s Request. Tenant shall send a notice to Landlord by the time set for such notice in the applicable section of the Lease, requesting a Broker Determination of the Prevailing Market Rent, which notice to be effective must (i) make explicit reference to the Lease and to the specific section of the Lease pursuant to which said request is being made, (ii) include the name of a broker selected by Tenant to act for Tenant, which broker shall be affiliated with a major commercial real estate brokerage firm selected by Tenant and which broker shall have at least ten (10) years experience dealing in properties of a nature and type generally similar to the Building located in the Central Suburban 128 Market, and (iii) explicitly state that Landlord is required to notify Tenant within thirty (30) days of an additional broker selected by Landlord.

2.                                      Landlord’s Response. Within thirty (30) days after Landlord’s receipt of Tenant’s notice requesting the Broker Determination and stating the name of the broker selected by Tenant, Landlord shall give written notice to Tenant of Landlord’s selection of a broker having at least the affiliation and experience referred to above.

3.                                      Selection of Third Broker. Within ten (10) days thereafter the two (2) brokers so selected shall select a third such broker (the “Third Broker”) also having at least the affiliation and experience referred to above, provided, as a further qualification, that the Third Broker shall not be an individual who is then under contract to represent either Landlord or Tenant.

4.                                      Rental Value Determination. Within thirty (30) days after the selection of the Third Broker, the three (3) brokers so selected, by majority opinion, shall make a determination of the annual fair market rental value of the Premises for the period referred to in the Lease. Such annual fair market rental value determination (i) shall require rent to commence upon the commencement of the period in question, and may include provision for annual increases in rent during said term if so determined, (ii) shall take into account the as-is condition of the Premises and the amount, if any, that Landlord will be making available to Tenant as a leasehold improvements allowance, as specified in Landlord’s rent quotation as set forth in the Lease (it being agreed that Landlord has no obligation to provide any leasehold improvement allowance for the Extended Term as defined in Section 9.18 of the Lease), (iii) shall take account of, and be expressed in relation to, the applicable tax and operating cost bases expressly set forth in the Lease and provisions for paying for so-called tenant electricity as contained in the Lease and (iv) shall take into account all relevant factors as determined by the brokers. The brokers shall advise Landlord and Tenant in writing by the expiration of said thirty (30) day period of the annual fair market rental value which as so determined shall be referred to as the Prevailing Market Rent.

K-1

5.                                      Resolution of Broker Deadlock. If the Brokers are unable by the expiration of such thirty (30) day period to agree at least by majority on a determination of annual fair market rental value, then the brokers designated by Landlord and Tenant shall submit their individual determinations of fair market rental value to the Third Broker within five (5) days after the expiration of such thirty (30) day period and the Third Broker shall select from these two individual determinations the one closest to the Third Broker’s own individual determination of fair market rental value, and the determination so selected shall constitute and be referred to as the Prevailing Market Rent.

6.                                      Costs. Each party shall pay the costs and expenses of the broker selected by it and each shall pay one half (1/2) of the costs and expenses of the Third Broker.

7.                                      Failure to Select Broker or Failure of Broker to Serve. If Tenant shall have requested a Broker Determination and Landlord shall not have designated a broker within the time period provided therefor above, then Tenant’s Broker shall alone make the determination of Prevailing Market Rent in writing to Landlord and Tenant within thirty (30) days after the expiration of Landlord’s right to designate a broker hereunder. If Tenant and Landlord have both designated brokers but the two brokers so designated do not, within a period of fifteen (15) days after the appointment of the second broker, agree upon and designate the Third Broker willing so to act, the Tenant, the Landlord or either broker previously designated may request the Boston Bar Association (or such organization as may succeed to the Boston Bar Association) to designate the Third Broker willing so to act and a broker so appointed shall, for all purposes, have the same standing and powers as though he had been seasonably appointed by the brokers first appointed. In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by the Tenant, the Landlord, the brokers first appointed or the Boston Bar Association as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon application of any broker who continues to act or by the Landlord or Tenant such vacancy may be filled by the Boston Bar Association and any broker so appointed to fill such vacancy shall have the same standing and powers as though originally appointed.

K-2

EXHIBIT L

Existing Furniture and Equipment

Conference Room 10'x4' Table 6-Chairs Sitorit Inc
Desk w/file Cabinet 2 Chairs Hon
Conference Room 8' Round Table 8 chairs United Chair
18'x4' Table 12 Chairs United Chair Conference Room
Kitchen 4' Round Table
Desk w/file Cabinet
Desk w/file Cabinet 1-Chair Hon
PME 3'x6' Table 2 Chairs United Chair Credenza 4 Drawers Hon
PROPOSED FLOOR PLAN for CARE.COM
JONES ROAD
2-3'x4' Tables Hon
Desk w/file Cabinet 2-2'x4' File Cabinet Hon
Desk w/file Cabinet 1-Chair Hon
Desk w/file Cabinet 4'x5' Book Shelf 2 Drawer File Cabinet 1-Chair Hon
1-3'x6' Table Hon 1-Chair United Chair

L-1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE dated as of this 21st day of March, 2012 (the “Effective Date”) by and between STONY BROOK ASSOCIATES LLC, a Delaware limited liability company (“Landlord”) and CARE.COM, INC., a Delaware corporation (“Tenant”).

RECITALS

By Lease dated March 9, 2011 (the “Lease”), Landlord did lease to Tenant and Tenant did hire and lease from Landlord certain premises containing 26,959 square feet of rentable floor area (the “Rentable Floor Area of the Initial Premises”) on the fifth floor (5th) of the building (the “Building”) known as Waltham Weston Corporate Center and numbered 201 Jones Road, Waltham, Massachusetts (referred to in the Lease as the “Premises” and hereinafter sometimes referred to as the “Initial Premises”).

Tenant has determined to Lease from Landlord an additional 15,107 square feet of rentable floor area (the “Rentable Floor Area of the Additional Premises”) located on the third (3rd) floor of the Building as shown on Exhibit A attached hereto (the “Additional Premises”).

Landlord and Tenant are entering into this instrument to set forth said leasing of the Additional Premises, to integrate the Additional Premises into the Lease and to amend the Lease.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1.                                      Effective as of the Effective Date (also referred to herein as the “Additional Premises Commencement Date”), the Additional Premises shall constitute a part of the “Premises” demised to Tenant under the Lease, so that the Premises (as defined in Section 1.1 of the Lease) shall include both the Initial Premises and the Additional Premises and shall contain a total of 42,066 square feet of rentable floor area.  By way of example the option to extend the Term of the Lease provided in Section 9.18 of the Lease shall apply to both the Initial Premises and the Additional Premises collectively but not to either space independently.

2.                                      The Term of the Lease for both the Initial Premises and the Additional Premises shall be coterminous.  Accordingly, the definition of the “Term” as set forth in Section 1.1 of the Lease is hereby amended by deleting the definition therein set forth and substituting therefor the following:

1

TERM (SOMETIMES CALLED THE “ORIGINAL TERM”):	(i) As to the Initial Premises, a period beginning on the April 8, 2011 and ending on June 30, 2016, unless extended or sooner terminated as provided in the Lease.

(ii) As to the Additional Premises, a period beginning on the Additional Premises Commencement Date and ending on June 30, 2016, unless extended or sooner terminated as provided in the Lease.

3.                                      (A)                               Annual Fixed Rent for the Initial Premises shall continue to be payable as set forth in the Lease.

(B)                               Annual Fixed Rent for the Additional Premises shall be payable as follows:

(i)                                     For the period commencing on the Additional Premises Commencement Date and ending on May 31, 2012, Tenant shall not be required to pay Annual Fixed Rent for the Additional Premises).

(ii)                                  For the period commencing on June 1, 2012 and ending on July 31, 2012, at the annual rate of $235,669.20 (being the product of (x) $15.60 and (y) the Rentable Floor Area of the Additional Premises).

(iii)                               For the period commencing on August 1, 2012 and ending on December 31, 2012, at the annual rate of $338,245.733 (being the product of (x) $22.39 and (y) the Rentable Floor Area of the Additional Premises).

(iv)                              For the period commencing on January 1, 2013 and ending on July 31, 2014, at the annual rate of $486,445.40 (being the product of (x) $32.20 and (y) the Rentable Floor Area of the Additional Premises).

(v)                                 For the period commencing on August 1, 2014 and ending on June 30, 2016, at the annual rate of $509,105.90 (being the product of (x) $33.70 and (y) the Rentable Floor Area of the Additional Premises).

Notwithstanding that the payment of Annual Fixed Rent payable by Tenant to Landlord with respect to Additional Premises shall not commence until June 1, 2012 (the “Additional Premises Rent Commencement Date”), commencing on the Effective Date Tenant shall be subject to, and shall comply with, all other provisions of the Lease (as amended hereby) applicable to the Additional Premises as and at the times provided herein.

(C)                               Annual Fixed Rent for the Premises during any extension option period (if exercised) shall be payable as set forth in Section 9.18 of the Lease.

2

4.                                      For the purposes of computing Tenant’s payments for operating expenses pursuant to Section 2.6 of the Lease, Tenant’s payments for real estate taxes pursuant to Section 2.7 of the Lease and Tenant payments for electricity (as determined pursuant to Sections 2.5 and 2.8 of the Lease), for the portion of the Term on and after the Additional Premises Commencement Date, the “Rentable Floor Area of the Premises” shall comprise a total of 42,066 square feet including both the Rentable Floor Area of the Initial Premises (being 26,959 square feet) and the Rentable Floor Area of the Additional Premises (being 15,107 square feet).  For the portion of the Lease Term prior to the Additional Premises Commencement Date, the “Rentable Floor Area of the Premises” shall continue to be the Rentable Floor Area of the Initial Premises for such purposes.

5.                                      (A)                               For the purposes of computing Tenant’s payments for Landlord’s Operating Expenses pursuant to Section 2.6 of the Lease with respect to the Additional Premises, for the portion of the Lease Term on and after the Additional Premises Commencement Date, the definition of “Base Operating Expenses” contained in Sections 1.1 and 2.6 of the Lease shall be replaced with the following:

“BASE OPERATING EXPENSES”:	With respect to the Additional Premises, Landlord’s Operating Expenses for calendar year 2012 (that is, the period beginning on January 1, 2012 and ending on December 31, 2012).”

Such definition shall remain unchanged for purposes of calculating Tenant’s payment of Operating Expenses with respect to the Initial Premises.

(B)                               For the purposes of computing Tenant’s payments for Landlord’s Tax Expenses pursuant to Section 2.7 of the Lease with respect to the Additional Premises, for the portion of the Lease Term on and after the Additional Premises Commencement Date, the definition of “Base Taxes” contained in Section 1.1 of the Lease shall be replaced with the following:

“BASE TAXES”:	With respect to the Additional Premises, Landlord’s Tax Expenses for fiscal tax year 2013 (being July 1, 2012 through July 1, 2013).

Such definition shall remain unchanged for such purposes of calculating Tenant’s payments of Landlord’s Tax Expenses with respect to the Initial Premises.

6.                                      (A)                               As of the date of the Effective Date, there is a separate check meter installed to measure tenant electric usage for lights and electrical equipment utilized on the floor of the Building where the Additional Premises are located (i.e. the Third Floor West of the Building (being a multi-tenant floor)). On or before the Additional Premises Rent

3

Commencement Date, Landlord shall install an additional check meter to measure fan-powered and variable air volume boxes which are part of the HVAC system serving the Premises (both meters herein collectively referred to as the “Main Check Meters”).

(B)                               Tenant’s share of the costs of electricity for the Additional Premises Tenant’s Electricity Payment shall be determined by multiplying the cost per kilowatt hour by the number of kilowatt hours utilized as indicated by such shared Main Check Meters, and multiplying such total cost by a fraction, the numerator of which is the rentable area of the Additional Premises and the denominator of which is the total rentable area under lease to tenants (inclusive of any vacant spaces where electricity is being used on a regular basis) served by such shared Main Check Meters; provided, however, that if Landlord shall reasonably determine that the cost of electricity furnished to the Tenant in the Additional Premises exceeds the amount being paid by Tenant, then Landlord shall deliver to Tenant written documentation establishing Landlord’s basis for such determination and Landlord may charge Tenant for such excess and Tenant shall promptly pay the same upon billing therefor as Additional Rent under the Lease, subject to Tenant’s right to challenge such determination pursuant to Section 2.6.1 of the Lease. Where part or all of the rentable area on a floor has been occupied for less than all of the period for which adjustments are being made, appropriate and equitable modifications shall be made to the allocation formula so that each tenant’s allocable share of costs equitably reflects its period of occupancy, provided that in no event shall the total of all costs as allocated to tenants (or to unoccupied space) be less than the total cost of electricity for such floor for said period.

(C)                               Tenant shall make estimated payments on account of Tenant’s Electricity Payment for the Additional Premises, as reasonably estimated by Landlord, on a monthly basis in accordance with Section 2.5 of the Lease. No later than one hundred twenty (120) days after the end of each calendar year falling within the Lease Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord, showing for the preceding calendar year the Tenant’s Electricity Payment. Said statement to be rendered to Tenant also shall show for such period the amounts already paid by Tenant on account of Tenant’s Electricity Payment and the amount of Tenant’s Electricity Payment remaining due from, or overpaid by, Tenant for the period covered by the statement. If such statement shows a balance remaining due to Landlord, Tenant shall pay same to Landlord on or before the thirtieth (30th) day following receipt by Tenant of said statement. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord. All payments by Tenant on account of Tenant’s Electricity Payment shall be deemed Additional Rent and shall be made monthly at the time and in the fashion provided in the Lease for the payment of Annual Fixed Rent. Tenant shall have the right to examine Landlord’s records relating to Tenant’s Electricity Payment and to dispute the amounts claimed to be owed by Landlord in accordance with the provisions of the Lease.

(D)                               All costs of electricity billed to Landlord, other than the costs of tenant electricity

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allocated pursuant to the procedures established herein, shall be treated as part of Landlord’s Operating Expenses for purposes of determining the allocation of those costs. Taxes imposed upon the electricity furnished to the Building shall be included in the calculation of electricity charges payable under the Lease, however, there shall not be included in such electricity charges any tax imposed upon Landlord on account of Landlord’s sale, use or resale of electrical energy to Tenant or other tenants in the Building (i.e., no double taxation due to the fact that Landlord is not a licensed reseller of electricity).

7.                                      (A)                               Landlord and Tenant acknowledge and agree that Landlord is currently holding a security deposit in the amount of $251,617.00 (the “Original Security Deposit”) pursuant to Section 9.19 of the Lease, and that Landlord shall continue to hold the Original Security Deposit in accordance with the terms of such Section 9.19 throughout the Term of the Lease (as extended hereby) and any further extension thereof.

(B)                               As of the date of this First Amendment, Tenant agrees to pay to Landlord $112,500.00 (the “Additional Security Deposit”).  Such Additional Security Deposit shall be held as security for the performance by Tenant of all obligations on the part of the Tenant under the Lease with respect to the Initial Premises and the Additional Premises.  Such deposit shall be in addition to the Original Security Deposit and shall be held by Landlord pursuant to the terms and conditions set forth in such Section 9.19. Such Additional Security Deposit may be provided by Tenant in the form of cash or a letter of credit in accordance with the terms and conditions set forth in Section 9.19 of the Lease.

(C)                               Tenant shall continue to be entitled to the reduction in the Original Security Deposit in the amount of $62,904.00 as provided in Section 9.19.2   of the Lease subject to the terms and conditions set forth in Section 9.19, however, the reference to the remaining deposit to be held by Landlord subsequent to the reduction is changed from $188,713.00 to $301,213.00.

9.                                      Provided that (i) Tenant leases from Landlord a minimum of 42,000 square feet of rentable floor area in the Building (ii) no Event of Default of Tenant under the Lease exists and (iii) Tenant has not assigned the Lease or sublet in excess of thirty-three percent (33%) of the rentable floor area of the Premises (except for an assignment or subletting permitted pursuant to Section 5A.2 of the Lease), Tenant shall be permitted to have a impact blade sign in the Building lobby (the “Blade Sign”).   The design, proportions and color of such Blade Sign and the location of the Blade Sign in the lobby shall be subject to the prior approval of Landlord.  Landlord will install the Blade Sign on Tenant’s behalf, however, Tenant shall pay to Landlord, as Additional Rent, all costs associated with the same (including but not limited to the fabrication and installation expenses), within thirty (30) days after billing therefor. Tenant acknowledges and agrees that Tenant’s right to the Blade Sign is not on an exclusive basis and that Landlord may grant other tenants in the Building the right to signage as determined by Landlord, it its sole discretion

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10.                               Landlord agrees to deliver the Additional Premises to Tenant in “as is” condition as of the Additional Premises Commencement Date.  Further, Landlord agrees to perform the work in the Additional Premises described in Exhibit B attached hereto and in accordance with the Work Letter attached hereto as Exhibit C.

(A)                               Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this First Amendment other than Newmark Knight Frank (the “Broker”) and in the event any claim is made against Landlord relative to dealings by Tenant with brokers other than the Broker, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)                               Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this First Amendment other than the Broker and in the event any claim is made against Tenant relative to dealings by Landlord with brokers other than the Broker, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

11.                               Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

12.                               Except as herein amended the Lease shall remain unchanged and in full force and effect.  All references to the “Lease” shall be deemed to be references to the Lease as herein amended.

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EXECUTED as a sealed instrument as of the date and year first above written.

LANDLORD:

WITNESS:		STONY BROOK ASSOCIATES LLC,
a Delaware limited liability company

		By:	Jones Road Development Associates LLC,
a managing member

		By:	Boston Properties Limited Partnership,
a managing member

			By:	Boston Properties, Inc.,
its general partner

				By:	/s/ David C. Provost
				Name:	David C. Provost
				Title:	SVP

TENANT:

ATTEST:		CARE.COM, INC.

By:	/s/ Diane Musi	By:	/s/ Sheila L. Marcelo
Name:	Diane Musi	Name:	Sheila L. Marcelo
Title:	SECRETARY or	Title:	PRESIDENT
HEREUNTO DULY AUTHORIZED

		By:	/s/ Dave Krupinski
		Name:	Dave Krupinski
		Title:	CHIEF TECHNOLOGY OFFICER
HEREUNTO DULY AUTHORIZED

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EXHIBIT A

Exhibit A

- Tenant's Expansion Premises
ADJACENT SUITE
ELEVATOR LOBBY
ELEC.
STAIR
STAIR
CORRIDOR
WOMEN
MEN

EXISTING FLOOR PLAN

201 JONES ROAD (3RD FLOOR)

EXHIBIT B

DELINEATION OF TENANT IMPROVEMENT TURN-KEY SCOPE

Element	Description	Turn - Key Scope	Not Included in Turn-Key

Demolition	Demo existing walls, carpet, wall base doors/frames and ceiling tile to accommodate new layout based on fit plan.	X

Finish Carpentry	Supply and Install (14) LF of new upper and base cabinets with new counter top in kitchen.	X

	Supply and install (28) LF of countertop at kitchen.	X

	Supply and install (3) LF of closet pole and shelf.	X

	Bookshelves at library		X

Doors/Frames/Hardware	Supply (reuse existing) and install (3) building standard single doors and frames with hardware.	X

	Relocate existing back door, frame and hardware.	X

	Supply and install (1) new closet door with hardware.	X

	Relocate existing hardware sets.	X

	Relocate (2) existing locksets to office doors.	X

	New locksets and/or security hardware or systems.		X

	Supply and install floor to ceiling butt glazed glass on one wall with (2) glass doors in Collaboration room.	X

	Supply and install counter to ceiling butt glazed glass at kithcen.	X

	Glass walls and/or doors for Conference Rooms # 2 & 5		X

Drywall	Build new walls to 6” above ceiling to accommodate new layout.	X

	Build full height demising walls for library and between executive offices.	X

Element	Description	Turn - Key Scope	Not Included in Turn-Key

Drywall cont.	New GWB soffit above kitchen counter and at full height glass wall in Collaboration room.	X

	Patch existing walls as required.	X

Acoustic Ceilings	Existing ceiling tile and grid to remain, patch where required to accommodate new layout.	X

	New ceiling grid and tile throughout premises.		X

Flooring	Supply and install new building standard $18/yd carpet and wall base throughout premises.	X

	Supply and install new building standard VCT in kitchen, storage and server rooms with wall base.	X

Wall Finishes	Paint Walls throughout suite.	X

	Paint Frames throughout suite.	X

	Idea Paint on one wall in Collaboration room.		X

Equipment/ Specialties	Appliances, projection screens, AV equipment, etc.		X

	Dishwasher		X

Fire Protection	Relocate sprinkler heads and horn/strobe units as required per code	X

Element	Description	Turn - Key Scope	Not Included in Turn-Key

Plumbing	Provide water and drain lines for new kitchen sink.	X

	Furnish and Install local hot water heater for kitchen with drip pan and leak detection.	X

HVAC	Furnish and Install exhaust fans in conference rooms and server room.	X

	Relocate diffusers and ductwork as required to accommodate new layout.	X

	Supply and install supplemental cooling for server room.		X
HVAC cont.

Electrical	Relocate existing lights as required to accommodate new layout.	X

	New lighting throughout premises.		X

	Furnish and Install (2) wall outlets, (2) phone ring and string in new offices/conference rooms.	X

	Install (2) dedicated wall outlets and (1) 30-amp circuit in IT server room.	X

	Supply and install (8) dimmable down lights in video conference room.	X

	Additional power and meter at server room.		X

	Floor cores for workstation connections (14) at open area and (2) at open tables.	X

	Power for (2) wall mounted monitor displays.	X

	Floor outlets at conference rooms (4) total and at server room (2) total.	X

	Wall/Column mounted power connections to open area desks in (4) locations.	X

Element	Description	Turn - Key Scope	Not Included in Turn-Key

	(2) duplex outlets and (1) ring and string in open conference area near new demising wall.	X

	(3) duplex outlets and (1) ring and string in Office #2	X

	(7) duplex outlets and (4) ring and string in Collab. Room	X

	(6) duplex outlets and (6) ring and string in Library	X

	(3) additional duplex outlets in Kitchen on demising wall	X

Tel/Data	Tel/Data design and installation of wiring and equipment.		X

Security	Tenant security system, mag. locks, card readers, etc.		X

Design Services	Architectural Design	X

	Engineering Design	X

	Sprinkler Design	X

	Furniture Design and Selection Services		X

	Interior Signage Design		X

	Additional Design Services		X

LIBRARY
EXEC. OFFICE
EXEC. OFFICE
COLLABORATION
ADJACENT SUITE
WAITING
SERVER
OFFICE
OFFICE
OFFICE
OFFICE
ELEVATOR LOBBY
STAIR
CORRIDOR
WOMEN
MEN
CHAT
RELAXATION
STORAGE
VACANT SUITE
EXEC. OFFICE

PROPOSED FLOOR PLAN for CARE.COM (SCHEME #2)

201 JONES ROAD (3RD FLOOR)

EXHIBIT C

WORK LETTER

1.                                      COMPLETION

(A)                               Landlord’s Work.  Landlord shall, at Landlord’s expense, perform the work (“Landlord’s Work”) in the Additional Premises described on Exhibit B attached to this First Amendment (the “Plans”); provided, however, that Landlord shall have no responsibility for the installation or connection of Tenant’s computer, telephone, other communication equipment, systems or wiring.  Any items of work requested by Tenant and not included in the description of Landlord’s Work shall be deemed to be Change Proposal(s) (as defined below) and shall be subject to the terms and provisions of subsection (B) below.

(B)                               Change Orders.  Tenant shall have the right, in accordance herewith, to submit for Landlord’s approval change proposals with respect to items of work in the Additional Premises not shown on the Plans (each, a “Change Proposal”).  Landlord agrees to respond to any such Change Proposal within such time as is reasonably necessary (taking into consideration the information contained in such Change Proposal) after the submission thereof by Tenant, advising Tenant of any anticipated costs (“Change Order Costs”) associated with such Change Proposal, as well as an estimate of any delay which would likely result in the completion of the Landlord’s Work if a Change Proposal is made pursuant thereto.  Tenant shall have the right to then approve or withdraw such Change Proposal within five (5) days after receipt of such information.  If Tenant fails to respond to such Change Proposal within such five (5) day period, such Change Proposal shall be deemed withdrawn.  If Tenant approves such Change Proposal, then such Change Proposal shall be deemed a “Change Order” hereunder and if the Change Order is made, then the Change Order Costs associated with the Change Order shall be paid in the same manner as Tenant Plan Excess Costs are paid as set forth in Section 2.

(C)                               Completion.  Landlord shall use reasonable efforts to complete the Landlord’s Work prior to May 31, 2012; provided, however, that Landlord shall not be liable to Tenant for the failure to complete the Landlord’s Work by any given date so long as Landlord has used reasonable efforts as aforesaid.  In addition, it is acknowledged and agreed that Landlord may be performing Landlord’s Work in the Additional Premises while Tenant is in occupancy thereof, and accordingly Landlord and Tenant agree to cooperate with each other in good faith to insure that the Landlord’s Work can be undertaken in an efficient and cost-effective manner and so as to minimize any unreasonable interference with Tenant’s business operations in the Additional Premises (consistent with the nature of the work being performed).

2.                                      SPECIAL ALLOWANCE

Landlord shall provide to Tenant a special allowance equal to $84,328.00 (the

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“Additional Premises Tenant Allowance”). The Additional Premises Tenant Allowance shall be used and applied by Landlord solely on account of the cost of Landlord’s Work and/or the cost of other work performed by either Landlord or Tenant in the Additional Premises in accordance with the terms of the Lease (collectively, the “Work”).  In no event shall Landlord’s obligations to pay or reimburse Tenant for any of the costs of the Work exceed the total Additional Premises Tenant Allowance. Notwithstanding the foregoing, Landlord shall be under no obligation to apply any portion of the Additional Premises Tenant Allowance for any purposes other than as provided in this Section 2. In addition, in the event that (i) Tenant is in default under the Lease or (ii) there are any liens which are not bonded to the reasonable satisfaction of Landlord against Tenant’s interest in the Lease or against the Building or the Site arising out of any work performed by Tenant or any litigation in which Tenant is a party, then, from and after the date of such event (“Event”), Landlord shall have no further obligation to fund any portion of the Additional Premises Tenant Allowance and Tenant shall be obligated to pay, as Additional Rent, all costs of the Work in excess of that portion of the Additional Premises Tenant Allowance funded by Landlord through the date of the Event.  Prior to Landlord applying any portion of the Additional Premises Tenant Allowance towards work performed by Tenant, Tenant, in addition to the other requirements of this Section 2, must deliver to Landlord a certificate specifying the cost of such Tenant’s work and all contractors, subcontractors and suppliers involved with Tenant’s work together with evidence of such cost in the form of paid invoices, receipts and the like.  Further, the Additional Premises Tenant Allowance shall only be applied towards the cost of leasehold improvements and in no event shall Landlord be required to make application of any portion of the Additional Premises Tenant Allowance towards Tenant’s personal property, trade fixtures or moving expenses or on account of any supervisory fees, overhead, management fees or other payments to Tenant, or any partner or affiliate of Tenant. In the event that the costs of the Work are less than the Additional Premises Tenant Allowance, Tenant shall not be entitled to any payment or credit nor shall there be any application of the same toward Annual Fixed Rent or Additional Rent owed by Tenant under the Lease.  Any portion of the Additional Premises Tenant Allowance which has not been utilized on or before December 31, 2012 shall be forfeited by Tenant.

3.                                      TENANT PLAN EXCESS COSTS.

Notwithstanding anything contained in this Work Letter to the contrary, it is understood and agreed that Tenant shall be fully responsible for (i) the costs of any items of work not shown on the Plans (including, without limitation, any Change Orders), together with a construction management fee equal to six percent (6%) of such and (ii) all costs of the Landlord’s Work for the Additional Premises in excess of the Additional Premises Tenant Allowance (collectively, the “Tenant Plan Excess Costs”).  To the extent, if any, that there are Tenant Plan Excess Costs, Tenant shall pay Landlord, as Additional Rent, fifty percent (50%) of the Tenant Plan Excess Costs prior to the commencement of the Landlord’s Work, with the balance of the Tenant Plan Excess Costs due upon substantial completion of the Landlord’s Work; provided, however, that in the event that the Tenant Plan Excess Costs exceed $30,000.00 (the “Maximum Amount”), then Tenant shall pay

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to Landlord, as Additional Rent prior to the Commencement of Landlord’s Work, all Tenant Plan Excess Costs in excess of the Maximum Amount.

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SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE dated as of this 12th day of July, 2012 (the “Effective Date”) by and between STONY BROOK ASSOCIATES LLC, a Delaware limited liability company (“Landlord”) and CARE.COM, INC., a Delaware corporation (“Tenant”).

RECITALS

By Lease dated March 9, 2011 (the “Lease”), Landlord did lease to Tenant and Tenant did hire and lease from Landlord certain premises containing 26,959 square feet of rentable floor area (the “Rentable Floor Area of the Initial Premises”) on the fifth floor (5th) of the building (the “Building”) known as Waltham Weston Corporate Center and numbered 201 Jones Road, Waltham, Massachusetts (referred to in the Lease as the “Premises” and hereinafter sometimes referred to as the “Initial Premises”).

By First Amendment to Lease dated as of March 21, 2012, Landlord did lease to Tenant and Tenant did lease from Landlord certain additional premises containing 15,107 square feet of rentable floor area (the “Rentable Floor Area of the First Additional Premises”) located on the third (3rd) floor of the Building as shown on Exhibit A attached thereto.  Said additional premises are defined in the First Amendment to Lease as the “Additional Premises” and herein sometimes also referred to in this First Amendment as the “First Additional Premises”.

Tenant has determined to Lease from Landlord an additional 11,884 square feet of rentable floor area (the “Rentable Floor Area of the Additional Premises”) located on the third (3rd) floor of the Building as shown on Exhibit A attached hereto (the “Second Additional Premises”).

Landlord and Tenant are entering into this instrument to set forth said leasing of the Second Additional Premises, to integrate the Second Additional Premises into the Lease and to amend the Lease.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1.                                      Effective as of the Effective Date (also referred to herein as the “Second Additional Premises Commencement Date”), the Second Additional Premises shall constitute a part of the “Premises” demised to Tenant under the Lease, so that the Premises (as defined in Section 1.1 of the Lease) shall include all of the Initial Premises, the First Additional Premises and the Second Additional Premises and shall contain a total of 53,950 square feet of rentable floor area.  All references in the Lease (as amended by the First Amendment to Lease and this Second Amendment to Lease) to the “Premises” shall

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mean the aggregate of the Initial Premises, the First Additional Premises and the Second Additional Premises. By way of example, the option to extend the Term of the Lease provided in Section 9.18 of the Lease shall apply to the entire Premises (that is, to the entirety of the Initial Premises, the First Additional Premises and the Second Additional Premises) but not as to any of the Initial Premises, the First Additional Premises or the Second Additional Premises independently.

2.                                      The Term of the Lease for all of the Premises, (that is, for all of the Initial Premises, the First Additional Premises and the Second Additional Premises) shall be coterminous.  Accordingly, the definition of the “Term” as set forth in Section 1.1 of the Lease is hereby amended by deleting the definition therein set forth and substituting therefor the following:

TERM (SOMETIMES CALLED THE “ORIGINAL TERM”):	(i) As to the Initial Premises, a period beginning on the April 8, 2011 and ending on June 30, 2016, unless extended or sooner terminated as provided in the Lease (as herein amended).

(ii)  As to the First Additional Premises, a period beginning on the First Additional Premises Commencement Date and ending on June 30, 2016, unless extended or sooner terminated as provided in the Lease (as herein amended).

(iii) As to the Second Additional Premises, a period beginning on the Second Additional Premises Commencement Date and ending on June 30, 2016, unless extended or sooner terminated as provided in the Lease (as herein amended).

3.                                      (A)                               Annual Fixed Rent for the Initial Premises shall continue to be payable as set forth in the Lease.

(B)                               Annual Fixed Rent for the First Additional Premises shall continue to be payable as set forth in Section 3(B) of the First Amendment to Lease.

(C)                               Annual Fixed Rent for the Second Additional Premises shall be payable as follows:

(i)                                     For the period commencing on the Second Additional Premises Commencement Date and ending on September 30, 2012, Tenant shall not be required to pay Annual Fixed Rent for the Second Additional Premises).

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(ii)                                  For the period commencing on October 1, 2012 and ending on June 30, 2016, at the annual rate of $392,172.00 (being the product of (x) $33.00 and (y) the 11,884 square feet of Rentable Floor Area of the Second Additional Premises).

Notwithstanding that the payment of Annual Fixed Rent payable by Tenant to Landlord with respect to the Second Additional Premises shall not commence until October 1, 2012 (the “Second Additional Premises Rent Commencement Date”), commencing on the Effective Date Tenant shall be subject to, and shall comply with, all other provisions of the Lease (as amended hereby) applicable to the Second Additional Premises as and at the times provided herein.

(D)                               Annual Fixed Rent for the entire Premises during any extension option period (if exercised) shall be payable as set forth in Section 9.18 of the Lease.

4.                                      For the purposes of computing Tenant’s payments for operating expenses pursuant to Section 2.6 of the Lease, Tenant’s payments for real estate taxes pursuant to Section 2.7 of the Lease and Tenant payments for electricity (as determined pursuant to Sections 2.5 and 2.8 of the Lease), for the portion of the Term on and after the Second Additional Premises Commencement Date, the “Rentable Floor Area of the Premises” shall comprise a total of 53,950 square feet consisting of the Rentable Floor Area of the Initial Premises (being 26,959 square feet), the Rentable Floor Area of the First Additional Premises (being 15,107 square feet) and the Rentable Floor Area of the Second Additional Premises (being 11,884 square feet).  For the portion of the Lease Term prior to the Second Additional Premises Commencement Date, the “Rentable Floor Area of the Premises” shall continue to be the Rentable Floor Area of the Initial Premises and the Rentable Floor Area of the First Additional Premises for such purposes.

5.                                      (A)                               For the purposes of computing Tenant’s payments for Landlord’s Operating Expenses pursuant to Section 2.6 of the Lease with respect to the Second Additional Premises, for the portion of the Lease Term on and after the Second Additional Premises Commencement Date, the definition of “Base Operating Expenses” contained in Sections 1.1 and 2.6 of the Lease shall be:

“BASE OPERATING EXPENSES”:	With respect to the Second Additional Premises, Landlord’s Operating Expenses for calendar year 2012 (that is, the period beginning on January 1, 2012 and ending on December 31, 2012).”

However, with respect to the Initial Premises, the definition of “Base Operating Expenses” shall continue to be as set forth in Sections 1.1 and 2.6 of the Lease for purposes of calculating Tenant’s payments of Operating Expenses as to the Initial Premises. In addition, with respect to the First Additional Premises, the definition of “Base Operating Expenses” should continue to be as set forth in Section 5(A) of the First

3

Amendment to Lease for purposes of calculating Tenant’s payment of Operating Expenses as to the First Additional Premises.

(B)                               For the purposes of computing Tenant’s payments for Landlord’s Tax Expenses pursuant to Section 2.7 of the Lease with respect to the Second Additional Premises, for the portion of the Lease Term on and after the Second Additional Premises Commencement Date, the definition of “Base Taxes” contained in Section 1.1 of the Lease shall be replaced with the following:

“BASE TAXES”:	With respect to the Second Additional Premises, Landlord’s Tax Expenses for fiscal tax year 2013 (being July 1, 2012 through July 1, 2013).

However, with respect to the Initial Premises, the definition of “Base Taxes” shall continue to be as set forth in Sections 1.1 of the Lease for purposes of calculating Tenant’s payments for Landlord’s Tax Expenses as to the Initial Premises.  In addition, with respect to the First Additional Premises, the definition of “Base Taxes” should continue to be as set forth in Section 5(B) of the First Amendment to Lease for purposes of calculating Tenant’s payment for Landlord’s Tax Expenses as to the First Additional Premises.

6.                                      (A)                               As of the date of the Effective Date, with the leasing of the Second Additional Premises, Tenant will be leasing the entire rentable floor area of the Third Floor West Wing of the Building.  As of the Effective Date, (i) there is a separate check meter installed to measure tenant electric usage for lights and electrical equipment utilized on the Third Floor West Wing of the Building and (ii) there is an additional check meter to measure for powered and variable air volume boxes which are part of the HVAC system servicing the Premises (both meters herein collectively being referred to as (the “Main Check Meters”).

(B)                               Tenant’s share of the costs of electricity for the Second Additional Premises Tenant’s Electricity Payment shall be determined by multiplying the cost per kilowatt hour by the number of kilowatt hours utilized as indicated by such shared Main Check Meters and multiplying such total cost by a fraction, the numerator of which is the rentable area of the Second Additional Premises and the denominator of which is the total rentable area under lease to tenants (inclusive of any vacant spaces where electricity is being used on a regular basis) served by such shared Main Check Meters; provided, however, that if Landlord shall reasonably determine that the cost of electricity furnished to the Tenant in the Second Additional Premises exceeds the amount being paid by Tenant, then Landlord shall deliver to Tenant written documentation establishing Landlord’s basis for such determination and Landlord may charge Tenant for such excess and Tenant shall promptly pay the same upon billing therefor as Additional Rent under the Lease, subject to Tenant’s right to challenge such determination pursuant to Section 2.6.1 of the Lease. Where part or all of the rentable area on a floor has been occupied for

4

less than all of the period for which adjustments are being made, appropriate and equitable modifications shall be made to the allocation formula so that each tenant’s allocable share of costs equitably reflects its period of occupancy, provided that in no event shall the total of all costs as allocated to tenants (or to unoccupied space) be less than the total cost of electricity for such floor for said period.

(C)                               Tenant shall make estimated payments on account of Tenant’s Electricity Payment for the Second Additional Premises, as reasonably estimated by Landlord, on a monthly basis in accordance with Section 2.5 of the Lease. No later than one hundred twenty (120) days after the end of each calendar year falling within the Lease Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord, showing for the preceding calendar year the Tenant’s Electricity Payment. Said statement to be rendered to Tenant also shall show for such period the amounts already paid by Tenant on account of Tenant’s Electricity Payment and the amount of Tenant’s Electricity Payment remaining due from, or overpaid by, Tenant for the period covered by the statement. If such statement shows a balance remaining due to Landlord, Tenant shall pay same to Landlord on or before the thirtieth (30th) day following receipt by Tenant of said statement. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord. All payments by Tenant on account of Tenant’s Electricity Payment shall be deemed Additional Rent and shall be made monthly at the time and in the fashion provided in the Lease for the payment of Annual Fixed Rent. Tenant shall have the right to examine Landlord’s records relating to Tenant’s Electricity Payment and to dispute the amounts claimed to be owed by Landlord in accordance with the provisions of the Lease.

(D)                               All costs of electricity billed to Landlord, other than the costs of tenant electricity allocated pursuant to the procedures established herein, shall be treated as part of Landlord’s Operating Expenses for purposes of determining the allocation of those costs. Taxes imposed upon the electricity furnished to the Building shall be included in the calculation of electricity charges payable under the Lease, however, there shall not be included in such electricity charges any tax imposed upon Landlord on account of Landlord’s sale, use or resale of electrical energy to Tenant or other tenants in the Building (i.e., no double taxation due to the fact that Landlord is not a licensed reseller of electricity).

7.                                      (A)                               Landlord and Tenant acknowledge and agree that Landlord is currently holding a security deposit in the amount of $251,617.00 (the “Original Security Deposit”) pursuant to Section 9.19 of the Lease, and that Landlord shall continue to hold the Original Security Deposit in accordance with the terms of such Section 9.19 throughout the Term of the Lease (as extended hereby) and any further extension thereof.

(B)                               Landlord and Tenant further acknowledge and agree that Landlord also is currently holding an additional security deposit in the amount of $112,500.00 (the “First

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Additional Security Deposit”) pursuant to Section 9.19 of the Lease as amended by Section 7(B) of the First Amendment to Lease) and that Landlord shall continue to hold the First Additional Deposit in accordance with the terms of such Section 9.19 of the Lease (as amended by Section 7(B) of the First Amendment to Lease as further amended hereby) throughout the Term of the Lease (as amended hereby) and any further extension thereof.

(C)                               As of the Effective Date, Tenant agrees to pay to Landlord $89,872.00 (the “Second Additional Security Deposit”).  Such Second Additional Security Deposit shall be held as security for the performance by Tenant of all obligations on the part of the Tenant under the Lease with respect to the Initial Premises (that is, as to all of the Initial Premises, the First Additional Premises and the Second Additional Premises).  Such deposit shall be in addition to the Original Security Deposit and the First Additional Security Deposit and shall be held by Landlord pursuant to the terms and conditions set forth in such Section 9.19. Such Additional Security Deposit may be provided by Tenant in the form of cash or a letter of credit in accordance with the terms and conditions set forth in Section 9.19 of the Lease.

(D)                               Tenant shall continue to be entitled to the reduction in the Original Security Deposit in the amount of $62,904.00 as provided in Section 9.19.2   of the Lease subject to the terms and conditions set forth in Section 9.19, however, the reference to the remaining deposit to be held by Landlord subsequent to the reduction is changed from $301,213.00 to $391,085.00.

8.                                      Landlord agrees to deliver the Second Additional Premises to Tenant in “as is” condition as of the Second Additional Premises Commencement Date.  Further, Landlord agrees to perform the work in the Second Additional Premises described in Exhibit B attached hereto and in accordance with the Work Letter attached hereto as Exhibit C.

(A)                               Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Second Amendment to Lease other than Cassidy Turley FHO (the “Broker”) and in the event any claim is made against Landlord relative to dealings by Tenant with brokers other than the Broker, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)                               Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Second Amendment to Lease other than the Broker and in the event any claim is made against Tenant relative to dealings by Landlord with brokers other than the Broker, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

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9.                                      Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

10.                               Except as herein amended the Lease shall remain unchanged and in full force and effect.  All references to the “Lease” shall be deemed to be references to the Lease as herein amended.

EXECUTED as a sealed instrument as of the date and year first above written.

LANDLORD:

WITNESS:		STONY BROOK ASSOCIATES LLC,
a Delaware limited liability company

		By:	Jones Road Development Associates LLC,
a managing member

			By:	Boston Properties Limited Partnership,
a managing member

				By:	Boston Properties, Inc.,
its general partner

					By:	/s/ David C. Provost
					Name:	David C. Provost
					Title:	SVP

TENANT:

ATTEST:		CARE.COM, INC.

By:	/s/ Diane Musi	By:	/s/ Sheila Marcelo
Name:	Diane Musi	Name:	Sheila Marcelo
Title:	SECRETARY or	Title:	PRESIDENT or
	(ASSISTANT SECRETARY)		(VICE PRESIDENT)
HEREUNTO DULY AUTHORIZED

		By:	/s/ David Krupinski
		Name:	David Krupinski
		Title:	CHIEF TECHNOLOGY OFFICER
(ASSISTANT TREASURER)
HEREUNTO DULY AUTHORIZED

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EXHIBIT A

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EXHIBIT B

DELINEATION OF TENANT IMPROVEMENT TURN-KEY SCOPE

Element	Description	Turn - Key Scope	Not Included in Turn-Key

Demolition	Demo demising wall between existing and new Premises.	X

	Demo existing flooring finishes and vinyl base in new Premises and common corridor.	X

	Remove existing 2x2 and 2x4 parabolic fluorescent light fixtures in new Premises and common corridor.	X

Finish Carpentry	No scope.		X

Doors/Frames/ Hardware	No scope.		X

Drywall	Patch existing walls at location of demolished demising wall.	X

Acoustic Ceilings	Existing ceiling tile and grid to remain, patch as required at demolished demising wall.	X

Flooring	Supply and install new carpet and vinyl wall base in new Premises and common corridor to match existing 3rd floor Premises.	X

	Supply and install new VCT and vinyl wall base in new Premises areas (that currently have VCT) to match existing 3rd floor Premises.	X

Wall Finishes	Paint Walls and frames throughout new Premises and common corridor.	X

Equipment/ Specialties	No scope.		X

Fire Protection	Relocate sprinkler heads and hom/strobe units as required per code for removal of existing demising wall.	X

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DELINEATION OF TENANT IMPROVEMENT TURN-KEY SCOPE

Element	Description	Turn - Key Scope	Not Included in Turn-Key

Plumbing	No scope.		X

HVAC	No scope.		X

Electrical

Replace existing 2x2 and 2x4 parabolic fluorescent light fixtures in new Premises and common corridor with new 2x2 and 2x4 direct/indirect fluorescent light fixtures to match existing 3rd floor premises.

X

	Any other lighting or electrical scope.		X

Tel/Data	No scope.		X

Security	No scope.		X

Design Services	Architectural Design for removal of existing demising wall.	X

	Life Safety Engineering Design for sprinkler heads and hom/strobe units as required per code for removal of existing demising wall.	X

	Furniture Design and Selection Services		X

	Interior Signage Design		X

	Additional Design Services		X

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EXHIBIT C

WORK LETTER

1.                                      COMPLETION

(A)                               Landlord’s Work.  Landlord shall, at Landlord’s expense, perform the work (“Landlord’s Work”) in the Second Additional Premises described on Exhibit B attached to this Second Amendment to Lease (the “Plans”); provided, however, that Landlord shall have no responsibility for the installation or connection of Tenant’s computer, telephone, other communication equipment, systems or wiring.  Any items of work requested by Tenant and not included in the description of Landlord’s Work shall be deemed to be Change Proposal(s) (as defined below) and shall be subject to the terms and provisions of subsection (B) below.

(B)                               Change Orders.  Tenant shall have the right, in accordance herewith, to submit for Landlord’s approval change proposals with respect to items of work in the Second Additional Premises not shown on the Plans (each, a “Change Proposal”).  Landlord agrees to respond to any such Change Proposal within such time as is reasonably necessary (taking into consideration the information contained in such Change Proposal) after the submission thereof by Tenant, advising Tenant of any anticipated costs (“Change Order Costs”) associated with such Change Proposal, as well as an estimate of any delay which would likely result in the completion of the Landlord’s Work if a Change Proposal is made pursuant thereto.  Tenant shall have the right to then approve or withdraw such Change Proposal within five (5) days after receipt of such information.  If Tenant fails to respond to such Change Proposal within such five (5) day period, such Change Proposal shall be deemed withdrawn.  If Tenant approves such Change Proposal, then such Change Proposal shall be deemed a “Change Order” hereunder and if the Change Order is made, then the Change Order Costs associated with the Change Order shall be paid in the same manner as Tenant Plan Excess Costs are paid as set forth in Section 2.

(C)                               Completion.  Landlord shall use reasonable efforts to complete the Landlord’s Work prior to October 1, 2012; provided, however, that Landlord shall not be liable to Tenant for the failure to complete the Landlord’s Work by any given date so long as Landlord has used reasonable efforts as aforesaid.  In addition, it is acknowledged and agreed that Landlord may be performing Landlord’s Work in the Second Additional Premises while Tenant is in occupancy thereof, and accordingly Landlord and Tenant agree to cooperate with each other in good faith to insure that the Landlord’s Work can be undertaken in an efficient and cost-effective manner and so as to minimize any unreasonable interference with Tenant’s business operations in the Second Additional Premises (consistent with the nature of the work being performed).

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2.                                      SPECIAL ALLOWANCE

Landlord shall provide to Tenant a special allowance equal to $59,420.00 (the “Second Additional Premises Tenant Allowance”). The Second Additional Premises Tenant Allowance shall be used and applied by Landlord solely on account of the cost of Landlord’s Work and/or the cost of other work performed by either Landlord or Tenant in the Second Additional Premises in accordance with the terms of the Lease (collectively, the “Work”).  In no event shall Landlord’s obligations to pay or reimburse Tenant for any of the costs of the Work exceed the total Second Additional Premises Tenant Allowance. Notwithstanding the foregoing, Landlord shall be under no obligation to apply any portion of the Second Additional Premises Tenant Allowance for any purposes other than as provided in this Section 2. In addition, in the event that (i) Tenant is in default under the Lease or (ii) there are any liens which are not bonded to the reasonable satisfaction of Landlord against Tenant’s interest in the Lease or against the Building or the Site arising out of any work performed by Tenant or any litigation in which Tenant is a party, then, from and after the date of such event (“Event”), Landlord shall have no further obligation to fund any portion of the Second Additional Premises Tenant Allowance and Tenant shall be obligated to pay, as Additional Rent, all costs of the Work in excess of that portion of the Second Additional Premises Tenant Allowance funded by Landlord through the date of the Event.  Prior to Landlord applying any portion of the Second Additional Premises Tenant Allowance towards work performed by Tenant, Tenant, in addition to the other requirements of this Section 2, must deliver to Landlord a certificate specifying the cost of such Tenant’s work and all contractors, subcontractors and suppliers involved with Tenant’s work together with evidence of such cost in the form of paid invoices, receipts and the like.  Further, the Second Additional Premises Tenant Allowance shall only be applied towards the cost of leasehold improvements and in no event shall Landlord be required to make application of any portion of the Additional Premises Tenant Allowance towards Tenant’s personal property, trade fixtures or moving expenses or on account of any supervisory fees, overhead, management fees or other payments to Tenant, or any partner or affiliate of Tenant. In the event that the costs of the Work are less than the Second Additional Premises Tenant Allowance, Tenant shall not be entitled to any payment or credit nor shall there be any application of the same toward Annual Fixed Rent or Additional Rent owed by Tenant under the Lease.  Any portion of the Second Additional Premises Tenant Allowance which has not been utilized on or before September 30, 2013 shall be forfeited by Tenant.

3.                                      TENANT PLAN EXCESS COSTS.

Notwithstanding anything contained in this Work Letter to the contrary, it is understood and agreed that Tenant shall be fully responsible for (i) the costs of any items of work not shown on the Plans (including, without limitation, any Change Orders), (ii) all costs of the Landlord’s Work for the Second Additional Premises in excess of the Second Additional Premises Tenant Allowance (collectively, the “Tenant Plan Excess Costs”).  To the extent, if any, that there are Tenant Plan Excess Costs, Tenant shall pay Landlord, as Additional Rent, fifty percent (50%) of the Tenant Plan Excess Costs prior to the commencement of the Landlord’s Work, with the balance of the Tenant Plan Excess Costs due upon substantial completion of the Landlord’s Work; provided, however, that

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in the event that the Tenant Plan Excess Costs exceed $30,000.00 (the “Maximum Amount”), then Tenant shall pay to Landlord, as Additional Rent prior to the Commencement of Landlord’s Work, all Tenant Plan Excess Costs in excess of the Maximum Amount.  In the event that there are funds remaining from the Additional Premises Tenant Allowance associated with the First Amendment to Lease, then Tenant may apply any or all of the remaining amount to the Second Additional Premises Tenant Allowance for use in the work scope in the Second Additional Premises.

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